Exhibit 10.21
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
among
EQUITY BROADCASTING CORPORATION,
ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO
and
SUCH OTHER OF THEIR AFFILIATES WHO FROM TIME TO TIME
MAY BECOME PARTIES HERETO,
as Borrowers,
SPCP GROUP, LLC,
SPCP GROUP III LLC,
WELLS FARGO FOOTHILL, INC.,
AND THE OTHER LENDERS
FROM TIME TO TIME PARTIES HERETO,
as Lenders,
SILVER POINT FINANCE, LLC,
as Administrative Agent and Documentation Agent for such Lenders
and
WELLS FARGO FOOTHILL, INC.,
as Collateral Agent for such Lenders
Dated as of June 29, 2004

RECITALS	1

I. DEFINITIONS AND INTERPRETATIONS	2
1.01. Definitions	2
1.02. Accounting Terms and Determinations	23
1.03. Computation of Time Periods	23
1.04. Construction	23
1.05. Exhibits and Schedules	23
1.06. No Presumption Against Any Party	23
1.07. Independence of Provisions	24

II. GENERAL TERMS	24
2.01. Loan Facilities	24
2.02. Interest on the Notes	29
2.03. Loan Requests	32
2.04. Repayment of Loans	32
2.05. Payments, Prepayments and Termination or Reduction of the Commitments	33
2.06. Fees	38
2.07. Requirements of Law	39
2.08. Not Used	41
2.09. Taxes	41
2.10. Indemnification for LIBOR Breakage Charges	43
2.11. Payments Under the Notes	43
2.12. Set-Off, Etc.	44
2.13. Pro Rata Treatment; Sharing	44
2.14. Non-Receipt of Funds by Collateral Agent	46
2.15. Replacement of Notes	46
2.16. Security for the Obligations; Subordination; Etc.	46
2.17. Use of Proceeds	48

III. CONDITIONS OF MAKING THE LOANS	48
3.01. Conditions to the First Loans	48
3.02. All Loans	51
3.03. Loans Relating to Permitted Acquisitions	52

IV. REPRESENTATIONS AND WARRANTIES	55
4.01. Financial Information	55
4.02. Organization, Qualification, Etc.	56
4.03. Authorization; Compliance; Etc.	56
4.04. Governmental and Other Consents. Etc.	56
4.05. Litigation	57
4.06. Compliance with Laws and Agreements	57
4.07. The Stations	57
4.08. Regulatory Compliance	58
4.09. Title to Properties; Condition of Properties; Proprietary Rights	58
4.10. Interests in Other Businesses	59
4.11. Solvency	59

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4.12. Full Disclosure	60
4.13. Margin Stock	60
4.14. Tax Returns	60
4.15. Pension Plans, Etc.	61
4.16. Material Agreements	61
4.17. Projections	61
4.18. Brokers, Etc.	61
4.19. Capitalization	61
4.20. Environmental Compliance	62
4.21. Investment Company Act	63
4.22. Labor Matters	63
4.23. Delaware Code Provisions	63

V. FINANCIAL COVENANTS	63
5.01. [Intentionally Omitted.]	63
5.02. [Intentionally Omitted.]	63
5.03. [Intentionally Omitted.]	63
5.04. Capital Expenditures	63
5.05. Restricted Payments	64
5.06. Minimum Revenues and EBITDA	64
5.07. Minimum Availability	65

VI. AFFIRMATIVE COVENANTS	65
6.01. Preservation of Assets; Compliance with Laws, Etc.	65
6.02. Insurance	66
6.03. Taxes, Etc.	68
6.04. Notice of Proceedings, Defaults, Adverse Change, Etc.	68
6.05. Financial Statements and Reports	69
6.06. Inspection	71
6.07. Accounting System	71
6.08. Additional Assurances	71
6.09. Renewal of Licenses	72
6.10. Compliance with Environmental Laws	72

VII. NEGATIVE COVENANTS	73
7.01. Indebtedness	73
7.02. Liens	74
7.03. Disposition of Assets; Etc.	75
7.04. Fundamental Changes; Acquisitions	76
7.05. Sale and Leaseback	79
7.06. Investments	79
7.07. Change in Business	79
7.08. Accounts Receivable	79
7.09. Transactions with Affiliates	79
7.10. Amendment of Certain Agreements, Etc.	79
7.11. ERISA	80
7.12. Margin Stock	80

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7.13. Negative Pledges, Etc.	80
7.14. LMAs, Etc.	80

VIII. DEFAULTS	80

IX. REMEDIES ON DEFAULT, ETC.	83
9.01. General Provisions	83
9.02. Consent to Receivership	84
9.03. Effect of Termination of Commitments	84
9.04. Remedies Not Exclusive	85

X. AGENTS	85
10.01. Appointment, Powers and Immunities	85
10.02. Reliance by Agents	86
10.03. Events of Default	87
10.04. Rights as a Lender	88
10.05. Indemnification	88
10.06. Non-Reliance on Agents and other Lenders	88
10.07. Failure to Act	89
10.08. Resignation of An Agent	89
10.09. Cooperation of Lenders	90
10.10. One Lender Sufficient	90

XI. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; SEPARATE ACTIONS BY LENDERS	91

XII. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS	92

XIII. MISCELLANEOUS	95
13.01. Survival	95
13.02. Fees and Expenses; Indemnity; Etc.	95
13.03. Notice	96
13.04. Acceptance of Documents; Governing Law	98
13.05. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	98
13.06. Severability	99
13.07. Section Headings, Etc.	99
13.08. Several Nature of Lenders’ Obligations	99
13.09. Counterparts	99
13.10. Knowledge and Discovery	100
13.11. Amendment of Other Agreements	100
13.12. FCC and Other Approvals	100
13.13. Disclaimer of Reliance	100
13.14. Environmental Indemnification	101
13.15. Successors and Assigns	101
13.16. Maximum Enforceability	101
13.17. Suretyship Waivers and Consents	102
13.18. EBC as Administrative Agent for Borrowers	104
13.19. Integration; Effectiveness of Agreement	104

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INDEX OF SCHEDULES

Schedule 1.01	New Borrowers
Schedule 2.01	Allocation of Loans and Commitments
Schedule 2.02	Notice of Conversion or Continuation
Schedule 2.03	Loan Request
Schedule 2.05(a)	Commitment Reduction Notice
Schedule 2.16(a)	Exceptions to Security
Schedule 2.17	Uses of Proceeds
Schedule 3.01	Omnibus Officer’s Certificate(s) and Compliance Certificate/Closing
Schedule 4.01	Opening Balance Sheet
Schedule 4.02	Organization, Qualification, Etc.
Schedule 4.04	Governmental and Other Consents
Schedule 4.05	Litigation
Schedule 4.06	Compliance with Laws and Agreements
Schedule 4.07	Licenses
Schedule 4.08	FCC Proceedings
Schedule 4.09	Title to Properties; Conditions of Properties; Proprietary Rights
Schedule 4.10	Interests in Other Businesses
Schedule 4.15	Pension Plans
Schedule 4.16	Material Agreements
Schedule 4.17	Projections
Schedule 4.18	Brokers, Etc.
Schedule 4.19	Capitalization
Schedule 4.20	Environmental Compliance
Schedule 6.05	Compliance Certificate
Schedule 7.01	Indebtedness
Schedule 7.02	Permitted Liens
Schedule 7.03	Permitted Dispositions
Schedule 7.09	Transactions with Affiliates
Schedule 7.10	Permitted Amendments to Organizational Documents
Schedule 7.14	Local Marketing Agreements
Schedule 12	Form of Assignment and Acceptance

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INDEX OF EXHIBITS

Exhibit A	Form of Secured Revolving Credit Note
Exhibit B	Form of Term Note
Exhibit C	Form of Joinder Agreement

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SECOND AMENDED AND RESTATED CREDIT AGREEMENT
     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) dated as of June 29, 2004, by and among
     SPCP GROUP, LLC, a Delaware limited liability, company (“SPCP”), SPCP GROUP III LLC, a Delaware limited liability company (“SPCP III”), WELLS FARGO FOOTHILL, INC. (formerly known as Foothill Capital Corporation), a California corporation (“WFF”), and the other financial institutions which are now, or in accordance with Article XII hereafter become, parties hereto and “Lenders” hereunder (collectively, “Lenders” and each individually, a “Lender”);
     SILVER POINT FINANCE, LLC, a Delaware limited liability company, as Administrative Agent for Lenders (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), and as Documentation Agent for Lenders (in such capacity, together with its successors and assigns in such capacity, “Documentation Agent”);
     WELLS FARGO FOOTHILL, INC., a California corporation, as Collateral Agent (in such capacity, together with its successors and assigns in such, capacity, “Collateral Agent”); and
     EQUITY BROADCASTING CORPORATION, an Arkansas corporation (“EBC”), EBC ST. LOUIS, INC., an Arkansas corporation (“EBC St. Louis”), RIVER CITY BROADCASTING, INC., an Arkansas corporation (“River City”), FORT SMITH 46, INC., a Nevada corporation (“Fort Smith 46”), SHAWNEE BROADCASTING, INC., an Arkansas corporation (“Shawnee”), LA GRANDE BROADCASTING, INC., an Arkansas corporation (“La Grande”), LOGAN 12, INC., an Arkansas corporation (“Logan 12”), PRICE BROADCASTING, INC., a Nevada corporation (“PBI”), and their Subsidiaries identified on Schedule 1.01 attached hereto and made a part hereof (collectively, “New Borrowers” and individually, a “New Borrower”) (EBC, EBC St. Louis, River City, Fort Smith, Shawnee, La Grande, Logan 12, PBI, and the New Borrowers, together with any other Affiliates of EBC who hereafter become parties hereto pursuant to Section 7.04(b) hereof, are hereinafter referred to collectively as “Borrowers” and individually as a “Borrower”).
RECITALS
     A. EBC, EBC St. Louis, River City and Fort Smith 46 (collectively, “Original Borrowers”), certain Lenders and Wells Fargo Foothill, Inc., as Agent and as successor Agent to Textron Financial Corporation (in such capacity, “Original Agent”) are parties to that certain Credit Agreement dated as of November 27, 2002 (the “Original Credit Agreement”) pursuant to which such Lenders made loans (the “Original Loans”) to repay preexisting indebtedness, finance or refinance Borrowers’ Capital Expenditures, interest expense, working capital and other general corporate purposes, including the acquisition or refinancing of certain Stations. The Original Loans are secured by security interests in, and liens on, certain assets of Original Borrowers.
     B. Original Borrowers, Shawnee, La Grande, Logan 12 and PBI (collectively, “A&R Borrowers”) converted, effective August 15, 2003, the Original Loans made under the Original

Credit Agreement to revolving credit loans and increased the maximum amount of revolving credit loans available from Revolving Credit Lenders, as set forth in a certain Amended and Restated Credit Agreement among Original Agent, WFF and A&R Borrowers dated as of August 15, 2003 (the “A&R Credit Agreement”).
     C. SPCP and SPCP III (individually and collectively “SPLenders”) desire to become Lenders under the A&R Credit Agreement, and the parties desire to amend and modify the terms of the A&R Loan Agreement (i) to change the identity of the “Agent” under the A&R Loan Agreement from WFF, as Agent, to Silver Point Finance, LLC, as Administrative Agent, (ii) to designate WFF as Collateral Agent for the benefit of Lenders, and (iii) to delegate to Collateral Agent certain of the responsibilities and functions previously allocated to the Agent under the A&R Credit Agreement.
     D. A&R Borrowers and New Borrowers desire to renew the revolving credit loans available from Lenders, and Borrowers wish to amend and restate the A&R Credit Agreement to evidence the modification of the provisions relating thereto.
     E. A&R Borrowers and New Borrowers desire to enter into a term loan facility with Lenders and to use the loan proceeds thereof (i) to pay the outstanding unpaid principal balance of the Revolving Credit Loans under the A&R Credit Agreement to zero (and thereby create availability for new Revolving Credit Loans under A&R Borrowers’ revolving credit facility with Revolving Credit Lenders) and (ii) to finance other customary corporate purposes of Borrowers.
     F. Lenders are willing to make a term loan to Borrowers for such purposes and Revolving Credit Lenders are willing to consent to the creation of a term loan facility and to make additional Revolving Credit Loans under the A&R Credit Agreement, as amended hereby, if other Borrowers become parties to the Loan Documents as additional Borrowers thereunder.
     G. Borrowers, Lenders, Administrative Agent and Collateral Agent desire to amend and restate the A&R Credit Agreement in its entirety, all subject to the terms and conditions of this Agreement.
     NOW THEREFORE, the parties hereto, intending to be legally bound, and in consideration of the foregoing and the mutual covenants contained herein, hereby agree, and hereby amend and restate the A&R Credit Agreement to read in its entirety (but retaining references to the foregoing Recitals), as follows:
     I. DEFINITIONS AND INTERPRETATIONS.
     Section 1.01. Definitions.
     As used herein the following terms have the following respective meanings:
     A&R Borrowers: the meaning specified in the Recitals.
     A&R Credit Agreement: the meaning specified in the Recitals.

Accountants: the meaning specified in Section 6.05.
Accrued PIK Interest: the aggregate amount of all PIK Interest which has been added to the principal balances of the Revolving Credit Notes and Term Notes, as applicable, but which has not been paid by Borrowers in cash.
Acquisition: the meaning specified in Section 7.04(a).
Acquisition Agreement: with respect to any Permitted Acquisition, the acquisition, purchase or other agreement which sets forth the terms and conditions of such Acquisition.
Act: the meaning specified in Section 4.08.
Administrative Agent: Silver Point, in its capacity as Administrative Agent for the Lenders pursuant to this Agreement, its successors and assigns, including any replacement or substituted Administrative Agent appointed and acting in accordance with the terms of this Agreement.
Advance: any advance of loan proceeds constituting all or a portion of a Revolving Credit Loan.
Affiliate: any Person that directly or indirectly controls, or is under common control with, or is controlled by, another Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. As used in this definition, “control”, including, its correlative meanings, “controlled by” and “under common control with”, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or membership, partnership or other ownership interests, by contract or otherwise). Notwithstanding the foregoing, (a) no individual shall be ah Affiliate solely by reason of his or her being a director, officer or employee of a Borrower, (b) no Lender shall be deemed to be an Affiliate of a Borrower, and (c) neither Univision Communications, Inc., nor Sycamore Venture Capital, L.P., nor Sycamore Investors’ Fund, L.P., shall be deemed to be an Affiliate of a Borrower.
Affiliate Subordination Agreement: the meaning specified in Section 2.16(b).
Agent(s): Administrative Agent and Collateral Agent.
Agreement: this Credit Agreement, as the same may be amended, restated, supplemented, renewed, replaced or extended from time to time.
Aggregate Revolving Credit Commitments: an amount calculated from time to time as Twenty Million Dollars ($20,000,000), as reduced from time to time by aggregate reductions, if any, in the Revolving Credit Commitments from time to time pursuant to Section 2.05.

Aggregate Term Loan Commitments: Twenty Million Dollars ($20,000,000).
Asset Sale: one or more Dispositions of assets or property of a Borrower or Borrowers (exclusive, however, of Pre-Approved Station Sales) which, in the aggregate, yield Net Cash Proceeds in a single calendar year equal to or greater than Ten Million Dollars ($10,000,000).
Assignment and Acceptance: the meaning specified in Article XII.
Availability: as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the sum of Borrowers’ cash balances and the Available Revolving Credit Commitments.
Available Revolving Credit Commitments: as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrowers are entitled to borrow as Advances under Section 2.01(a) (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).
Base Rate: the per annum interest rate calculated from time to time as being (i) the greatest of (A) the Prime Rate, (B) the Federal Funds Rate in effect on such day plus fifty (50) basis points (0.50%), and (C) four percent (4.00%) per annum plus (ii) six percent (6.00%).
Base Rate Loan: a Loan, or portion thereof, during any period in which it bears interest at the Base Rate.
Borrower(s): the meaning specified in the Preamble.
Borrower Representative: the meaning specified in Section 13.18.
Borrowing Date: with respect to any Loan or Loans requested by Borrowers hereunder, any Business Day on which such Loan or Loans are to be made.
Budget: the meaning specified in Section 6.05(e).
Business Day: any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York, and Los Angeles, California, are open for the transaction of a substantial part of their commercial banking business, and, if the applicable day relates to a LIBOR Loan or an Interest Period for a LIBOR Loan, the day on which dealings in Dollar deposits are also carried on in the London interbank market and banks are open for business in London.
Capital Expenditures: for any period, any payment made directly or indirectly by a Person for the purpose of acquiring or constructing fixed assets, real property or equipment which, in accordance with GAAP, would be added as a debit to the fixed asset account of the Person making such expenditure, including, without limitation, the aggregate amount of Capital Lease Obligations, amounts paid or payable for labor or under any conditional sale or other title retention agreement or other periodic payment arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder would be required by GAAP to be capitalized on the balance sheet of such lessee or obligator.
Capital Lease: any lease of property (real, personal or mixed) which, in accordance with GAAP and Statement No. 13 of the Financial Accounting Standards Board, would be permitted or required to be capitalized on the lessee’s balance sheet or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.
Capital Lease Obligations: all obligations of a Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) property (real, personal or mixed) to the extent such obligations are required to be classified and accounted for as a capital lease on such Person’s balance sheet under GAAP.
Casualty Event: any loss of, damage to, condemnation of or other taking of any asset or property of a Person for which such Person receives Insurance Proceeds, proceeds of a condemnation award or other compensation.
CERCLA: the Comprehensive Environmental Response, Compensation and Liability Act of 1989 (42 USC 9601, et. seq.).
Closing Date: the effective date of this Agreement, as evidenced by the Lenders’ funding of the initial Loans, which Closing Date shall not be later than June 30, 2004, unless the Lenders otherwise agree.
Code: the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
Collateral: collectively, any and all collateral referred to herein and in the Security Documents, or any of them, as specified in Section 2.16, and any and all other collateral pledged to, or in which a security interest is granted to, Collateral Agent for the benefit of Lenders from time to time in connection with the Loan Documents.
Collateral Agent: WFF, in its capacity as Collateral Agent for Lenders, and its successors and assigns, including any replacement or substituted Collateral Agent appointed and acting in accordance with the terms of this Agreement.
Combined or combined: wherever used in conjunction with a financial statement, covenant or definition, such statement, covenant or definition shall (unless otherwise specifically defined herein) refer to Borrowers and their respective Subsidiaries on a combined basis, determined, calculated or applied in accordance with GAAP.
Commitment(s): the Revolving Credit Commitments and the Term Loan Commitments.

Commitment Reduction Notice: the meaning specified in Section 2.05(a).
Compliance Report: the meaning specified in Section 6.05(d).
Compressed Sale Value of Eligible Stations: the aggregate forced liquidation value of Borrowers’ Eligible Stations as shown on the most recent forced liquidation value appraisal prepared by an appraiser acceptable to Lenders, Administrative Agent and Collateral Agent, after deducting the aggregate amount of all Maximum First Priority Indebtedness which is secured by a Lien or Liens on any Eligible Station assets, which Lien or Liens are senior in priority to Liens securing payment of the Notes.
Compressed Sale Value of Stations: the aggregate forced liquidation value of Borrowers’ Stations as shown on the most recent forced liquidation value appraisal prepared by an appraiser, acceptable to Lenders, Administrative Agent and Collateral Agent.
Consolidated or consolidated: wherever used in conjunction with a financial statement, covenant or definition, such statement, covenant or definition shall (unless otherwise specifically defined herein) refer to Borrowers and their respective Subsidiaries on a consolidated basis, determined, calculated or applied in accordance with GAAP.
Continue (or Continuation): the act of continuing the election for a successive Interest Period of a LIBOR Loan as a LIBOR Loan or a Base Rate Loan as a Base Rate Loan.
Convert (for Conversion): the act of converting at the end of an Interest Period or otherwise a Base Rate Loan to a LIBOR Loan or a LIBOR Loan to a Base Rate Loan.
Controlled Group: all trades or businesses (whether or not incorporated) under common control that, together with any Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 40001 of ERISA.
Corporate Overhead: all sums expended by a Person (a) in paying salaries and bonuses to officers of such Person, (b) in reimbursing officers of such Person for usual and customary business expenses incurred in the ordinary course of business for business travel and reasonable accounting, office and secretarial expense incurred by them on behalf of such Person, and (c) in paying other legal, accounting, auditing, office, administrative and other expenses of such Person which are not allocable to or incurred directly in the acquisition, disposition or operation of the Stations or in connection with the Loans.
Current Pay Interest: the meaning specified in Section 2.02(d).
Daily Balance: with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.
Damaged Property: the meaning specified in Section 6.02(b).

Default: (a) an Event of Default or (b) an event or condition that, but for the requirement that time elapse or notice be given, or both, would constitute an Event of Default.
Defaulting Lender: any Lender who is in breach of any of its obligations hereunder, including, without limitation, any Lender who has failed or refused to fund a Loan when required to do so, as determined by Collateral Agent in its reasonable discretion.
Default Rate: the meaning specified in Section 2.02(e)(i).
Disposition: any sale, lease, sale and leaseback, assignment, conveyance, transfer, asset swap or other disposition of property.
Documentation Agent: Silver Point, in its capacity as Documentation Agent for the Lenders pursuant to this Agreement, its successors and assigns, including any replacement or substituted Documentation Agent appointed and acting in accordance with the terms of this Agreement.
Dollars and $: lawful money of the United States of America.
Duly Authorized Officer: with respect to any certificate, agreement or other document to be executed by or on behalf of a Borrower, the manager, chairman, president, chief executive officer, chief operating officer, chief financial officer, vice president, treasurer or other representative of such entity, who shall, in any event, be an officer duly authorized by all required action of such entity to execute and deliver such document.
Early Termination Fee: the meaning specified in Section 2.05(d).
EBC: the meaning specified in the Preamble.
EBC St. Louis: the meaning specified in the Preamble.
EBITDA: for any fiscal period, Net Income of a Person or a Station (as applicable) for such period, after restoring thereto (without duplication) amounts deducted in the computation thereof for (a) depreciation, (b) amortization (including, without limitation, amortization of Programming Payments), (c) Interest Expense, (d) other non-cash expenses determined in accordance with GAAP, (e) taxes in respect of income and profits expensed during such period, (f) Transaction Costs for such period, (g) Trade expense, (h) extraordinary losses charged to Net Income for such period, and (i) Corporate Overhead payments to the extent such payments were funded solely from cash equity contributions; minus (v) Programming Payments, (w) extraordinary and non-cash gains included in Net Income for such period, (x) management fees paid to the extent such fees are not deducted in calculating Net Income, (y) Trade revenue, and (z) income not directly derived from the operation of the Stations (including interest income). For the purposes of the financial covenants in Sections 5.01 through 5.06, EBITDA shall be determined on a pro forma basis after giving effect to all Acquisitions and Dispositions made by the Borrowers at any time during the applicable fiscal period, in each case as if such Acquisition or Disposition had occurred at the beginning of such fiscal period.

Effective Date: the meaning specified in Section 2.07(b).
Eligible Station: a Station owned and operated by a Borrower, the assets of which are subject to either (a) a perfected first priority security interest in favor of Collateral Agent for the benefit of Lenders (exclusive, however, of Permitted Liens other than Liens described in Section 7.02(c)), or (b) a perfected second priority security interest in favor of Collateral Agent (exclusive, however, of Permitted Liens other than Liens described in Section 7.02(c)), and the holder of the first priority security interest in such assets has executed and delivered to Agents an intercreditor agreement in form and substance acceptable to Agents including provisions which, inter alia, establish a maximum amount of Indebtedness secured by such prior security interest (“Maximum First Priority Indebtedness”) and grant to Lenders a right to cure or acquire such Indebtedness, at Lenders’ option, in the event of a declared default in respect to such Indebtedness.
Eligible Transferee: (a) a commercial bank organized under the laws of the United States, or any state thereof, and having total assets in excess of $250,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development or a political subdivision of any such country and which has total assets in excess of $250,000,000, provided that such bank is acting through a branch or agency located in the United States, or (c) a finance company, insurance company, or other financial institution or fund that is engaged in making, purchasing, or otherwise investing in commercial loans in the ordinary course of its business and having (together with its Affiliates) total assets in excess of $250,000,000.
Environmental Laws: any and all present and future Federal, state and local laws, rules or regulations, and any orders or decrees, in each case as now or hereafter in effect, relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes into the indoor or outdoor environment, including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or toxic or hazardous substances or wastes.
Environmental Questionnaire: the meaning specified in Section 4.20(g).
Environmental Site Assessment: the meaning specified in Section 4.20(8).
ERISA: the Employee Retirement Income Security Act of 1974, as amended.
Equity Holders: the holders of Equity Securities issued by a Person.
Equity Securities: with respect to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the equity or the ownership interests in such Person in whatever form they take, including, without limitation, membership interests, limited partnership interests, general partnership interests, limited liability partnership interests, trust certificates and any other right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person. Such Equity Securities shall include all rights and interests associated therewith and any warrants, options and other rights to acquire additional interests which accompany or are part of such Equity Securities.
Event of Default: the meaning specified in Article VIII.
FAA: the Federal Aviation Administration or any other federal government agency which may hereafter perform its functions.
FCC: the Federal Communications Commission or any other successor federal governmental agency which may hereafter perform its functions.
FCC Rules: the meaning specified in Section 4.08.
Federal Funds Rate: for any period, a fluctuating interest rate per annum (based on a 360 day year) equal for each day during such period to the weighted average of the rates of interest charged on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published for any day which is a Business Day by the Federal Reserve Bank of New York (or, in the absence of such publication, as reasonably determined by Collateral Agent).
Fee Letter: that certain fee letter of even date herewith, between Borrowers and Administrative Agent, as amended from time to time in accordance with the terms thereof.
Final Order: written action or order issued by the FCC setting forth the consent of the FCC (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests have been filed for administrative or judicial review, consideration, appeal or stay, and the normal time for filing any such requests and for the FCC to set aside the action on its own motion (whether upon reconsideration or otherwise) has expired, or (ii) in the event of review, reconsideration or appeal, the time for further review, reconsideration or appeal has expired.
Fiscal Quarters: the three-month periods ending each March 31, June 30, September 30 and December 31.
Fiscal Year: the year ending December 31.
Fort Smith 46: the meaning specified in the Preamble.
GAAP: generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial

Accounting Standards Board or such other entity as may be approved by a significant segment of the accounting profession, as in effect from time to time, applied on a basis consistent with (a) the application of the same in prior fiscal periods, (b) that employed by the Accountants in preparing the financial statements referred to in Section 6.05(a) and (c) the accounting principles generally utilized in the television broadcasting and other communications and broadcasting industries. In the event that any accounting change of the Financial Accounting Standards Board shall be promulgated resulting in a change in the method of calculation of financial covenants, financial standards or other terms in this Agreement, then Borrowers and Agents agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such accounting changes to the effect that the criteria for evaluating Borrowers’ financial condition shall be the same after such accounting changes as if such accounting changes had not been made. Until such time as such an amendment shall have been executed and delivered by Borrowers, Agents and the Required Lenders, all financial covenants, financial standards and other terms in this Agreement shall continue to be calculated or construed as if such accounting changes had not occurred.
Governmental Authority: any nation or government, any state or other political subdivision thereof and any entity exercising any executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.
Guarantee: with respect to a specified Person:
     (a) any guarantee by such Person of the payment or performance of, or any contingent obligation by such Person in respect of, any Indebtedness or other obligation of any primary obligor;
     (b) any other agreement, promise or undertaking of such Person on the basis of which credit is extended to a primary obligor (including any binding “comfort letter”, “makewell agreement” or “keepwell agreement” written by such Person) to (i) pay the Indebtedness of such primary obligor, (ii) purchase an obligation owed by such primary obligor, (iii) indemnify or hold harmless such primary obligor for or (iv) pay for the purchase or lease of assets or services regardless of the actual delivery thereof or (v) maintain the capital, working capital, solvency or general financial condition of such primary obligor;
     (c) any liability of such Person with respect to the tax liability of others as a member of a group (other than a group consisting solely of the Borrowers) that is consolidated for tax purposes; and
     (d) any reimbursement obligations, whether contingent or matured, of such Person with respect to letters of credit, bankers acceptances, surety bonds and other financial guarantees, in each case whether or not any of the foregoing are reflected on the balance sheet of such Person or in a footnote thereto, provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.

The amount of any Guarantee and the amount of Indebtedness resulting from such Guarantee shall be the maximum amount that the guarantor may become obligated to pay in respect of the obligations (whether or not such obligations are outstanding at the time of computation).
Hazardous Materials: (a) any petroleum or petroleum products, flammable materials, explosives, radioactive materials, asbestos, urea formaldehyde foam insulation, and transformers or other equipment that contain polychlorinated biphenyls (“PCB’s”), (b) any chemicals or other materials or substances that are now or hereafter become defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “extremely hazardous wastes”, “restricted hazardous wastes”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import under any Environmental Law and (c) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any Environmental Law.
Inactive Subsidiaries: Subsidiaries of Borrowers which do not own or hold any assets and which do not own or operate any business.
Indebtedness or indebtedness: with respect to a specified Person as of any date, all liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, are required to be classified as liabilities on a balance sheet of such Person as of the date as of which Indebtedness is to be determined (except items of capital stock, capital or paid-in surplus or retained earnings and excluding trade accounts payable and accrued expenses arising in the ordinary course of business and payable in accordance with customary practices for businesses comparable to such Person’s business), but in any event including (without duplication) (a) all obligations of such Person for borrowed money (whether recourse or non-recourse) or with respect to deposits or advances of any kind, including, without limitation, principal, interest, fees and premiums; (b) indebtedness of such Person evidenced by notes, debentures, bonds or similar instruments; (c) all Capital Lease Obligations of such Person; (d) all liabilities of others secured by any Lien (whether existing or contingent) on property owned or acquired by such Person, whether or not the liability secured thereby shall have been assumed; (e) all obligations of such Person issued or assumed as the deferred purchase price of assets, services or securities, including related noncompetition, consulting and stock repurchase obligations; (f) all obligations of such Person in respect of mandatory redemption or cash dividend rights on Equity Securities; (g) all reimbursement obligations, whether contingent or matured, of such Person with respect to letters of credit, bankers acceptances, surety bonds, and other financial guarantees (without duplication of other Indebtedness supported or guaranteed thereby); and (h) all Guarantees in respect of Indebtedness of others. The Indebtedness of any Person shall include any Indebtedness of any partnership in which such Person is a general partner.
Indemnified Liabilities: the meaning specified in Section 13.14.
Indemnified Parties: the meaning specified in Section 13.14.

Insurance Proceeds: with respect to any Casualty Event, any proceeds of insurance, condemnation award or other compensation in respect thereof.
Intellectual Property: collectively, all rights; priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, patent applications, trade names, trademark registration applications, copyright registration applications, technology, know-how, processes, and other proprietary rights, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
Interest Expense: for any period, the aggregate amount of interest accrued by the Borrowers (whether or not paid) in respect of Indebtedness for borrowed money and Capital Leases, including, without limitation, fees payable to any Lender pursuant to this Agreement or the Fee Letter, but excluding deferred finance charges and interest not paid and not required to be paid in respect to Subordinated Debt.
Interest Period: with respect to each LIBOR Loan:
     (a) initially, the period commencing on the Closing Date or Conversion date, as the case may be, with respect to such LIBOR Loan and ending one (1), three (3) or six (6) months thereafter, as selected by the Borrowers in the Request for Advance or Notice of Conversion or Continuation given with respect thereto; and
     (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Loan and ending one (1), three (3) or six (6) months thereafter, as selected by the Borrowers by irrevocable notice to Collateral Agent not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto;
provided, however, that the foregoing provisions are subject to the following:
     (i) if any Interest Period pertaining to a LIBOR Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
     (ii) if the Borrowers shall fail to give notice as provided above, the Borrowers shall be deemed to have selected a LIBOR Loan with a one-month Interest Period to replace the affected LIBOR Loan;
     (iii) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;

     (iv) no Interest Period shall extend beyond the Maturity Date and no Interest Period shall extend beyond any principal amortization payment date unless the portion of such Loans consisting of Base Rate Loans together with the portion of such Loans consisting of LIBOR Loans with Interest Periods expiring prior to or concurrently with the date such principal amortization payment date is due, is at least equal to the amount of such principal amortization payment due on such date; and
     (v) no more than four (4) LIBOR Loans may be in effect at any time. For purposes hereof, LIBOR Loans with different Interest Periods shall be considered as separate LIBOR Loans, even if they shall begin on the same date and have the same duration, although borrowings, extensions and Conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Loan with a single Interest Period.
     If an Interest Period is extended or shortened by the application of the provisions in clause (i) of this definition, the next succeeding Interest Period shall (without prejudice to the application of such provisions) end on a day on which it would have ended if the preceding Interest Period had not been so extended or shortened.
Issuing Lender: WFF or any other Lender that, at the request of a Borrower and with the consent of Collateral Agent agrees, in such Lender’s sole discretion, to become an Issuing Lender for the purpose of issuing L/Cs or L/C Undertakings pursuant to Section 2.01(b).
Joinder Agreement: an agreement in the form of Exhibit C attached hereto pursuant to which a Subsidiary of a Borrower, in connection with a Permitted Acquisition, becomes a Borrower hereunder for all purposes as of the date of such Permitted Acquisition.
La Grande: the meaning specified in the Recitals.
L/C: the meaning specified in Section 2.01(b).
L/C Disbursement: a payment made by the Issuing Lender pursuant to a Letter of Credit.
L/C Undertaking: the meaning specified in Section 2.01(b).
Leases: the meaning specified in Section 4.09(b).
Lenders: the meaning specified in the Preamble.
Letter of Credit: an L/C or an L/C Undertaking, as the context requires.
Letter of Credit Usage: as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

LIBOR: the greater of (i) two percent (2%) per annum, and (ii) the per annum rate of interest determined on the basis of the offered rate for deposits in Dollars in an amount substantially equal to the amount of the applicable LIBOR Loan for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)). If, for any reason, such rate does not appear on Telerate Page 3750, or shall cease to be available from Telerate News Service, then “LIBOR” shall be determined by the Collateral Agent from such financial reporting service or other information as shall be reasonably designated by the Collateral Agent, to be the arithmetic average (rounded upward, if necessary, to the nearest one-hundredth of one percent (1/100%)) of the interest rate per annum representing the British Banker’s Association average of interbank offered rates for dollar deposits in Dollars in the London Interbank Market approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable LIBOR Loan.
LIBOR Loan: a Loan, or portion thereof, during any period in which it bears interest at a rate based upon the LIBOR Rate.
LIBOR Rate: a rate per annum determined for such month in accordance with the following formula (rounded upward to the nearest 1/100th of l%):

LIBOR 1.00 — LIBOR Reserve Requirements
LIBOR Reserve Requirements: for any month, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of applicable reserve requirements in effect on the first day of such month (including, without limitation, basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof and any successor regulation thereto) maintained by a member bank of such Federal Reserve System.
License: a license, authorization, permit, franchise or registration granted by the FCC or any other Governmental Authority necessary or required for the construction, ownership or operation of any Station, together with any extensions or renewals thereof. The term “License” shall include each of the Licenses set forth on Schedule 4.07.
Lien: any mortgage, security interest, restriction (other than FCC restrictions on the transfer of Equity Securities or Licenses), hypothecation, prior claim, charge, lien, encumbrance of any kind, or priority, including without limitation, liens and encumbrances in respect of unpaid taxes.

Lien Searches: the meaning specified in Section 3.01.
LMA: a local marketing agreement, program service agreement or time brokerage agreement between a broadcaster and a television station licensee or radio station licensee pursuant to which the broadcaster provides programming to, and retains the advertising revenues of, such station in exchange for fees paid to the licensee.
Loan Documents: this Agreement, the Notes, the Fee Letter, the Security Documents and all other agreements, instruments and certificates contemplated hereby and thereby.
Loan Request: the meaning specified in Section 2.03.
Loan(s): Revolving Credit Loans and Term Loans.
Logan 12: the meaning specified in the Recitals.
Management Agreement: that certain Management Agreement dated June 1, 1998, between EBC, Kaleidoscope Affiliates, LLC, Kaleidoscope Radio LLC, KKYK - Channel 22, Inc., and Arkansas Media, LLC.
Margin Stock: the meaning specified in Section 4.13.
Material Adverse Effect: the occurrence of any event or circumstance which, individually or in the aggregate with other such circumstances, (a) has had, or could reasonably be expected to have, an adverse effect on the validity or enforceability of this Agreement or any of the other Loan Documents in any material respect, (b) has had, or could reasonably be expected to have, an adverse effect on the condition (financial or otherwise), business, results of operations, assets, income or properties of a Borrower, in any material respect, including an adverse effect on the value of Collateral, or (c) has impaired or could reasonably be expected to impair in any material respect, the ability of a Borrower to fulfill its obligations under this Agreement or any other Loan Document to which such Borrower is a party.
Maturity Date: the fifth anniversary of the Closing Date, or such earlier date as the Obligations shall be declared to be due and payable in full by reason of the occurrence of an Event of Default.
Maximun First Priority Indebtedness: the meaning specified in the definition of “Eligible Station”.
Montana Broadcasting: Montana Broadcasting Group, Inc., an Arkansas corporation.
Monthly Payment Date: the first Business Day of each month.
Net Cash Proceeds: with respect to any Disposition, the aggregate amount of all cash payments received by a Borrower, directly or indirectly, in connection with such Disposition, whether at the time thereof or after the consummation of such Disposition under deferred payment arrangements or investments entered into or received in connection with such Disposition, minus the aggregate amount of all reasonable and customary legal, accounting, regulatory, title and recording tax expenses, transfer taxes, amount paid to discharge liens, commissions and other fees and expenses paid at any time by a Borrower in connection with such Disposition, and minus any taxes payable or due in connection with such Disposition or cash reserves established therefor in connection with such Disposition. Net Cash Proceeds shall not include, however, any exchange credit received in a tax deferred exchange of property.
Net Income: for any period, the net income (or loss) of a Person or Station (as applicable) after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions but excluding all income and expenses arising from any Trades, all determined in accordance with GAAP; provided, however, that all Corporate Overhead payments, management fees and non-compete payments shall be deducted as operating expenses for the purposes of calculating Net Income.
New Borrowers: the meaning specified in the Preamble and identified in Schedule 1.01.
Notes: the Revolving Credit Notes and the Term Notes.
Notice of Conversion or Continuation: a notice in the form of Schedule 2.02 hereto.
Obligations: the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to a Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other indebtedness, obligations and liabilities of Borrowers and each of them to Administrative Agent, to Collateral Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document or any other document now or hereafter made, delivered or given in connection herewith or therewith, including, without limitation, any and all principal, interest, reimbursement obligations, fees, indemnities, costs and expenses (including all fees, charges and disbursements of counsel to Administrative Agent, to Collateral Agent or to any Lender that are required to be paid by any Borrower pursuant hereto).
Opening Balance Sheet: the pro forma consolidated opening balance sheet for the Borrowers as of the Closing Date, after giving effect to the transactions contemplated hereby.
Option Agreement: the meaning specified in Section 3.01(b)(xiii).
Organizational Documents: with respect to a corporation, the certificate or articles of incorporation and by-laws of such corporation; with respect to a partnership, the certificate of partnership (or limited partnership, as applicable) and partnership agreement, together with the analogous documents for any corporate or partnership general partner; with respect to a limited liability company, the certificate of formation or articles of organization and operating agreement; and in any case, any other document governing the formation and conduct of business by such Person.
Original Borrowers: the meaning specified in the Recitals.
Original Credit Agreement: the meaning specified in the Recitals.
Original Loans: the meaning specified in the Recitals.
Participant: the meaning specified in Section 2.12.
PBI: the meaning specified in the Preamble.
Permitted Acquisition: an Acquisition of a television broadcast property or station which is permitted to be made pursuant to
Section 7.04(b).
Permitted Dispositions: the meaning specified in Section 7.03.
Permitted Investments: (a) investments in property to be used by a Person in the ordinary course of business; (b) current assets arising from the sale of goods and services in the ordinary course of business; (c) investments (of one year or less) in direct or guaranteed obligations of the United States, or any agency thereof, (d) investments (of 90 days or less) in certificates of deposit of any domestic commercial bank having capital, surplus and undivided profits in excess of $10,000,000, membership in the Federal Deposit Insurance Corporation (“FDIC”) and senior debt rated carrying the highest rating of Standard & Poor’s Ratings Service, A Division of McGraw Hill, Inc., or Moody’s Investors Service, Inc. (an “Approved Institution”); (e) investments (of 90 days or less) in commercial paper given one the highest rating by Standard and Poor’s Ratings Service, A Division of McGraw Hill, Inc., or by Moody’s Investors Service, Inc.; (f) investments redeemable at any time without penalty in money market instruments placed through an Approved Institution; (g) other investments or short-term loans (including advances to employees in the ordinary course of business for the payment of bona fide, properly documented, business expenses to be incurred on behalf of the Borrowers), in an aggregate amount not to exceed $50,000 outstanding at any one time; and (h) investments in existing Subsidiaries and other business entities described in Schedules 4.10 and 4.19,and investments in Subsidiaries in connection with Permitted Acquisitions if all of the conditions set forth in Section 7.04(b) are satisfied. Notwithstanding the foregoing, Permitted Investments shall not include Margin Stock to the extent such investment would cause or result in a violation of any law or regulation (including, without limitation, Regulations U or T of the Federal Reserve Board).
Permitted Liens: the meaning specified in Section 7.02.
Person or person: any individual, corporation, partnership, limited liability company, joint venture, trust, business unit, unincorporated organization, or other organization, whether or not a legal entity, or any government or any agency or political subdivision thereof.

PIK Election: the meaning specified in Section 2.02(d).
PIK Interest: the meaning specified in Section 2.02(d).
Pre-Approved Station Sales: Dispositions of television broadcast stations described in Schedule 7.03 attached hereto for Net Cash proceeds set forth in said Schedule 7.03.
Prime Rate: as of any date, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its “prime rate”, with the understanding that the “prime rate” is one of Wells Fargo’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.
Programming: all programming and film rights and all rights to broadcast television programming of any kind, whether held under license, lease, agreement, contract or otherwise for use by a Person in connection with any of the Stations, including, without limitation, all rights for programming of movies, television series productions, children’s programming, sports productions, news coverage and other television viewing products, and the rights to all video tapes, films and other materials now or hereafter constituting or embodying such programming.
Programming Payments: for any period, all cash payments required to be made by a Person in respect of Programming pursuant to Programming agreements.
Projections: the meaning specified in Section 4.17.
Properties: the meaning specified in Section 4.20(a).
Pro Rata; Pro Rata Share and Ratable: (i) the respective meanings specified in Section 2.13 with respect to the matters described therein, (ii) with respect to matters relating solely to Revolving Credit Lenders (including the Letter of Credit provisions hereof), the percentage obtained by dividing a Revolving Credit Lender’s Revolving Credit Commitment by the Aggregate Revolving Credit Commitments; provided, however, that if the Revolving Credit Commitments have been terminated or the Obligations have been accelerated, Pro Rata Share shall be the percentage obtained by dividing the unpaid principal amount of such Revolving Credit Lender’s Revolving Credit Loans by the unpaid principal balance of all Revolving Credit Loans; (iii) with respect to matters relating solely to Term Loan Lenders, the percentage obtained by dividing the unpaid principal amount of such Term Loan Lender’s Term Loans by the unpaid principal balance of all Term Loans; and (iv) with respect to all other matters as to a particular Lender (including the indemnification obligations arising under Section 10.05), the percentage obtained by dividing (A) such Lender’s Revolving Credit Commitment plus the unpaid principal amount of such Lender’s Term Loan, by (B) the Aggregate Revolving Credit Commitments of all Lenders plus the aggregate unpaid principal balance of all Term Loans; provided, however, that in the event the Revolving Credit Commitments have been terminated or the Obligations have been accelerated, Pro Rata Share shall be the percentage obtained by dividing (A) the principal amount of such

Lenders’ Revolving Credit Loans plus the unpaid principal amount of such Lenders’ Term Loans, by (B) the principal amount of all outstanding Revolving Credit Loans plus the aggregate unpaid principal balance of all Term Loans.
Quarterly Dates: the last day of March, June, September and December in each year.
Quarterly Payment Dates: the first day of each January, April, July and October.
Recovering Party: the meaning specified in Section 2.13(b).
Recovery: the meaning specified in Section 2.13(b).
Regulation D: Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.
Regulatory Change: with respect to any Lender, any change after the date of this Agreement in any law, rule or regulation (including without limitation Regulation D) of the United States, any state or any other nation or political subdivision thereof, including without limitation the issuance of any final regulations or guidelines, or the adoption or making after the date of this Agreement of any interpretation, directive or request, applying to a class of banks or financial institutions in which such Lender is included under any such law, rule or regulation (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation thereof.
Related Lender Party: with respect to any Lender, such Lender’s parent company and/or any Affiliate of such Lender which is at least fifty percent (50%) owned by such Lender or its parent company or, in the case of any Lender which is a fund or account investing in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor or investment manager of such Lender or by an Affiliate of such investment advisor or investment manager.
Remedial Work: all activities, including, without limitation, cleanup design and implementation, removal activities, investigation, field and laboratory testing and analysis, monitoring and other remedial and response actions, taken or to be taken in connection with, or arising out of, Hazardous Materials, including without limitation all activities included within the meaning of the terms “removal,” “remedial action” or “response,” as defined in 42 U.S.C. Section 9601(23), (24) and (25).
Required Lenders: at any time, Lenders (who are not Defaulting Lenders) holding in the aggregate at least two-thirds (2/3%) of the sum of (a) the aggregate outstanding principal balance of the Loans and (b) the aggregate amount of the unutilized Revolving Credit Commitments, if any, excluding from such calculations, however, the Loans and Revolving Credit Commitments held by the Defaulting Lenders.
Required Payment: the meaning specified in Section 2.14.

Restoration Period: with respect to any Casualty Event, one hundred eighty (180) days following receipt by a Borrower of Insurance Proceeds paid in connection therewith, and with respect to any Disposition or condemnation proceeding, one hundred eighty (180) days following receipt by a Borrower of, respectively, Net Cash Proceeds or condemnation proceeds.
Restricted Payment: any distribution or payment of cash or property (other than so-called “payments in kind” or “PIK”), or both, directly or indirectly (a) in respect of Subordinated Debt or (b) to any Equity Holder or other Affiliate of a Borrower for any reason whatsoever, including without limitation, salaries, debt repayment, consulting fees, management fees, expense reimbursements and dividends, distributions, put, call or redemption payments and any other payments in respect of ownership interests in such Borrower; provided, however, that Restricted Payments shall not include:
     (i) reasonable Transaction Costs;
     (ii) reasonable salary payments and benefits made to employees; and
     (iii) the reimbursement of out-of-pocket travel expenses of members of the Borrowers’ Board of Directors, not to exceed $10,000 in the aggregate for any Fiscal Year.
Revolving Credit Commitment: with respect to each Revolving Credit Lender, the commitment of such Revolving Credit Lender to make Revolving Credit Loans, as such Revolving Credit Commitment (a) may be reduced from time to time pursuant to Section 2.05, and (b) may be reduced or increased from time to time pursuant to Article XII. The initial maximum amount of each Revolving Credit Lender’s Revolving Credit Commitment is set forth in Schedule 2.01.
Revolving Credit Commitment Period: the period from and including the Closing Date up to, but not including, the earliest of (a) the Maturity Date and (b) the date of termination of the Revolving Credit Commitments.
Revolving Credit Lenders: Lenders holding Revolving Credit Notes and Revolving Credit Commitments.
Revolving Credit Loans: Loans made by Revolving Credit Lenders to Borrowers pursuant to Section 2.01(a).
Revolving Credit Note(s): the meaning specified in Section 2.01(a).
River City: the meaning specified in the Recitals.
Risk Participation Liability: means, as to each Letter of Credit, all reimbursement obligations of Borrowers to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrowers, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.
Security Document(s): the meaning specified in Section 2.16(d).
Senior Debt: at any time, (i) all outstanding Indebtedness of the Borrowers, or any of them, to Lenders, or any of them, including, without limitation, Indebtedness incurred pursuant to this Agreement, and (ii) all other outstanding funded Indebtedness (including, without limitation, Capital Leases) owed by Borrowers and their Subsidiaries (on a consolidated basis) other than Subordinated Debt existing on the Closing Date as consented to by Required Lenders.
Services Agreement(s): Services Agreement dated May 30, 2002, between EBC and EBC St. Louis; Services Agreement dated November 27, 2002, between EBC and River City; and Services Agreement dated November 27, 2002, between EBC and Fort Smith 46; Services Agreement dated August 15, 2003, between EBC and Shawnee; Services Agreement dated August 15, 2003, between EBC and La Grande; Services Agreement dated August 15, 2003, between EBC and Logan 12; and Services Agreement dated August 15, 2002, between EBC and PBI, and such other Services Agreements between EBC and certain of its Subsidiaries as are listed in Schedule 4.16.
Shawnee: the meaning specified in the Recitals.
Silver Point: Silver Point Finance, LLC, a Delaware limited liability company.
Specified Authority: the FCC, the FAA and all other Governmental Authorities having jurisdiction over any Borrowers, any Stations and/or any Licenses.
SPCP and SPCP III: the respective meanings specified in the Recitals.
SPLenders: the meaning specified in the Recitals.
Station or Stations: a broadcast television station owned or programmed by a Borrower which consists of all of the properties and operating rights constituting a complete, fully integrated system for transmitting television signals from a transmitter licensed by the FCC, together with all associated boosters and translators, without payment of any fee by the Persons receiving such signals, including, without limitation, each of the Stations described in Schedule 4.07 hereto.
Subordinated Debt: indebtedness owed by a Borrower or a Subsidiary of a Borrower to a Person other than a Lender, which Indebtedness has been subordinated in writing to the prior payment in full of all of the Obligations, on terms approved by Agents in writing (including, without limitation, satisfactory standstill and bankruptcy provisions).
Subsidiary: any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with such Person for financial statement purposes.
Taxes: the meaning specified in Section 2.09.
Term Loan Commitment: with respect to each Term Loan Lender, the commitment of such Term Loan Lender to make Term Loans. The initial maximum amount of each Term Loan Lender’s Term Loan Commitment is set forth in Schedule 2.01.
Term Loan Lenders: Lenders holding Term Notes.
Term Loans: Loans made by Term Loan Lenders to Borrowers pursuant to Section 2.01(c).
Term Notes: the meaning specified in Section 2.01(c).
Third Parties: the meaning specified in Section 13.02.
Total Debt: at any time, all outstanding Indebtedness of Borrowers, or any of them, in respect of borrowed money and Capital Leases (exclusive of intercompany items), excluding any obligations in respect of non-competition agreements.
Total Debt Service: for any period, the aggregate amount of principal, Total Interest Expense, fees and other amounts required to be paid during such period in respect of Borrowers’ Total Debt.
Total fixed Charges: for any fiscal period, the sum of (a) Total Debt Service for such period, (b) income taxes paid by Borrowers during such period, (c) Capital Expenditures of Borrowers during such period, (d) Restricted Payments made during such period, and (e) to the extent not deducted as expenses in calculating Net Income, payments made by Borrowers under non-competition agreements made during such period.
Total Interest Expense: for any period, Interest Expense which is payable, or currently paid, in cash.
Trades: those assets and liabilities of Borrowers which do not represent the right to receive payment in cash or the obligation to make payment in cash and which arise pursuant to so-called “trade” or “barter” transactions.
Transaction Costs: for any period, specific nonrecurring out-of-pocket expenses (including attorneys’ fees, investment banking fees and facility fees, but excluding recurring costs such as commitment and agency fees) payable by Borrowers to Persons who are not Affiliates of Borrower during such period in connection with the closing of the transactions under this Agreement, to the extent the same are expensed (rather than capitalized).
Underlying Issuer: a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of one or more Borrowers.
Underlying Letter of Credit: a letter of credit that has been issued by an Underlying Issuer.
Unused Line Fees: the meaning specified in Section 2.06(b).
Warrant: the meaning specified in Section 3.01(b)(xiii).
Wells Fargo: Wells Fargo Bank, National Association, a national banking association.
WFF: the meaning specified in the Preamble.
     Section 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP.
     Section 1.03. Computation of Time Periods. In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.” Periods of days referred to in this Agreement shall be counted in calendar days unless otherwise stated.
     Section 1.04. Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” References in this Agreement to “determination” by Lenders include good faith estimates by Lenders (in the case of quantitative determinations), and good faith beliefs by Lenders (in the case of qualitative determinations). The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, unless otherwise specified. Any reference in this Agreement or any of the Loan Documents to this Agreement or any of the Loan Documents includes any and all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.
     Section 1.05. Exhibits and Schedules. All of the exhibits and schedules attached hereto shall be deemed incorporated herein by reference.
     Section 1.06. No Presumption Against Any Party. Neither this Agreement, any of the Loan Documents, any other document, agreement, or instrument entered into in connection herewith, nor any uncertainty or ambiguity herein or therein shall be construed or resolved using any presumption against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement, the Loan Documents, and the other documents, instruments, and agreements entered into in connection herewith have been reviewed by each of the parties and their counsel and shall be construed and interpreted according to the ordinary meanings of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.
     Section 1.07. Independence of Provisions. All agreements and covenants hereunder, under the Loan Documents, and the other documents, instruments, and agreements entered into in connection herewith shall be given independent effect such that if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted within the limitations or another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.
     II. GENERAL TERMS.
     Section 2.01. Loan Facilities.
     (a) Revolving Credit Facilities. (i) Subject to the terms and conditions contained in this Agreement, each Revolving Credit Lender agrees to make one or more Advances pursuant to this Section 2.01(a) (collectively, the “Revolving Credit Loans”) to Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any time outstanding which does not exceed the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that:
     (1) the sum of (x) the aggregate unpaid principal amount of all Revolving Credit Loans outstanding hereunder, plus (y) the Letter of Credit Usage shall at no time exceed the Aggregate Revolving Credit Commitments then in effect; and
     (2) the sum of (w) the aggregate unpaid principal amount of all Revolving Credit Loans outstanding hereunder, plus (x) the Letter of Credit Usage, plus (y) the unpaid principal balance of all Term Loans outstanding hereunder, plus (z) all other Senior Debt of the Borrowers, shall at no time exceed forty-five percent (45%) of the Compressed Sale Value of Stations; and
     (3) the sum of (x) the aggregate unpaid principal amount of all Revolving Credit Loans outstanding hereunder, plus (y) the Letter of Credit Usage, plus (z) the unpaid principal balance of all Term Loans outstanding hereunder, shall at no time exceed forty-five percent (45%) of the Compressed Sale Value of Eligible Stations.
     (ii) The borrowings under this Section 2.01(a) shall be evidenced by Borrowers’ Amended and Restated Secured Revolving Credit Notes issued to the respective Revolving Credit Lenders (together with any additional Secured Revolving Credit Notes issued to any assignee(s) of the Revolving Credit Commitments under Article XII or otherwise issued in addition to, in substitution therefor or amendment or replacement thereof, collectively the “Revolving Credit Notes”), such Revolving Credit Notes to be in the form of Exhibit A attached hereto.
     (iii) During the Revolving Credit Commitment Period and within the limits of the Aggregate Revolving Credit Commitments, Borrowers may borrow, repay and reborrow under,

and as permitted by, this Section 2.01(a). Interest on the Revolving Credit Loans shall be paid as required under Section 2.02 and under Section 2.05 in connection with all mandatory and voluntary reductions of the Revolving Credit Commitments.
     (iv) The Revolving Credit Commitments shall expire on the last day of the Revolving Credit Commitment Period.
     (b) Letter of Credit Facility. (i) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrowers (each, an “L/C”) or to purchase participations or execute indemnities, guarantees or reimbursement obligations (each such undertaking, an “L/C Undertaking”) with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer will be Wells Fargo) for the account of Borrowers. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), the Borrower Representative, on behalf of the Borrowers, shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Collateral Agent (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, the Borrowers also shall be applicants under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:
     (A) the Letter of Credit Usage would exceed the amount by which the lesser of (v) the Aggregate Revolving Credit Commitments or (w) forty-five percent (45%) of the Compressed Sale Value of Eligible Stations, exceeds the amount of outstanding Revolving Credit Loans and the amount of outstanding Term Loans, or
     (B) the Letter of Credit Usage would exceed $500,000.
Borrowers and the Revolving Credit Lenders acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrowers immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Collateral Agent an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Borrowers shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Borrowers prior to such time on such date, then not later than 11:00 a.m., California time, on (i) the Business Day that Borrowers receive such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Loans under Section 2.02. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrowers’ obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Collateral Agent of any payment from Borrowers pursuant to this paragraph, Collateral Agent shall distribute such payment to the Issuing Lender or, to the extent that Revolving Credit Lenders have made payments pursuant to Section 2.01(b)(v) to reimburse the Issuing Lender, then to such Revolving Credit Lenders and the Issuing Lender as their interests may appear.
     (ii) Promptly following receipt of a notice of L/C Disbursement pursuant to Section 2.01(b)(i), each Revolving Credit Lender with a Revolving Credit Commitment agrees to fund its Pro Rata Share of any Advance deemed made pursuant to the foregoing subsection on the same terms and conditions as if Borrowers had requested such Advance and Collateral Agent shall promptly pay to Issuing Lender the amounts so received by it from the Revolving Credit Lenders. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Revolving Credit Lenders with Revolving Credit Commitments, the Issuing Lender shall be deemed to have granted and assigned to each Revolving Credit Lender with a Revolving Credit Commitment, and each Revolving Credit Lender with a Revolving Credit Commitment shall be deemed to have purchased and assumed, a participation in each Letter of Credit, in an amount equal to its Pro Rata Share of the Risk Participation Liability of such Letter of Credit, and each such Revolving Credit Lender agrees to pay to Collateral Agent, for the account of the Issuing Lender, such Revolving Credit Lender’s Pro Rata Share of any payments made by the Issuing Lender under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Credit Lender with a Revolving Credit Commitment hereby absolutely and unconditionally agrees to pay to Collateral Agent, for the account of the Issuing Lender, such Revolving Credit Lender’s Pro Rata Share of each L/C Disbursement made by the Issuing Lender and not reimbursed by Borrowers on the date due as provided in clause (i) of this Section 2.01(a), or of any reimbursement payment required to be refunded to Borrowers for any reason. Each Revolving Credit Lender with a Revolving Credit Commitment acknowledges and agrees that its obligation to deliver to Collateral Agent, for the account of the Issuing Lender, an amount equal to its respective Pro Rata Share pursuant to this Section 2.01(b)(ii) shall be absolute and unconditional and such remittance shall be made notwithstanding the occurrence or continuation of an Event of Default or Default or the failure to satisfy any condition set forth in Section 3 hereof. If any such Revolving Credit Lender fails to make available to Collateral Agent the amount of such Revolving Credit Lender’s Pro Rata Share of any payments made by the Issuing Lender in respect of such Letter of Credit as provided in this Section, Collateral Agent (for the account of the Issuing Lender) shall be entitled to recover such amount on demand from such Revolving Credit Lender together with interest thereon at the Federal Funds Rate until paid in full, or if not paid in full within three (3) Business Days, then at the Base Rate until paid in full.
     (iii) Each Borrower hereby agrees to indemnify, save, defend, and hold the Revolving Credit Lenders harmless from any loss, cost, expense, or liability, and reasonable attorneys’ fees incurred by the Revolving Credit Lenders arising out of or in connection with any Letter of

Credit; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other Lender. Each Borrower agrees to be bound by the Underlying Issuer’s regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender’s interpretations of any L/C issued by Issuing Lender to or for such Borrower’s account, even though this interpretation may be different from such Borrower’s own, and each Borrower understands and agrees that the Revolving Credit Lenders shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers’ instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Each Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrowers against such Underlying Issuer. Each Borrower hereby agrees to indemnify, save, defend, and hold the Revolving Credit Lenders harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Revolving Credit Lenders under any L/C Undertaking as a result of the Revolving Credit Lenders’ indemnification of any Underlying Issuer; provided, however, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or any other Revolving Credit Lender.
     (iv) Each Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender’s instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.
     (v) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit immediately shall be reimbursable by Borrowers to Collateral Agent for the account of the Issuing Lender; it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.
     (vi) If by reason of (x) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (y) compliance by the Underlying Issuer or the Revolving Credit Lenders with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):
     (A) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or
     (B) there shall be imposed on the Underlying Issuer or the Revolving Credit Lenders any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lenders of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by the Revolving Credit Lenders, then, and in any such case, Collateral Agent may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Borrower Representative, and Borrowers shall pay on demand such amounts as Collateral Agent may specify to be necessary to compensate the Revolving Credit Lenders for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Revolving Credit Loans hereunder. The determination by Collateral Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.
     (c) Term Loan Facilities. (i) Subject to the terms and conditions contained in this Agreement, each Term Loan Lender agrees to make one or more loans pursuant to this Section 2.01(c) (collectively, the “Term Loans”) to Borrowers on the Closing Date in an aggregate principal amount which does not exceed the amount of such Lender’s Term Loan Commitment; provided, however, that:
     (A) Term Loan Lenders shall have no obligation to make any Term Loans if, after giving effect to such Term Loans, the sum of the aggregate amount of the Term Loans then outstanding plus the amount of the requested Term Loans would exceed the Aggregate Term Loan Commitments then in effect; and
     (B) the sum of (1) the aggregate principal amount of all Term Loans made on the Closing Date, (2) the then outstanding unpaid principal balance of Revolving Credit Loans (after deducting therefrom the amount to be paid on the Closing Date from the proceeds of the requested Term Loans), (3) the Letter of Credit Usage, and (4) all other Senior Debt then outstanding, shall not exceed the lesser of (x) forty-five percent (45%) of the Compressed Sale Value of Stations, and (y) Fifty-Five Million Dollars ($55,000,000); and
     (C) the sum of (1) the aggregate principal amount of all Term Loans made on the Closing Date, (2) the then outstanding unpaid principal balance of Revolving Credit Loans (after deducting therefrom the amount to be paid on the Closing Date from the proceeds of the requested Term Loans), and (3) the Letter of Credit Usage, shall not exceed forty-five percent (45%) of the Compressed Sale Value of Eligible Stations.
     (ii) The borrowings under this Section 2.01(c) shall be evidenced by Borrowers’ Secured Promissory Notes issued to the respective Term Loan Lenders (together with any additional Secured Promissory Notes issued to assignee(s) of the Term Loan Lenders under Article XII or otherwise issued in addition thereto, in substitution therefor or amendment or replacement thereof, collectively the “Term Notes”), such Term Notes to be in the form of Exhibit B attached hereto.

     (iii) Borrowers may borrow on the Closing Date under this Section 2.01(c) within the limits of the Aggregate Term Loan Commitments; provided, however, that Borrowers shall not have the right to re-borrow principal amounts repaid or prepaid in respect to the Term Loans. Interest on the Term Loans shall be paid as required under Section 2.02 and under Section 2.05 in connection with all mandatory and voluntary prepayments of the Term Loans.
     (iv) The Term Loan Commitments shall expire at the close of business on the Closing Date.
     Section 2.02. Interest on the Notes.
     (a) Interest Rates. Subject to the provisions of Section 2.02(e), the outstanding principal balance of each Loan shall bear interest from the date of Loan or Advance until payment in full, both before and after maturity, and be payable by Borrowers, at a rate or rates per annum calculated from time to time in accordance with this Section 2.02.
     (b) Determination of Interest Rate for Loans. Except as hereinafter provided, the interest rate charged by the Lenders in respect to the Loans shall be either (1) the applicable LIBOR Rate pursuant to a Notice of Conversion or Continuation effective on the first day of the Interest Period, plus seven percent (7.00%), or, (2) if such LIBOR Rate is not available or published, or at Borrowers’ option, the Base Rate.
     (c) Choosing Interest Rate Basis and Interest Period.
          (i) At least three (3) Business Days prior to the last day of each interest Period for each LIBOR Loan, the Borrower Representative shall give the Collateral Agent a Notice of Conversion or Continuation specifying whether all or a portion of such LIBOR Loan (1) is to be Continued in whole or in part as or to one or more LIBOR Loans (and such Notice shall set forth the applicable duration of the next Interest Period as one (1), three (3) or six (6) month period), (2) is to be Converted in whole or in part into a Base Rate Loan, or (3) is to be repaid. The failure to give such notice shall be deemed to constitute a request by Borrowers to continue such Loan as a LIBOR Loan for a one-month LIBOR Interest Period on the last day of the applicable Interest Period. Upon the last day of such Interest Period, such LIBOR Loan will, subject to the provisions hereof, be so Continued, Converted or repaid, as applicable and as set forth in such Notice.
          (ii) With respect to a Base Rate Loan, such Loan shall continue to bear interest at the Base Rate unless and until the Borrowers request that such Loan be Converted into a LIBOR Loan as follows. The Borrowers may give Collateral. Agent three (3) Business Days prior written notice in the form of a Notice of Conversion or Continuation specifying that all or a portion of such Base Rate Loan is to be Converted in whole or in part into a LIBOR Loan pursuant to the terms hereof, and the applicable Interest Period (and such Notice shall set forth the applicable duration of the next Interest Period as one (1), three (3) or six (6) month period). Upon the date set forth in such Notice, such Base Rate Loan will, subject to the provisions hereof, be Converted into a LIBOR Loan with an initial Interest Period as set forth in such Notice.

     (d) Interest Payment Dates.
     Interest on the Revolving Credit Loans and Letter of Credit Fees shall accrue and shall be payable by Borrowers, jointly and severally, in arrears, without setoff, deduction or counterclaim on the first Business Day of each month commencing August 1, 2004, and on the Maturity Date, whether by reason of acceleration, prepayment, payment or otherwise; provided, however, if the aggregate amount of monthly interest accrued and payable on any Monthly Payment Date occurring during the first twenty-four (24) months after the Closing Date, is greater than the amount of interest which would have accrued on the Daily Balance of the Loans for such month at an annual rate of eleven percent (11.00%), Borrowers may, at their option, if no Default then exists, elect to pay accrued interest on the unpaid principal balance of the Loans for such month at the rate of eleven percent (11.00%) per annum (the “Current Pay Interest”), and elect to pay the balance of accrued interest for such month in excess of the amount of Current Pay Interest (such excess being referred to herein as “PIK Interest”), as follows:
     (w) If Borrowers give Collateral Agent notice at least five (5) Business Days prior to the last day of the calendar month immediately preceding the relevant Monthly Payment Date of the Current Pay Interest occurs that Borrowers are not exercising their option to pay interest in kind (the “PIK Election”) during such calendar month, the PIK Interest will be due and payable in cash on such Monthly Payment Date.
     (x) Unless Collateral Agent receives a notice that Borrowers are not exercising a PIK Election, the PIK Interest on each Monthly Payment Date shall be paid by adding the amount of such PIK Interest to the principal balance of the respective Notes which are the subject of such PIK Elections on the corresponding Monthly Payment Date of the Current Pay Interest. Once added to the principal balance of such Notes, such PIK Interest shall thereafter accrue interest in accordance with the terms of this Agreement.
     (y) At the direction of Required Lenders, following the occurrence and during the continuance of any Default, subject to the terms of Section 2.05(e), all interest shall be paid in cash on the scheduled Monthly Payment Date, and the PIK Election shall not be available to Borrowers.
     (z) Subject to Section 2.05(e), but notwithstanding any other provision contained herein to the contrary, the aggregate accrued and unpaid amount of all PIK Interest shall be paid by Borrowers (1) at the time of an Asset Sale to the extent that such payment can be made with the Net Cash Proceeds of such Asset Sale (unless all Lenders agree to permit continued deferral of the payment of such PIK Interest), and (2) on the Maturity Date.

     (e) Effect of Defaults. Etc.
     (i) During the existence of any Event of Default, the outstanding principal balance under the Notes and, to the extent permitted by applicable law, overdue interest, PIK Interest, fees, expenses or other amounts payable hereunder or under the other Loan Documents, shall bear interest, from and including the date such Event of Default occurred until such Event of Default is cured or waived in writing as provided herein, at a rate per annum (the “Default Rate”) (computed on the basis of the actual number of days elapsed over a 360-day year) equal to two percent (2.00%) above the interest rate(s) otherwise applicable hereunder; and the Letter of Credit fee provided for herein shall be increased by two percent (2.00%) above the per annum rate otherwise applicable hereunder.
     (ii) If any installment of interest is not paid within ten (10) days of its due date, Borrowers shall, to the extent permitted by law, pay to Collateral Agent for the account of Lenders holding the delinquent interest obligations, a late and handling charge equal to five percent (5%) of the unpaid portion of such overdue installment.
     (iii) Nothing in this Section 2.02(e) shall affect the rights of Administrative Agent, Collateral Agent or Lenders to exercise any rights or remedies under the Loan Documents or applicable law arising upon the occurrence and continuance of an Event of Default.
     (f) Interest Calculations. Interest on all Loans shall be computed on the basis of a three hundred sixty (360) day year counting the actual number of days elapsed.
     (g) Intent Not to Violate Usury Laws. (i) All agreements between or among Borrowers, Administrative Agent, Collateral Agent and any Lender(s) are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid for the use or forbearance of the indebtedness evidenced by this Agreement, the Notes or any other Loan Document exceed the maximum amount which any Lender is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement, the Notes or any other Loan Document, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if, from any circumstances, any Lender should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Agreement, the Notes and the other Loan Documents shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between or among Borrowers, Administrative Agent, Collateral Agent and any Lender.
     (ii) SPLenders and Borrowers intend that the Term Loans and Revolving Credit Loans qualify for the exemption set forth in Section 25118(b) of the California

Corporations Code to California’s usury provisions. In this regard, each of SPLenders and each of Borrowers hereby represents, warrants and agrees as follows:
               (A) the Loans made to Borrowers by SPLenders pursuant to Section 2.01(a) and (c), respectively, constitute a single coordinated loan made to Borrowers by SPLenders;
               (B) the advance of the Term Loans and Revolving Credit Loans to Borrowers by SPLenders pursuant to Section 2.01(a) and (c) are conditioned upon all the Borrowers’ participation in the Term Loans and Revolving Credit Loans; and
               (C) each of Borrowers and SPLenders, by reason of its business and financial experience, has the capacity to protect its own interests in connection with the Term Loans and Revolving Credit Loans.
          (iii) The Lenders and the Borrowers also intend that the Loans qualify for the exemption set forth in Section 3707 of the California Financial Code to California’s usury provisions. In this regard, each of the Lenders and each of the Borrowers hereby acknowledges and agrees that each of the Loans was “arranged by” the Collateral Agent, as the term “arranged by” is used in Section 3707 of the California Financial Code.
     Section 2.03. Loan Requests.
     Each request by Borrowers for Loans (other than the initial Loans, if made concurrently herewith) shall be in an amount not less than $250,000, and if greater than such amount, an integral multiple of $50,000, and shall be made by Borrower Representative not later than (i) 11:00 A.M. (California time) on the Business Day prior to the proposed Borrowing Date, by a written Loan Request, in the form of Schedule 2.03 (each, a “Loan Request”), signed by a Duly Authorized Officer of Borrower Representative and indicating (i) the date of such Loans and (ii) the use of proceeds thereof. Collateral Agent shall promptly notify Lenders of such Loan Request and the information contained therein. Such Loan Request shall be irrevocable and binding on Borrowers. The Loans shall be made by the applicable Lenders Pro Rata as provided in Section 2.13. Not later than 2:00 P.M. (California time) on the date specified for any Loans, each applicable Lender shall make available to Collateral Agent the portion of the Loans to be made by it on such date, in immediately available funds, for the account of Borrower. The amount so received by Collateral Agent shall, subject to the terms and conditions of this Agreement, be made available to Borrowers by disbursing such funds as indicated in writing in the related Loan Request prior to the date such Loans are proposed to be made.
     Section 2.04. Repayment of Loans.
     (a) (i) Borrowers hereby unconditionally, jointly and severally promise to pay to Collateral Agent for the account of each Revolving Credit Lender on the Maturity Date the then aggregate unpaid principal balance of such Revolving Credit Lender’s Revolving Credit Loans including all unpaid Accrued PIK Interest in respect to such Revolving Credit Loans.
          (ii) Borrowers hereby unconditionally, jointly and severally promise to pay to Collateral Agent for the account of each Term Loan Lender on the Maturity Date the then aggregate unpaid principal balance of such Term Loan Lender’s Term Loans, including all unpaid Accrued PIK Interest in respect to such Term Loans.
     (b) In addition, in connection with any reduction in the Aggregate Revolving Credit Commitments, or at any other time that the aggregate outstanding and unpaid principal balance of the Revolving Credit Loans plus the Letter of Credit Usage exceeds the then applicable Aggregate Revolving Credit Commitments, Borrowers hereby jointly and severally promise to repay the Revolving Credit Loans in an aggregate amount equal to such excess. In addition, at the time that (i) the sum of (w) the aggregate outstanding and unpaid principal balance of the Term Loans, (x) the then outstanding and unpaid principal balance of the Revolving Credit Loans, (y) the Letter of Credit Usage, and (z) the outstanding and unpaid principal balance of all other Senior Debt, shall exceed forty-five percent (45%) of the Compressed Sale Value of Stations, or (ii) the sum of (x) the aggregate outstanding and unpaid principal balance of the Term Loans, (y) the then outstanding and unpaid principal balance of the Revolving Credit Loans, and (z) the Letter of Credit Usage, shall exceed forty-five percent (45%) of the Compressed Sale Value of Eligible Stations, Borrowers hereby jointly and severally promise to repay the Revolving Credit Loans (or, if the Revolving Credit Loans have been paid in full and the Revolving Credit Commitments terminated, to repay the Term Loans) in an aggregate amount equal to such excess.
     (c) If any installment of principal is not paid within ten (10) days of its due date, Borrowers shall, to the extent permitted by law, pay to Collateral Agent for the Lenders’ account a late and handling charge equal to five percent (5%) of the unpaid portion of such overdue installment.
     Section 2.05. Payments, Prepayments and Termination or Reduction of the Commitments.
     (a) Voluntary Reduction of Revolving Credit Commitments. Upon at least three (3) Business Days’ prior written notice to Collateral Agent in the form of Schedule 2.05(a) (each, a “Commitment Reduction Notice”) signed by a Duly Authorized Officer, Borrowers may permanently terminate or permanently reduce the Revolving Credit Commitments, provided as follows:
     (i) any such reduction shall be in an aggregate amount of not less than $100,000 or, if greater, an integral multiple of $100,000;
     (ii) any such reduction shall apply to each Revolving Credit Lender’s Revolving Credit Commitment Pro Rata as provided in Section 2.13; and
     (iii) no such reduction shall cause the Revolving Credit Commitments to be reduced below the Letter of Credit Usage, unless this Agreement is terminated and all Obligations are paid in full in accordance with Section 2.05(c).
Each Commitment Reduction Notice shall specify the date fixed for such termination or reduction, and the aggregate principal amount thereof and the amounts payable in respect thereof under Section 2.06 or 2.10. No voluntary prepayment shall be deemed to reduce the Revolving Credit Commitments unless accompanied by a Commitment Reduction Notice.

     (b) Mandatory Commitment Reductions and Prepayments.
     (i) Casualty Events. Subject to the provisions of Section 6.02, in the event of receipt by any Borrower of any Insurance Proceeds as a result of a Casualty Event relating to the assets of any Borrower (A) in excess of $100,000 (except to the extent such proceeds are used by Borrower within the Restoration Period to restore, repair or replace the Damaged Property as provided in Section 6.02), (B) at any time that a Default has occurred and is continuing, or (C) at any time a Borrower is deemed to have elected to apply such Insurance Proceeds to prepay the Loans by such amount as provided in Section 6.02 or to have determined not to restore, repair or replace the asset or property affected by such Casualty Event, the Loans shall be prepaid as provided in Section 2.05(c) in an amount equal to 100% of such Insurance Proceeds.
     (ii) Dispositions of Assets. Without limiting the obligation of Borrowers under Section 7.03 to obtain the consent of the Required Lenders to any Disposition not otherwise permitted hereunder, Borrowers agree (A) three (3) Business Days prior to the occurrence of any Disposition, to deliver to Collateral Agent (in sufficient copies for each Lender) a statement, certified by a Duly Authorized Officer of Borrower Representative and in reasonable detail, of the estimated amount of the Net Cash Proceeds of such Disposition and (B) that in the event such Disposition is completed, Borrowers shall (except to the extent such proceeds are used by Borrowers within the Restoration Period to reinvest such proceeds in a substitute broadcast property reasonably acceptable to the Required Lenders for a purchase price reasonably acceptable to the Required Lenders) prepay the Loans as follows and as provided in Section 2.05(c):
     (1) on the date of such Disposition, in an aggregate amount equal to 100% of the Net Cash Proceeds of such Disposition received by Borrowers on the date of such Disposition (exclusive, however, of Dispositions permitted under Section 7.03(a) in an aggregate amount not to exceed $500,000 in any calendar year and Dispositions permitted under Section 7.03(b)); and
     (2) thereafter, to the extent Borrowers shall receive Net Cash Proceeds under deferred payment arrangements or investments entered into or received in connection with any Disposition, an amount equal to 100% of the aggregate amount of such Net Cash Proceeds, payable within two (2) Business Days after such Borrower receives such funds.
     (iii) Mandatory Reductions in Revolving Credit Commitments. All payments of principal under Section 2.05(b)(i) and (ii) shall be applied first to the Revolving Credit Loans until paid in full, and then to the Term Loans, and all such payments in respect to the Revolving Credit Loans as a result of the provisions of Section 2.05(b)(i) and (ii), shall effect a simultaneous dollar-for-dollar permanent reduction in the Aggregate Revolving Credit Commitments; provided, however, that at the time of receipt of such proceeds from Disposition, Casualty Event or condemnation, Borrowers may notify Collateral Agent of their intention to use such proceeds for reinvestments permitted by this Agreement during the Restoration Period, in which event (i) the Aggregate Revolving Credit Commitments will be reduced at the expiration of the applicable Restoration Period in the amount of such proceeds not utilized for permitted reinvestments by Borrowers, (ii) except to the extent that the payment is intended to be a permanent prepayment of the Loans and corresponding permanent reduction in the Commitments, the unpaid principal balance of the Loans after application of such payments shall not be less than $25,000,000, and any remaining proceeds from Disposition, Casualty Event or condemnation not so applied to payment of the Loans shall be held in an interest-bearing deposit account maintained with a financial institution acceptable to Collateral Agent subject to a perfected security interest in favor of Collateral Agent for the benefit of Lenders until such proceeds are used for reinvestment or applied to the payment of the Loans as set forth herein, and (iii) availability for borrowings under the Revolving Credit Commitments in an amount equal to the amount of such payments shall be restricted to permitted reinvestments in accordance with this Agreement and within the Restoration Period. If at the expiration of said 180-day Restoration Period, Borrowers are unable to consummate a Permitted Acquisition of broadcast properties due solely to the fact that the FCC has not acted upon Borrowers filed application for consent to such acquisition, Lenders agree to extend the Restoration Period’s 180-day deadline for utilization of such proceeds (so long as no Event of Default then exists) to accommodate the delay in completing the FCC’s approval process, to the extent that such proceeds are committed to be used by Borrowers for the payment of the purchase price of such broadcast properties as permitted by this Agreement.
     (c) Application of Reductions, Payments and Prepayments, Cash Collateral; Etc.
     (i) All prepayments of the Loans under this Section 2.05: (A) shall be made without set-off, deduction or counterclaim and (B) shall be applied in accordance with clauses (ii), (iii) and (iv) hereof.
     (ii) In addition, if, following a Disposition, (A) the sum of (w) the aggregate outstanding and unpaid principal balance of the Term Loans, (x) the then outstanding and unpaid principal balance of the Revolving Credit Loans, (y) the Letter of Credit Usage, and (z) the outstanding and unpaid principal balance of all other Senior Debt, shall exceed forty-five percent (45%) of the Compressed Sale Value of Stations, or (B) the sum of (x) the aggregate outstanding and unpaid principal balance of the Term Loans, (y) the then outstanding and unpaid principal balance of the Revolving Credit Loans, and (z) the Letter of Credit Usage, shall exceed forty-five percent (45%) of the Compressed Sale Value of Eligible Stations, Borrowers hereby jointly and severally promise to repay the Revolving Credit Loans (or if the Revolving Credit Loans have been repaid in full, the Term Loans) in an aggregate amount equal to such excess. In addition, upon any reductions of the Revolving Credit Commitments, Borrowers shall pay any then accrued Unused Line Fees.
     (iii) On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand (including either (i) providing cash collateral to be held by Collateral Agent for the benefit of those Revolving Credit Lenders with a Revolving Credit Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender). No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Collateral Agent’s Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Revolving Credit Lenders’ obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Lenders’ obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Collateral Agent will, at Borrowers’ sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Collateral Agent’s Liens and all notices of security interests and liens previously filed by Collateral Agent with respect to the Obligations.
     (iv) All payments shall be remitted to Collateral Agent and all such payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations then due or which relate to the payment of specific fees then due), and all proceeds of Collateral received by Collateral Agent, shall be applied as follows:
     A. first, to pay any expenses then due to Administrative Agent and the Collateral Agent, on a ratable basis, under the Loan Documents, until paid in full;
     B. second, to pay any expenses then due to the Lenders under the Loan Documents, on a ratable basis, until paid in full;
     C. third, to pay any fees then due to Administrative Agent and Collateral Agent, on a ratable basis, under the Loan Documents until paid in full;
     D. fourth, to pay any fees then due to Lenders under the Loan Documents, on a ratable basis, until paid in full;
     E. fifth, ratably to pay interest due in respect of the Loans until paid in full;
     F. sixth, if such payment is made from proceeds of an Asset Sale, to pay Accrued PIK Interest until paid in full;
     G. seventh, to pay the principal of all Loans until paid in full;
     H. eighth, if an Event of Default has occurred and is continuing, to Collateral Agent, to be held by Collateral Agent, for the ratable benefit of Issuing Lender and those Revolving Credit Lenders having a Revolving Credit Commitment, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage until paid in full;
     I. ninth, to pay any other Obligations until paid in full; and
     J. last, to Borrowers or such other Person entitled thereto under applicable law.

     (v) For purposes of the foregoing, “paid in full” means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any insolvency proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any insolvency proceeding.
     (vi) In the event of a direct conflict between the priority provisions of this Section 2.05 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.05 shall control and govern.
     (d) Early Termination Fees.
     In the event of any prepayment or repayment of a Loan made with proceeds of any Disposition, sale of Equity Securities or refinancing with any lender other than the Lender receiving such prepayment or repayment, prior to the date which is fifty-four (54) months after the Closing Date, Borrowers shall pay to Collateral Agent for the ratable benefit of Lender or Lenders entitled to such Early Termination Fee a fee (the “Early Termination Fee”) calculated as a percentage of the principal amount so paid or prepaid to such Lenders as follows:

The Percentage Used to
If prepayment or payment	Calculate the Early
occurs:	Termination Fee shall be:
Prior to the date which is 12 months after the Closing Date	8.00%
On or after the date which 12 months after the Closing Date, but prior to the date which is 24 months after the Closing Date	6.00%
On or after the date which is 24 months after the Closing Date, but prior to the date which is 36 months after the Closing Date	3.00%
On or after the date which is 36 months after the Closing Date, but prior to the date which is 54 months after the Closing Date	1.50%
     Notwithstanding the foregoing provisions of this Section 2.05(d), no Early Termination Fee shall be payable (a) in connection with any prepayment or repayment from proceeds of a refinancing to any Lender participating in such refinancing, or (b) in respect to any mandatory prepayment of Loans made pursuant to Section 2.05(b); provided, however, that if the Lenders waive any mandatory prepayment under Section 2.05(b) in connection with any mandatory prepayment event described in Section 2.05(b), any voluntary prepayment of such sums by Borrowers (exclusive, however, of temporary prepayments of the Revolving Credit Loans pending Borrowers’ election to reinvest proceeds as permitted by this Agreement) shall be subject to the payment of the Early Termination Fee.
Section 2.06. Fees.
     (a) Unused Line Fees. Borrowers agree jointly and severally to pay to Collateral Agent, for the ratable account of each Revolving Credit Lender, from the Closing Date through the Revolving Credit Commitment Period, non-refundable fees (the “Unused Line Fees”) payable quarterly in arrears on each Quarterly Payment Date, commencing October 1, 2004, without setoff, deduction or counterclaim, with a final payment on the date of the termination of the Revolving Credit Commitments, in the amount equal to one-half of one percent (0.50%) per annum (computed on the basis of the actual number of days elapsed over a 360-day year) times the result of (i) the average daily Aggregate Revolving Credit Commitments during the immediately preceding quarter, less (ii) the sum of (A) the average Daily Balance of Advances that were outstanding during the immediately preceding quarter, plus (B) the average Daily Balance of the Letter of Credit Usage during the immediately preceding quarter.
     (b) Audit, Appraisal, and Valuation Charges. Borrowers agree, jointly and severally, to pay to Administrative Agent and Collateral Agent audit, appraisal and valuation fees and charges as follows: (i) a fee of $850 per day, per auditor, plus reasonable out-of-pocket expenses for each financial audit of Borrowers, performed by personnel employed by Administrative Agent or Collateral Agent, as applicable, (ii) a fee of $1,500 per day, per appraiser, plus reasonable out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Administrative Agent or Collateral Agent, and (iii) the actual reasonable charges paid or incurred by Administrative Agent or Collateral Agent if it elects to employ the services of one or more third Persons to perform financial audits of Borrowers, to appraise the Collateral, or any portion thereof, to assess the Borrowers’ business valuation or to obtain a credit rating for the Term Loans (if commercially reasonable).
     (c) Letter of Credit Fee. Borrowers shall pay Collateral Agent (for the ratable benefit of the Revolving Credit Lenders, subject to any letter agreement between Administrative Agent and individual Revolving Credit Lenders), a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.01(b)(v) which shall accrue at a rate equal to 7.0% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.
     (e) Fee Letter. Borrowers agree jointly and severally to pay, when due and payable, to Administrative Agent for the benefit of Administrative Agent and SPLenders all fees required to be paid by the Fee Letter.
     (f) Collateral Agency Fee. Borrowers agree jointly and severally to pay to Collateral Agent for its account from and after the Closing Date and until the later of (i) the Maturity Date and (ii) the date on which the Obligations are paid in full, a collateral administrative fee in the amount of $8,333.00 per month, payable monthly in arrears on each Monthly Payment Date.

     Section 2.07. Requirements of Law.
     (a) In the event that any Regulatory Change shall:
     (i) change the basis of taxation of any amounts payable to any Lender under this Agreement or any Notes in respect of any Loans made by it (other than taxes imposed on the overall net income of such Lender in its jurisdiction of organization or in the jurisdiction where its lending office is located);
     (ii) impose or modify any reserve, compulsory loan assessment, special deposit or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any office of such Lender (including any of such Loans); or
     (iii) impose any other conditions affecting this Agreement in respect of Loans (or any of such extensions of credit, assets, deposits or liabilities);
and the result of any of the foregoing shall be to increase such Lender’s costs of making or maintaining any Loans or any Commitment, or to reduce any amount receivable by such Lender hereunder in respect of any Commitment, in each case only to the extent that such additional amounts are not included in the Prime Rate applicable to such Loans, then Borrowers shall pay on demand to such Lender, through Collateral Agent, and from time to time as specified by such Lender, such additional amounts as such Lender shall reasonably determine are sufficient to compensate such Lender for such increased cost or reduced amount receivable.
     (b) If at any time after the date of this Agreement any Lender shall have reasonably determined that the adoption or implementation of any Regulatory Change regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof (whether or not having the force of law), has or will have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of the existence of its obligations hereunder (whether with respect to the Commitments, the Loans or any other Obligation) to a level below that which such Lender or its holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time following written notice by such Lender to Borrowers as provided in paragraph (c) of this Section, within thirty (30) days after written demand by such Lender, Borrowers shall pay to such Lender, through Collateral Agent, such additional amount or amounts as such Lender shall reasonably determine will compensate such Lender or such corporation, as the case may be, for such reduction, provided that to the extent that any or all of Borrowers’ liability under this Section arises following the date of the adoption of any such Regulatory Change (the “Effective Date”), such compensation shall be payable only with respect to that portion of such liability arising after notice of such Regulatory Change is given by such Lender to Borrower.
     (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section, it shall notify Borrowers in writing of the event by reason of which it has become so entitled within thirty (30) days after such Lender becomes aware of such claim. A certificate setting forth in reasonable detail the computation of any additional amounts payable pursuant to this Section submitted by such Lender to Borrowers shall be delivered to Borrowers and the other Lenders promptly after the delivery of the initial notice to Borrowers and, if not objected to reasonably and in good faith by Borrowers within fifteen (15) days of their receipt of such certificate, shall be conclusive so long as it reflects a reasonable basis for the calculation of the amounts set forth therein and does not contain any manifest error. The covenants contained in this Section shall survive for six (6) months following the termination of this Agreement and the payment of the outstanding Notes. No failure on the part of any Lender to demand compensation under paragraph (a) or (b) above on any one occasion shall constitute a waiver of its rights to demand compensation on any other occasion. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand by such Lender for compensation thereunder. If any Lender claims increased costs, loss or expenses pursuant to this Section, then such Lender, if requested by the Borrowers, shall use reasonable efforts to take such steps that such Borrowers reasonably request as would eliminate or reduce the amount of such increased costs, losses or expenses so long as taking such steps would not, in the reasonable judgment of such Lender, otherwise be disadvantageous to such Lender. Any recovery by any Lender of amounts previously borne by a Borrower pursuant to this Section shall be promptly remitted, without interest (unless such Lender received interest on such recovered amounts), to such Borrower by such Lender.
     (d) Notwithstanding any other provision of this Agreement, if, after the date of this Agreement, any Regulatory Change shall make it unlawful for any Lender to make or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, then, by written notice to the Borrowers and to Collateral Agent:
     (i) such Lender may declare that LIBOR Loans will not thereafter (for the duration of such unlawfulness) be made by such Lender hereunder (or be continued for additional Interest Periods and Base Rate Loans will not thereafter (for such duration) be Converted into LIBOR Loans), whereupon any request for a LIBOR Loan or to Convert a Base Rate Loan to a LIBOR Loan or to Continue a LIBOR Loan, as applicable, for an additional Interest Period shall, as to such Lender only, be deemed a request for a Base Rate Loan (or a request to Continue a Base Rate Loan as such for an additional Interest Period or to Convert a LIBOR Loan into a Base Rate Loan, as applicable), unless such declaration shall be subsequently withdrawn; and
     (ii) such Lender may require that all outstanding LIBOR Loans made by it be Converted to Base Rate Loans, in which event all such LIBOR Loans shall be automatically Converted to Base Rate Loans, as of the effective date of such notice as provided in the last sentence of this Section 2.07(d).
     In the event any Lender shall exercise its rights under clauses (i) or (ii) of this Section 2.07(d), all payments and prepayments of principal that would otherwise have been applied to repay the LIBOR Loans that would have been made by such Lender or the Converted LIBOR Loans of such Lender shall instead be applied to repay the Base Rate Loans made by such

Lender in lieu of, or resulting from the Conversion of, such LIBOR Loans, as applicable. For purposes of this Section 2.07(d), a notice to the Borrowers by any Lender shall be effective as to each LIBOR Loan made by such Lender, if lawful, on the last day of the Interest Period currently applicable to such LIBOR Loan; in all other cases such notice shall be effective on the date of receipt by the Borrowers.
     Section 2.08. Not Used.
     Section 2.09. Taxes.
     (a) All payments made by Borrowers under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (all such taxes, levies, imposts, duties, charges, fees, deductions and withholdings being hereinafter called “Taxes”); provided, however, that the term “Taxes” shall not include net income taxes, franchise taxes (imposed in lieu of net income taxes) and general intangibles taxes (such as those imposed by the State of Florida) imposed on any Agent or any Lender, as the case may be, as a result of a present, former or future connection or nexus between the jurisdiction of the government or taxing authority imposing such tax (or any political subdivision or taxing authority thereof or therein) and such Agent or such Lender other than that arising from such Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any of the Security Documents. If any Taxes are required to be withheld from any amounts payable to any Agent or any Lender hereunder or under the Notes, the amounts so payable to such Agent or such Lender shall be increased to the extent necessary to yield to such Agent or such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes. Whenever any Taxes are payable by Borrowers in respect of this Agreement or the Notes, as promptly as possible thereafter Borrowers shall send to Collateral Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by Borrowers showing payment thereof. If a Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Collateral Agent the required receipts or other required documentary evidence, Borrowers shall indemnify Agents, Documentation Agent and Lenders for any incremental taxes, interest or penalties that may become payable by any Agent or any Lender as a result of any such failure. If, after any payment of Taxes by Borrowers under this Section, any part of any Tax paid by any Agent or any Lender is subsequently recovered by such Agent or such Lender, such Agent or such Lender shall reimburse Borrowers to the extent of the amount so recovered. A certificate of an officer of such Agent or such Lender setting forth the amount of such recovery and the basis therefor shall, in the absence of obvious error, be conclusive. Agents and Lenders shall use reasonable efforts to notify Borrowers of their attempts, if any, to obtain abatements of any such Taxes and the receipt by Agents or Lenders of any funds in connection therewith. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.
     (b) If any Lender is a “foreign corporation, partnership or trust” within the meaning of the Code, and such Lender is entitled to an exemption (or is exempt) from or reduction of

United States withholding tax under Section 1441 or 1442 of the Code or any other law of the United States, or any treaty to which the United States is a party, such Lender will deliver to Collateral Agent and Borrowers prior to the first date as of which any payment is required to be made to it hereunder (i) two duly completed copies of United States Internal Revenue Service Form W-8 BEN or W-8ECL, or a successor applicable form, as the case may be, and (ii) two duly completed copies of Internal Revenue Service Form W-9 or a successor applicable form, as the case may be. Each such Lender also agrees to deliver to Borrowers and Collateral Agent two further copies of the said Form W-8 BEN or W-8ECI and Form W-9, or successor applicable forms or other manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to Borrowers, and such extensions or renewals thereof as may reasonably be requested by Borrowers or Collateral Agent, unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises Borrowers and Collateral Agent. Such Lender shall certify (x) in the case of a Form W-8BEN or W-8 ECI, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (y) in the case of a Form W-9, that it is entitled to an exemption from United States backup withholding tax. In no event shall Borrowers be responsible for any loss incurred as a result of a Lender’s failure to comply with this subsection (b).
     (c) If any Lender is entitled to a reduction in the applicable withholding tax, Collateral Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required under subsection (b) above are not executed, completed and/or delivered to Collateral Agent, then Collateral Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax. For purposes of this Section, a distribution hereunder by Collateral Agent to or for the account of any Lender shall be deemed a payment by Borrowers.
     (d) If the Internal Revenue Service or any other Governmental Authority, domestic or foreign, asserts a claim that Agents or Documentation Agent did not properly withhold tax from amounts paid to or for the account of any Lender (whether because the appropriate form was not delivered or was not properly executed, completed and/or delivered, because such Lender failed to notify Collateral Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify each Agent and Borrowers fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to an Agent under this subsection (d), together with all costs, expenses and reasonable attorneys’ fees incurred or paid in connection therewith.
     (e) If at any time a Borrower requests any Lender to deliver any forms other than documentation pursuant to subsection (b) above, then Borrowers shall, upon demand of such Lender, reimburse such Lender for any reasonable costs or expenses incurred by such Lender in the preparation or delivery of such forms or other documentation.

     Section 2.10. Indemnification for LIBOR Breakage Charges. Borrowers, to the fullest extent permitted by applicable law, shall pay to Collateral Agent, for the account of each Lender, promptly upon the request of such Lender delivered to Collateral Agent and thereafter delivered by Collateral Agent to Borrowers, such amount or amounts as shall compensate such Lender for any actual loss, cost or expense incurred by such Lender (as reasonably determined by such Lender) as a result of (a) failure by Borrowers to borrow, Continue or Convert any LIBOR Loan after having given notice of their intention to borrow, Continue or Convert such Loan in accordance with the provisions of this Agreement (whether by reason of Borrowers’ election not to proceed or the non-fulfillment of any of the conditions to such advance), or (b) the payment (or failure to pay after giving notice thereof) of any LIBOR Loan in whole or in part for any reason prior to the end of the Interest Period relating thereto. Losses subject to reimbursement hereunder shall include, without limitation, lost margins, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the reemployment of funds prepaid, paid, repaid, not borrowed, or not paid, as the case may be, and will be payable whether the Maturity Date is changed by virtue of an amendment hereto (unless such amendment expressly waives such payment) or as a result of acceleration of the Obligations. Such indemnification may also include an amount equal to (i) the amount of interest which would have accrued on the amount so prepaid for the period from the date of such repayment (if such date is not the last day of the Interest Period) through the end of such Interest Period at the applicable rate of interest for such Loans provided for herein minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurodollar market. Any such calculations of losses or damages may be calculated as described above whether or not the Lender actually match funds LIBOR Loans in the interbank Eurodollar market. The provisions of this Section 2.10 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. The determination by each such Lender of the amount of any such loss or expense, when set forth in a written notice delivered to Collateral Agent (and thereafter delivered by Collateral Agent to the Borrowers), containing such Lender’s calculation thereof in reasonable detail shall be presumed correct absent obvious error. For the purpose of calculating amounts payable to a Lender under this Section 2.10, each Lender shall be deemed to have funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant Interest Period; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the purposes of calculating amounts payable to the Lenders under this Section 2.10.
     Section 2.11. Payments Under the Notes.
     (a) All payments and prepayments made by Borrowers of principal of, and interest on, the Loans and other sums and charges payable under this Agreement, including without limitation, any payments under Sections 2.06, 2.07, 2.09 and 2.10, shall be made in immediately available funds to Collateral Agent (as specified in Section 13.03) for the accounts of Lenders as provided in Section 2.13 and otherwise herein and not later than 12:00 P.M. (California time) on the date on which such payment shall become due. Collateral Agent shall promptly, following receipt of payment under this Agreement or Notes, distribute such payment to each affected Lender in accordance with this Agreement, and Borrowers shall not be responsible for Collateral

Agent’s failure to do so. The failure by Borrowers to make any such payment by such hour shall not constitute a Default hereunder so long as payment is received later that day, provided that any such payment made after 12:00 P.M. (California time) on such due date shall be deemed to have been made on the next Business Day for the purpose of calculating interest on amounts outstanding on the Notes. Borrowers shall, at the time of making each payment under this Agreement or the Notes, specify to Collateral Agent the Notes or amounts payable by Borrowers hereunder to which such payment is to be applied and in the event that it fails to so specify, or if a Default has occurred and is continuing, unless all of the Lenders shall otherwise consent thereto, Collateral Agent shall distribute such payments in accordance with Section 2.05(c).
     (b) If any payment hereunder or under the Notes shall be due and payable on a day which is not a Business Day, such payment shall be deemed due on the next following Business Day and interest shall be payable at the applicable rate specified herein through such extension period. Collateral Agent, or any Lender for whose account any such payment is made, may (but shall not be obligated to) debit the amount of any such payment which is not made by 2:00 P.M. (California time) to any deposit account of Borrowers with Collateral Agent or such Lender, as the case may be. Each payment received by Collateral Agent under this Agreement or any Note for the account of a Lender shall be paid promptly to such Lender, in immediately available funds, for the account of such Lender for the Note in respect to which such payment is made.
     Section 2.12. Set-Off, Etc. Each Borrower hereby grants to Lenders, a lien, security interest and right of set-off as security for all Obligations to Lenders, whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lenders or any Affiliate of any Lender and their successors and assigns, or in transit to any of them. At any time, without demand or notice, Lenders may set-off the same or any part thereof and apply the same to any matured liability or obligation of a Borrower regardless of the adequacy of any other collateral securing the Notes. ANY AND ALL RIGHTS TO REQUIRE LENDERS TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOANS, PRIOR TO EXERCISING THEIR RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER OR EACH BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. Each Borrower agrees that any Person which purchases a participation (or direct interest) in the Notes (each being hereinafter referred to as a “Participant”) may, after the identity of such Participant has been disclosed to Borrowers in writing, exercise all rights of set-off, bankers’ lien, counterclaim or similar rights with respect to such participation as fully as if such Participant were a direct holder of Notes in the amount of such participation, provided that Borrowers were notified of such purchase. Nothing contained herein shall be deemed to require any Participant to exercise any such right or shall affect the right of any Participant to exercise, and retain the benefits of exercising, any such right with respect to any indebtedness or obligation of Borrowers, other than Borrowers’ Indebtedness and Obligations under this Agreement.
     Section 2.13. Pro Rata Treatment; Sharing.
     (a) Except to the extent otherwise provided herein, except with respect to the fees payable to Administrative Agent and its Affiliates pursuant to the Fee Letter and fees payable to Collateral Agent, and except as otherwise agreed by each Lender: (i) each borrowing from

Revolving Credit Lenders shall be made from Revolving Credit Lenders pro rata according to the amounts of their respective Revolving Credit Commitments; (ii) each borrowing from Term Loan Lenders shall be made from Term Loan Lenders pro rata according to the amounts of their respective Term Loan Commitments; (iii) each payment and prepayment of principal of the Revolving Credit Loans shall be allocated to Revolving Credit Lenders pro rata in accordance with the outstanding principal amount of the Revolving Credit Loans owed to such Revolving Credit Lenders; (iv) each payment of interest on the Revolving Credit Loans shall be allocated to Revolving Credit Lenders pro rata in accordance with the outstanding principal amount owed to such Revolving Credit Lenders; (v) each payment and prepayment of principal of, and each payment of interest on, the Term Loans shall be allocated to Term Loan Lenders pro rata in accordance with the outstanding principal amount owed to such Term Loan Lenders; (vi) each payment of Unused Line Fees shall be allocated to Revolving Credit Lenders pro rata in accordance with their respective Revolving Credit Commitments; (vii) each payment of any other sums and charges payable for Lenders’ account under this Agreement (except for the fees under the Fee Letter) shall be allocated, as applicable, to Revolving Credit Lenders pro rata in accordance with their respective Revolving Credit Commitments and Term Loan Lenders in accordance with the outstanding principal amounts of the Term Loans owed to such Term Loan Lenders; (viii) each reduction in the Aggregate Revolving Credit Commitments under Section 2.05 shall reduce the Revolving Credit Lenders’ Commitments pro rata in accordance with their respective Revolving Credit Commitments immediately preceding each such reduction; (ix) each payment under Section 2.07,2.09 or 2.10 shall be made to each Lender in the amount required to be paid to such Lender as provided in such Section; and (x) notwithstanding the foregoing, after and during the continuance of a Default, each distribution of cash, property, securities or other value received by any Lender, directly or indirectly, in respect of Borrowers’ Obligations hereunder, whether pursuant to any attachment, garnishment, execution or other proceedings for the collection thereof or pursuant to any bankruptcy, reorganization, liquidation or other similar proceeding or otherwise, after payment of collection and other expenses as provided herein and in the Security Documents, shall, subject to Section 2.05(c)(iv), be apportioned among Lenders pro rata based upon the respective aggregate unpaid principal amount of all Loans owed to each of them.
     (b) Notwithstanding the foregoing, but subject to Section 2.05(c)(iv), if any Lender (a “Recovering Party”) shall receive any such distribution referred to in Section 2.13(a)(ix) above (a “Recovery”) in respect thereof, such Recovering Party shall pay to Collateral Agent for distribution to Lenders as set forth herein their respective pro rata shares of such Recovery, based on Lenders’ pro rata shares of all Loans outstanding at such time, unless the Recovering Party is legally required to return any Recovery, in which case each party receiving a portion of such Recovery shall return to the Recovering Party its pro rata share of the sum required to be returned without interest. For purposes of this Agreement, calculations of the amount of the pro rata share of each Lender shall be rounded to the nearest whole dollar.
     (c) Each Borrower acknowledges and agrees that, if any Recovering Party shall be obligated to pay to the other Lenders a portion of any Recovery pursuant to Section 2.13(b) and shall make such recovery payment, Borrowers shall be deemed to have satisfied their obligations in respect of Indebtedness held by such Recovering Party only to the extent of the Recovery actually retained by such Recovering Party after giving effect to the pro rata payments by such Recovering Party to the other Lenders. The obligations of Borrowers in respect of Indebtedness held by each other Lender shall be deemed to have been satisfied to the extent of the amount of the Recovery distributed or obligated to be distributed to each such other Lender by the Recovering Party.
     Section 2.14. Non-Receipt of Funds by Collateral Agent. Unless Collateral Agent shall have been notified in writing by a Lender or Borrowers prior to the date on which such Lender or Borrowers are scheduled to make payment to Collateral Agent of (in the case of a Lender) the proceeds of a Loan to be made by it hereunder or (in the case of Borrowers) a payment to Collateral Agent for the account of any or all of Lenders hereunder (such payment being herein referred to as a “Required Payment”), which notice shall be effective upon actual receipt, that it does not intend to make such Required Payment to Collateral Agent, Collateral Agent may (but shall not be required to) assume that the Required Payment has been made and may (but shall not be required to), in reliance upon such assumption, make the amount thereof available to the intended recipient(s) on such date and, if such Lender or Borrowers (as the case may be) has not in fact made the Required Payment to Collateral Agent, the recipient(s) of such payment shall, on demand, repay to Collateral Agent for Collateral Agent’s own account the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Collateral Agent until the date Collateral Agent recovers such amount at a rate per annum equal to (a) the Federal Funds Rate for such day, with respect to interest paid by such Lender, or (b) the applicable rate provided under Section 2.02, with respect to interest paid by Borrowers.
     Section 2.15. Replacement of Notes. Upon receipt of evidence reasonably satisfactory to Borrowers of the loss, theft, destruction or mutilation of any Note and (a) in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrowers (provided, however, that if the holder of such Note is the original holder of such Note, its own agreement of indemnity shall be deemed to be satisfactory), or (b) in the case of any such mutilation, upon the surrender of such Note for cancellation, Borrowers will execute and deliver, in replacement of such lost, stolen, destroyed, or mutilated Note, a new Note of like tenor.
     Section 2.16. Security for the Obligations; Subordination; Etc.
     (a) Collateral. Except as specified in Schedule 2.16(a) hereto, the Obligations shall be secured at all times by:
     (i) a first priority perfected security interest in and lien upon all presently owned and hereafter acquired tangible and intangible personal property and fixtures of each Borrower, including without limitation any intercompany notes, obligations or agreements, subject only to (A) any Permitted Liens and (B) the exclusion of any License, except to the extent (if any) that such a security interest is permitted or not prohibited by the Act (as defined in Section 4.08), and the rules, regulations and policies of the FCC (but including, to the maximum extent permitted by law, all rights incident or appurtenant to any such License, including without limitation the right to receive all proceeds derived or arising from or in connection with the sale, assignment or transfer thereof);

     (ii) first mortgages on all presently owned and hereafter acquired real estate owned by each Borrower, subject only to any Permitted Liens, together with mortgagee’s title insurance policies acceptable to Administrative Agent and Collateral Agent;
     (iii) collateral assignments of or leasehold mortgages on all real estate leases, in each case, in which any of the Borrowers now has or may in the future have an interest, subject only to any Permitted Liens, and such third party consents, lien waivers, non-disturbance agreements and estoppel certificates as Administrative Agent and Collateral Agent shall reasonably require, together with mortgagee’s title insurance policies acceptable to Administrative Agent and Collateral Agent;
     (iv) a first priority perfected collateral assignment and/or pledge of all of the issued and outstanding Equity Securities of each Borrower and all warrants, options, and other rights to purchase such Equity Securities; and
     (v) first priority perfected collateral assignments of the Licenses and all purchase agreements, construction contracts, management agreements, LMAs, programming agreements, licenses, permits, authorizations (except for licenses and permits issued by the FCC to the extent it is unlawful to grant a security interest in such licenses and permits) and other agreements as Administrative Agent and Collateral Agent shall reasonably deem necessary to protect the interests of Lenders, together with such third party consents, lien waiver and estoppel certificates as Administrative Agent and Collateral Agent shall reasonably require and as permitted by the underlying document.
     (b) Subordination. Without limiting the generality of Section 7.01, all existing and hereafter arising Indebtedness of each Borrower to its Affiliates shall be subordinated to any Indebtedness of such Borrower to Lenders pursuant to subordination agreement(s) satisfactory in form and substance to Administrative Agent (each an “Affiliate Subordination Agreement” and collectively, the “Affiliate Subordination Agreements”).
     (c) Security Documents. All agreements and instruments described or contemplated in this Section 2.16, together with all intercreditor agreements at any time in effect with respect to Indebtedness affecting Eligible Stations, any and all other agreements and instruments heretofore or hereafter securing the Notes and other Obligations or otherwise executed in connection with this Agreement, as the same may be amended, supplemented, extended, restated, renewed or replaced from time to time, are sometimes hereinafter referred to collectively as the “Security Documents” and each individually as a “Security Document”. Each Borrower agrees to execute and deliver, or cause to be executed and delivered, any and all Security Documents, in form and substance reasonably satisfactory to Collateral Agent, and take such action as Collateral Agent may reasonably request from time to time in order to cause Collateral Agent and Lenders to be secured at all times as described in this Section.
     (d) Collateral Agent. All Liens under the Security Documents or otherwise securing payment of the Obligations shall be granted to the Collateral Agent, for the benefit of Lenders, Administrative Agent and Collateral Agent. All Security Documents and financing statements heretofore executed by Borrowers or authorized by Borrowers to be filed or recorded by WFF, as Agent, in connection with the Original Credit Agreement, A&R Credit Agreement or otherwise shall remain in full force and effect, shall continue to secure payment and performance of, and to perfect the Liens intended to secure payment and performance of, the Obligations, and are hereby ratified and affirmed in all respects.
     Section 2.17. Use of Proceeds. The proceeds of the Loans shall be used solely in accordance with Schedule 2.17 hereto.
     III. CONDITIONS OF MAKING THE LOANS.
     Section 3.01. Conditions to the First Loans. The obligations of Lenders to enter into this Agreement and to make Loans to Borrowers on the Closing Date are subject to the following conditions:
     (a) Representations and Warranties. The representations and warranties of each Borrower and its Affiliates set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date hereof and on the date of the first Advance (except to the extent such representations and warranties are made as of other date(s), in which case such representations and warranties shall be true and correct in all material respects as of such other date(s)) and each Borrower shall have performed all obligations which were to have been performed by it hereunder prior to the Closing Date (unless waived by Agents or the Required Lenders).
     (b) Loan Documents and Organizational Documents. Borrowers shall have executed and/or delivered to Collateral Agent (or shall have caused to be executed and delivered to Collateral Agent by the appropriate Persons), the following:
     (i) the Revolving Credit Notes and the Term Notes;
     (ii) All of the Security Documents, including without limitation, all Affiliate Subordination Agreements, Uniform Commercial Code Financing Statements and Termination Statements and all mortgages, deeds of trusts and amendments thereto, lessor consents and waivers and related title insurance policies, if any, required by Administrative Agent or its counsel, in connection with Borrowers’ compliance with the provisions of Section 2.16;
     (iii) Certified copies (attached as required in Part A of the form attached as Schedule 3.01) of all corporate or other action taken by the Equity Holders of each Borrower authorizing the execution and delivery of the Loan Documents to which it is a party (including all resolutions authorizing the incurrence of the Obligations and the granting of the Liens contemplated by the Loan Documents to which it is a party, to the extent required by the Organizational Documents applicable thereto) which have been properly adopted and have not been modified or amended;
     (iv) A copy of the Organizational Documents of each Borrower, with any amendments thereto, certified by a Duly Authorized Officer of such Borrower (attached as required in Part A of the form attached as Schedule 3.01);

     (v) The names, true signatures and incumbency of all Duly Authorized Officers of each Borrower which is party to a Loan Document;
     (vi) For each Borrower, certificates of legal existence and good standing (both as to corporate law, if applicable, and, if available, tax matters) issued as of a reasonably recent date by the Secretary of State of such Borrower’s state of formation or organization and of any other state in which such Borrower is authorized or qualified to transact business;
     (vii) No later than three (3) Business Days prior to the Closing Date, true and correct copies of all Licenses, and all other material governmental licenses, franchises and permits, all material FCC Consents, Final Orders and other third party consents and all other material leases, contracts, agreements, instruments and other documents specified in Schedules 4.04, 4.06, 4.07, 4.09 and 4.16;
     (viii) Such Uniform Commercial Code, Federal tax lien and judgment searches with respect to the Borrowers and any other third parties as Agents shall require, the results thereof to be satisfactory to Agents;
     (ix) The Budget, Projections and historical financial statements of the Stations;
     (x) The Environmental Site Assessments for all owned Properties, the Environmental Questionnaires for all leased Properties (as required by Lenders) and similar diligence referenced to in Section 4.21;
     (xi) Certificates of insurance evidencing the insurance coverage and policy provisions required in this Agreement;
     (xii) Liquidation value appraisal of the Stations satisfactory to Agents and Lenders and confirming a combined Compressed Sale Value of Stations of not less than $122,222,222;
     (xiii) An Option Agreement (the “Option Agreement”) and a Warrant (the “Warrant”) in form and substance acceptable to Administrative Agent granting to Silver Point the right under certain circumstances to acquire Equity Securities consisting of Class A common stock of EBC; and
     (xiv) Such other supporting documents and certificates as Administrative Agent, Collateral Agent or Lenders may reasonably request.
     (c) Officer’s Certificates as to Compliance, Documents, Etc. Each Borrower shall have provided to Collateral Agent a compliance certificate substantially in the form of Part B of the form attached as Schedule 3.01 hereto or such other form as shall be satisfactory to Agents, duly executed on behalf of each Borrower by a Duly Authorized Officer, certifying as to satisfaction by each Borrower of the conditions to lending set forth in this Section 3.01, if and as applicable, and, specifically, as to certain matters specified therein.

     (d) No Material Adverse Change. As of the date hereof and as of the Closing Date, and since the dates of those certain Projections attached as Schedule 4.17 and other financial documents delivered to Administrative Agent prior to the Closing Date, no event or circumstance shall have occurred which could reasonably be expected to have a Material Adverse Effect.
     (e) Borrower Counsel Opinions. Administrative Agent shall have received:
     (i) the favorable written opinion of general corporate counsel to the Borrowers dated as of the date hereof, addressed to Administrative Agent, Collateral Agent and Lenders and reasonably satisfactory to Administrative Agent in scope and substance;
     (ii) the favorable written opinion of special communications counsel to the Borrowers, dated as of the date hereof, addressed to Administrative Agent, Collateral Agent and Lenders and reasonably satisfactory to Administrative Agent in scope and substance;
     (iii) the favorable written opinion of special local counsel to the Borrowers in the State of Nevada, dated as of the date hereof, addressed to Administrative Agent, Collateral Agent and Lenders and reasonably satisfactory to Administrative Agent in scope and substance.
     (f) Legal and Other Fees. As of the Closing Date, all fees owed to Administrative Agent, Collateral Agent, Lenders and their respective Affiliates pursuant to this Agreement and under the Fee Letter, and all legal fees and expenses of counsel to Administrative Agent, Collateral Agent and Lenders incurred through such date shall have been paid in full.
     (g) Site Inspections. Administrative Agent shall have completed satisfactory field surveys (including audits of the books and records) of each of the Stations owned and operated by Borrowers and interviews with their management and personnel.
     (h) Additional Reviews. Administrative Agent and Collateral Agent shall have completed satisfactory reviews of Borrowers’ business plans and Projections, adjusted for any planned Acquisitions, and received satisfactory reference checks for Borrowers’ senior management.
     (i) Minimum Availability. On the Closing Date, after giving effect to the Advance to be made on the Closing Date and the Term Loans, and receipt of funds by Collateral Agent for the benefit of the Revolving Credit Lenders, Availability shall not be less than $5,000,000.
     (j) Maximum Credit. On the Closing Date:
     (i) the sum of (A) the Aggregate Revolving Credit Commitments, (B) the Aggregate Term Loan Commitments, (C) the outstanding unpaid principal balances of all other Senior Debt owed by Borrowers, or any of them (including, without limitation, Senior Debt owed to Valley National Bank, Bank of Little Rock, One Bank & Trust and H&H Properties I Limited Partnership, and the unpaid balance of all outstanding Capital

Leases), shall not exceed the lesser of (y) $55,000,000, and (z) forty-five percent (45%) of the Compressed Sale Value of Stations; and
     (ii) after giving effect to all Loans made on the Closing Date, the sum of (A) the aggregate outstanding unpaid principal balance of the Revolving Credit Loans, (B) the aggregate outstanding unpaid principal balance of the Term Loans, (C) the Letter of Credit Usage, and (D) the outstanding unpaid principal balances of all other Senior Debt owed by Borrowers, or any of them (including, without limitation, Senior Debt owed to Valley National Bank, Bank of Little Rock, One Bank & Trust and H&H Properties I Limited Partnership, and the unpaid balance of all outstanding Capital Leases), shall not exceed the lesser of (y) $55,000,000, and (z) forty-five percent (45%) of the Compressed Sale Value of Stations.
     (k) Review by Agents’ Counsel. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to counsel for Administrative Agent and counsel for Collateral Agent.
     Section 3.02. All Loans. The obligations of Lenders to make any Loans (including Loans made on the Closing Date) or issue a Letter of Credit are, in each case, subject to the following conditions:
     (a) Representations and Warranties. All warranties and representations set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects as of the Borrowing Date (except to the extent such representations and warranties are made as of a specific date in which case they shall have been true and correct in all material respects as of such date). Each telephonic or written request for Loans or a Letter of Credit shall constitute a representation to such effect as of the date of such request and as of the date such Loans are made.
     (b) No Material Adverse Effect. As of each Borrowing Date, no event or circumstance shall have occurred which has had or could have a Material Adverse Effect. Each telephonic or written request for Loans or a Letter of Credit shall constitute a representation to such effect as of the date of such request and as of the Borrowing Date.
     (c) No Default. After giving effect to such Loans (as of the proposed date thereof or, in respect of the covenants set forth in Article V, on a pro forma basis as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered to Lenders under Section 6.05) or Letter of Credit and the use of proceeds thereof (whether for an Acquisition or otherwise), no Default shall have occurred and be continuing. Each telephonic or written request for Loans or a Letter of Credit shall constitute a representation to such effect as of the date of such request and as of the Borrowing Date.
     (d) Loan Request. Collateral Agent shall have received a properly completed Loan Request, together with all such financial and other information as Collateral Agent shall require to substantiate the current and pro forma certifications of no Default contained therein.

     (e) Supporting Documents. Administrative Agent and Collateral Agent shall have received such other supporting documents and certificates as Administrative Agent, Collateral Agent and the Required Lenders may reasonably request.
     Section 3.03. Loans Relating to Permitted Acquisitions. Without in any way limiting the discretion of Required Lenders to approve or withhold approval of any Acquisition, any agreement of Revolving Credit Lenders to make any Revolving Credit Loan in connection with a proposed Permitted Acquisition (except to the extent previously satisfied or provided in connection with the Permitted Acquisitions described on Schedule 2.17), is also subject to the satisfaction of the following conditions as of the date of the requested Advance:
     (a) Acquisition Closing.
     (i) The transactions contemplated by the applicable Acquisition Agreement shall be consummated by a Person who is or shall become a Borrower hereunder, contemporaneously with such Advance (except for the payment of that portion of the purchase price thereunder being paid with the proceeds of such Loan) substantially in accordance with the terms thereof and, in any event, in a manner reasonably satisfactory to Agents, including, without limitation, (1) the repayment in full in cash (simultaneously with, and from the proceeds of, the Loan or otherwise) of all Indebtedness of the applicable seller(s) related to the assets and properties transferred under such Acquisition Agreement to the extent such Indebtedness is not being assumed by the buyer, and (2) the valid assumption by the buyer of all other liabilities of the applicable seller(s) in respect of such assets and properties transferred under such Acquisition Agreement, other than liabilities not subject to assumption under such Acquisition Agreement which are otherwise addressed in a manner reasonably satisfactory to the Agents.
     (ii) Agents shall have received reasonable evidence of Borrowers’ ability to consummate receipt at closing of all licenses, permits, approvals and consents, if any, required with respect to such Acquisition and any other related transaction contemplated by this Agreement (including, without limitation, any necessary consents of the FCC to the sale contemplated by such Acquisition Agreement as evidenced by a Final Order, and any other required consents or filings of or with applicable Governmental Authorities or other third parties).
     (iii) Agents shall have received copies of the legal opinions delivered by seller(s) pursuant to the applicable Acquisition Agreement in connection with such Acquisition, together with a letter from each Person delivering an opinion (or authorization within the opinion) authorizing reliance thereon by Lenders and Agents.
     (iv) Collateral Agent shall have received written evidence reasonably satisfactory to Collateral Agent and its counsel that, except as otherwise disclosed in Schedule 4.09 hereto, all Leases covering tower and transmitter sites used by the Stations being acquired have lease terms (including all extension and renewal options exercisable unilaterally by Borrowers) through the Maturity Date.

     (v) The Borrowers shall have satisfied all conditions and obligations set forth in Section 7.04(b).
     (vi) The Borrowers shall have satisfied all other conditions reasonably imposed by Required Lenders in giving their consent to such Permitted Acquisition.
     (b) Officer’s Certificates as to Compliance, Solvency, Documents, Etc. Borrowers shall have provided to Collateral Agent one or more compliance and other closing certificates, in forms reasonably satisfactory to Agents, executed on behalf of Borrowers by their President, chief executive officer or chief financial officer, as applicable, certifying as to satisfaction by Borrowers of the conditions to lending set forth in this Article III and, specifically, as to certain matters reasonably specified therein, including a certificate of representations, warranties, compliance and non-default reasonably satisfactory in form and substance to Agents, together with updated versions of all Schedules to this Agreement and of the Exhibits to Borrowers’ Security Documents, and otherwise adjusting Borrowers’ representations and warranties contained herein and therein, to the extent appropriate in connection with such Acquisition and approved by Agents in writing in its sole discretion (which certificate, only if so approved, shall be deemed an amendment of this Agreement and such Security Documents and shall be incorporated by reference herein and therein).
     (c) Due Diligence. Agents and their counsel shall have completed their due diligence review with respect to the proposed Permitted Acquisition, including a review of all material agreements, and shall be reasonably satisfied with the results of such review, such review to be undertaken in a reasonably timely manner following delivery of all required information by Borrowers.
     (d) Other Deliveries. Borrowers shall have executed and/or delivered to Collateral Agent (or shall have caused to be executed and delivered to Collateral Agent by the appropriate persons), the following:
     (i) All lien searches reasonably required by Agents with respect to Borrowers and the assets to be acquired pursuant to such Acquisition and the applicable seller(s) (and their predecessors as owners of such assets), together with all financing statements and termination statements (or payoff letters evidencing a commitment to deliver executed termination statements to the Collateral Agent promptly after receipt of payoff) and all Security Documents (including the Joinder Agreement and Security Documents of any new Subsidiaries created or acquired in connection with such Acquisition, such Security Documents to be in form and substance acceptable to Collateral Agent), Mortgages and related title insurance policies reasonably required by Agents in connection with the Borrowers’ compliance with the provisions of Section 2.16;
     (ii) A certified copy of the resolutions of the Board of Directors of Borrowers, as applicable, authorizing such Acquisition;
     (iii) Such certificates of public officials and copies of material consents, agreements and other documents and such other supporting documents and information as Agents shall reasonably request (including, without limitation, all employment contracts of key employees with appropriate non-compete clauses therein);
     (iv) Not more than five (5) Business Days after a Borrower’s execution and delivery thereof, the applicable Acquisition Agreement, including detailed schedules of all owned and leased real property to be acquired thereunder;
     (v) If requested by Agents, engineering reports, environmental site assessments or such other information (including environmental questionnaires) with respect to owned and leased real properties, which shall be reasonably satisfactory in all respects to Agents;
     (vi) A balance sheet for Borrowers and the Station(s) to be acquired and updated projections, pro forma, of the Acquisition and the proposed Advances and showing financial covenant compliance, and all other financial information required by Section 7.04;
     (vii) A current balance sheet of the seller in such Acquisition (if available and to the extent received by Borrowers or their Subsidiaries) and such seller’s statements of income in respect to the Stations to be acquired;
     (viii) Certificates of insurance evidencing the additional insurance coverage and policy provisions required in this Agreement;
     (ix) Such Security Documents and agreements as Collateral Agent shall reasonably require; and
     (x) Such other supporting documents and certificates as Agents may reasonably request.
     (e) Lender Approval. Required Lenders, after completion of their due diligence, shall in their sole and absolute discretion have approved the requested Acquisition which is to be financed or refinanced by the Loan as a Permitted Acquisition. Agents and Required Lenders shall, on a best efforts basis, review and comment within thirty (30) days of Collateral Agent’s receipt from Borrowers of a signed letter of intent and preliminary due diligence package in scope and substance reasonably acceptable to Agents, indicating whether any proposed Acquisition is acceptable to Required Lenders, subject to the satisfaction of all conditions set forth herein for funding. For purposes of determining compliance with the conditions precedent referred to in Sections 3.01, 3.02 and 3.03 as of the Closing Date or, with respect to Advances made hereafter, as of the Borrowing Date of such Advances, each Lender (other than an Agent in its capacity as a Lender) shall be deemed to have consented to, approved or accepted or be satisfied with each document or other matter which is the subject of such Lender’s consideration under any of the provisions of such Sections, unless an officer of Collateral Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Lender at least five (5) Business Days prior to the applicable borrowing date specifying its objection thereto and such Lender shall have failed to make available such Lender’s ratable share of such Advances, as the case may be.

     (f) Opinions. Agents shall have received the favorable written opinions of FCC and local counsel to Borrowers, dated the date of such Advance, addressed to Agents and reasonably satisfactory to Agents in scope and substance.
     (g) Fees and Legal Fees. All fees required to be paid by Borrowers under the Fee Letter at the time of the Advance, and all reasonable legal fees and expenses of counsel to the Agents referred to in Section 13.02 incurred through the date of such Advance, shall have been paid in full.
     (h) Review by Agents’ Counsel. All legal matters incident to the transactions contemplated hereby shall be reasonably satisfactory to counsel for Agents.
     IV. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to Agents and Lenders (which representations and warranties shall give effect to the consummation of all of the transactions referred to in Section 3.01 and shall survive the delivery of the Notes and the making of the Loans) that:
     Section 4.01. Financial Information. Borrowers have heretofore furnished to Lenders:
     (a) (i)the audited balance sheets of Borrowers as at December 31, 2003, and the statements of operations, changes in stockholders’ equity and changes in financial position of Borrowers for the Fiscal Year ending on such date, and (ii) the internally prepared balance sheet of Borrowers as at April 30, 2004, and the statement of operations of Borrowers for the four-month period ending on such date. Said financial statements and balance sheets have been prepared in accordance with GAAP applied on a basis consistent with that of preceding periods, and are complete and correct in all material respects and fairly present the financial condition of Borrowers as at said dates and the results of operations of Borrowers for the periods indicated. Since December 31, 2003, there has occurred no Material Adverse Change other than as disclosed in said balance sheets and financial statements. No Borrower has any material contingent obligations, liabilities for taxes or unusual forward or long-term commitments except as specifically mentioned in the foregoing financial statements. All financial projections submitted to Lenders by Borrowers are reasonable in light of all information presently known by Borrowers; and
     (b) (i) the Opening Balance Sheet of the Borrowers showing their pro forma financial condition after the consummation of any and all transactions contemplated hereby to have occurred as of the Closing Date (the "Opening Balance Sheet”) and (ii) the Projections of the Borrowers as set forth in Section 4.17. Except as set forth in Schedule 4.01, no Borrower has any contingent obligations, liabilities for taxes or unusual forward or long-term commitments not shown on the Opening Balance Sheet. The Opening Balance Sheet fairly represents the pro forma financial condition of the Borrowers as of its date. All financial projections and other financial information submitted to Lenders by Borrowers (including all projections set forth in the Budget) are believed by Borrowers to be reasonable in light of all information presently known by Borrowers. To the best of their belief and after all diligence and inquiry, the Projections reflect the reasonable estimates of Borrowers of the results of operations and other information set forth therein.

     Section 4.02. Organization, Qualification, Etc. Each Borrower (a) is duly formed, validly existing and in good standing under the laws of its state of incorporation, organization or formation, all as specified in Schedule 4.02, (b) has the power and authority to own its properties and to carry out its business as now being conducted and as presently contemplated, (c) has the power and authority to execute and deliver, and perform its respective obligations under, this Agreement, the Notes and the Security Documents and all other Loan Documents to which it is a party and (d) is duly qualified to transact business in the jurisdictions specified in such Schedule 4.02 and in each other jurisdiction where the nature of its activities requires such qualification except where the failure to qualify could not reasonably be expected to have a Material Adverse Effect. Schedule 4.02 lists all Subsidiaries of each Borrower (including Subsidiaries which are Inactive Subsidiaries). None of the Inactive Subsidiaries owns any material assets or properties or owns, operates or is engaged in any business activity.
     Section 4.03. Authorization; Compliance; Etc. The execution and delivery of, and performance by Borrowers, if any, of their respective obligations under, this Agreement, the Notes and the Security Documents, and all other Loan Documents have been duly authorized by all requisite corporate, partnership, limited liability company and other action, as the case may be, and will not violate any provision of law (including without limitation the Act, the FCC Rules and all other rules, regulations, administrative orders and policies of the FCC), any order, judgment or decree of any court or other agency of government, the Organizational Documents of each Borrower or any indenture, agreement or other instrument to which each Borrower is a party, or by which each Borrower is bound or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be permitted under this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of each Borrower pursuant to, any such indenture, material agreement or instrument. Each of the Loan Documents constitutes the valid and binding obligation of each of the Borrowers and their Affiliates party thereto, enforceable against such parry in accordance with its terms, subject, however to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in an action in law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right under any such agreement.
     Section 4.04. Governmental and Other Consents. Etc. No Borrower is required to obtain any consent, approval or authorization from, to file any declaration or statement with or to give any notice to, any Governmental Authority, including, without limitation, any Specified Authority, or any other Person (including, without limitation, any notices required under the applicable bulk sales law) in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents except (i) filings and recordings required under Section 2.16 and the Security Documents, (ii) from time to time, the Borrowers may be required to obtain certain authorizations of or to make certain filings with the FCC which are required in the ordinary course of business, (iii) copies of certain documents, including without limitation certain Loan Documents, may be required to be filed with the FCC, (iv) the FCC must be notified of the consummation of any assignments or transfers of control of FCC authorizations and ownership reports are required to be filed with the FCC after such consummation, (v) prior to the exercise of certain rights or remedies under the Loan Documents by Agents and Lenders, FCC consents and notifications with respect to such exercise may be required to be timely obtained or made, and (vi) as otherwise set forth on Schedule 4.04. Except as set forth in such Schedule 4.04, all consents, approvals and authorizations described in such Schedule have been duly granted and are in full force and effect on the date hereof and all filings described in such Schedule have been properly and timely made.
     Section 4.05. Litigation. Except as specified in Schedule 4.05, there is no action, suit or proceeding at law or in equity or by or before any Governmental Authority, including, without limitation, any Specified Authority, now pending or, to the knowledge of Borrowers, threatened (nor is any basis therefor known to Borrowers), (a) which questions the validity of any of the Loan Documents, or any action taken or to be taken pursuant hereto or thereto, or (b) against or affecting a Borrower which, if adversely determined, either in any case or in the aggregate, would have a Material Adverse Effect.
     Section 4.06. Compliance with Laws and Agreements. No Borrower is a party to, or subject to, any agreement or instrument containing any corporate, partnership, limited liability company or other restriction which would prohibit its consummation of the transaction or performance of the obligations contemplated by the Loan Documents. Except as set forth on Schedule 4.06 attached hereto, no Borrower is in material violation of (a) any provision of its Organizational Documents or of any material indenture, agreement or instrument to which it is a party or by which it is bound (including, without limitation, the A&R Credit Agreement), (b) any provision of law (including without limitation the Act, the FCC Rules and all other rules, regulations, administrative orders and policies of the FCC), or (c) any order, judgment or decree of any court or other Governmental Authority, including, without limitation, any Specified Authority.
     Section 4.07. The Stations. Schedule 4.07 hereto accurately and completely lists (a) all material authorizations, licenses, permits and franchises granted or assigned to the respective Borrowers by the FCC or any other public or governmental agency or regulatory body and now held by the respective Borrowers, including all material authorizations, licenses, permits and franchises, for the operation of the Stations including all associated boosters and translators identified on Schedule 4.07, and (b) all material authorizations, licenses, permits, franchises and construction permits granted or assigned to Borrowers by the FCC, and the same constitute the only material licenses, permits or franchises or other authorizations of any public or governmental agency or regulatory body required or advisable in connection with the conduct by each Borrower of its business as presently conducted or proposed to be conducted. All existing Licenses are in full force and effect, are duly issued in the name of, or validly assigned to, the Borrowers as identified on Schedule 4.07, and each Borrower has full power and authority to operate thereunder and in full material compliance therewith. The Licenses (or true copies thereof) are posted at the Stations in accordance with Section 73.1230 of the FCC Rules. Such Schedule also specifies the expiration date of each existing License. Except as set forth on Schedule 4.07, there are no pending applications, requests for special temporary authority, requests for extension of time, replies to complaints or other unresolved filings with the FCC submitted by any Borrower, nor is there pending (or, to Borrowers’ knowledge, threatened) any action by or before the FCC to revoke, cancel, rescind, modify or refuse to renew in the ordinary course, any of the Licenses. Borrowers shall supplement Schedule 4.07 from time to time with a list of all material Licenses issued to the Borrowers with respect to all television broadcast stations acquired and other Permitted Acquisitions consummated after the date hereof.

     Section 4.08. Regulatory Compliance. Borrowers have reviewed and evaluated in detail the applicable provisions of the Communications Act of 1934, as amended (the “Act”), and all applicable FCC rules and policies currently in effect (the “FCC Rules”), and all rules and policies of any other Specified Authority, including, without limitation, all rules and regulations governing equal employment opportunity. Based upon such review, the Stations are in material compliance with the Act, the FCC Rules and the rules of any other Specified Authority applicable to them. Without limiting the generality of the foregoing (except to the extent that the failure to comply with any of the following could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect):
     (i) each Borrower has filed all material reports and other submissions required to be filed with the Specified Authorities by each Borrower or with respect to the Stations and their operations;
     (ii) the operation of the Stations is in compliance in all material respects with ANSI Standards C95.1-1982 to the extent required under applicable rules and regulations;
     (iii) to the best of Borrowers’ knowledge, all of the existing towers used in the operation of the Stations are obstruction-marked and lighted to the extent required by, and in accordance with, the rules and regulations of the Specified Authorities and appropriate notification to the Specified Authorities has been filed for each such tower where required by the rules and policies of the Specified Authorities;
     (iv) each Station is being operated substantially in compliance with the applicable Licenses; and
     (v) each Borrower and all persons who have an interest in the Borrowers as specified by the FCC Rules are in compliance with the provisions of Section 310 of the Act, relating to the interests of aliens and foreign governments.
     (b) Except as specified in Schedule 4.08, (i) no FCC proceedings against a Borrower in respect of equal employment opportunity violations are pending or, to Borrowers’ best knowledge, threatened, and (ii) there is not pending, issued or outstanding by or before the FCC, or to the knowledge of Borrowers threatened, any Order to Show Cause, Notice of Violation, Notice of Apparent Liability, Notice of Forfeiture or other investigation or material complaint against any of the Stations or Borrowers.
     (c) The assets of each Station are adequate and sufficient for all of the current operations of such Station as contemplated as of the date hereof.
     Section 4.09. Title to Properties; Condition of Properties; Proprietary Rights.
     (a) Except as set forth on Schedule 4.09, Borrowers have good title to all Collateral free and clear of all Liens, except Liens permitted under Section 7.02 of this Agreement (“Permitted Liens”). Such Schedule 4.09 also sets forth a description of all real properties owned or leased by Borrowers and which are used in the operation of the Stations.

     (b) Schedule 4.09 accurately and completely lists, and sets forth a description of, all agreements between each Borrower and any Person relating to the location of (i) tower and transmitter sites used in the operation of the Stations and (ii) offices, studios and other facilities, and the same constitute the only tower site and other leases necessary in connection with the conduct by Borrowers of their businesses as presently conducted (the “Leases”). Each of Borrowers enjoys quiet possession under all Leases to which it is a party as lessee and which relate to the operations of the Stations, and all of such Leases are valid, subsisting and in full force and effect. Except as specified on Schedule 4.09, the term of each of such Leases (including unexercised renewal options) extends at least through the Maturity Date. None of such Leases contains any provision restricting the incurrence of indebtedness by the lessee.
     (c) Except as specified in such Schedule 4.09, none of the improved real property owned or leased by each Borrower that is required to be mortgaged under Section 2.16(a) is situated in a flood zone designated as type “A”, “B” or “V” by the U.S. Department of Housing and Urban Development.
     (d) Schedule 4.09 sets forth an accurate and complete list of all Intellectual Property, owned by or licensed to each Borrower and used or to be used by each Borrower in connection with the ownership or operation of the Stations. Such Intellectual Property constitute all of such proprietary rights that are necessary for the operation of the Stations, except to the extent that their absence would not have a Material Adverse Effect. To Borrower’s knowledge, all documents and agreements relating to such Intellectual Property is in full force and effect and no material default has occurred and is continuing under any such document or agreement.
     (e) To Borrowers’ knowledge, the use by each Borrower of any Intellectual Property owned by such Borrower does not require the consent of any other Person and the same are freely transferable (except as otherwise provided by law). Except as described on Schedule 4.09, the Borrowers have ownership or a valid license to use all Intellectual Property used or to be used by it in connection with the ownership or operation of the Stations, free and clear of any attachments, liens, encumbrances or adverse claims, and, to Borrowers’ knowledge, neither the present or contemplated activities or products of any of the Borrowers infringe upon any Intellectual Property of others.
     Section 4.10. Interests in Other Businesses. Except as reflected in Schedule 4.10 or Schedule 4.19 hereto, no Borrower (a) holds or owns any of the issued and outstanding Equity Securities, or any rights to acquire the same, of any corporation, partnership, limited liability company, firm or entity or (b) engages in any business activities or operations other than the ownership and operation of the Stations and the ownership and leasing of available space on broadcast towers used by Borrowers for their broadcast operations.
     Section 4.11. Solvency.
     (a) The aggregate amount of the full saleable value of the assets and properties of Borrowers exceeds the amount that will be required to be paid on or in respect of Borrowers’ existing debts and other liabilities (including probable contingent liabilities) as they mature.

     (b) Borrowers’ assets and properties do not constitute unreasonably small capital for Borrowers to carry out their business as now conducted and as proposed to be conducted, including Borrowers’ capital needs, taking into the account the particular capital requirements of such Borrower’s business and the projected capital requirements and capital availability thereof.
     (c) Borrowers do not intend to, nor will Borrowers, incur debts beyond their ability to pay such debts as they mature, taking into account the timing and amounts of cash reasonably anticipated to be received by Borrowers and the amounts of cash reasonably anticipated to be payable on or in respect of Borrowers’ obligations. Borrowers’ cash flow, after taking into account all anticipated sources and uses of cash, will at all times be sufficient to pay all such amounts on or in respect of its indebtedness when such amounts are required to be paid.
     (d) Borrowers believe that no reasonably anticipated final judgment in a pending action or, to its knowledge, any threatened action for money damages will be rendered at a time when, or in an amount such that, each Borrower will be unable to satisfy such judgment promptly in accordance with its terms (taking into account the maximum reasonable amount thereof and the earliest reasonable time at which such judgment might be rendered). The cash available to each Borrower, after taking into account all other anticipated uses of cash (including the payment of all such Borrower’s indebtedness) is anticipated to be sufficient to pay any such judgment promptly in accordance with their terms.
     (e) No Borrower is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a substantial portion of its property, and Borrowers have no knowledge of any Person contemplating the filing of any such petition against any Borrower.
     Section 4.12. Full Disclosure. No statement of fact made by or on behalf of any Borrower in this Agreement or any other Loan Document or in any certificate or schedule furnished to Lenders pursuant hereto or thereto contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained therein or herein not misleading. There is no fact presently known to Borrowers which has not been disclosed to Lenders in writing which materially and adversely affects any Borrower, or, as far as Borrowers can reasonably foresee, could have, a Material Adverse Effect, other than facts and circumstances generally known within the television broadcast industry.
     Section 4.13. Margin Stock. The Borrowers do not own or have any present intention of acquiring any “margin stock” within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called “Margin Stock”).
     Section 4.14. Tax Returns. Each Borrower has filed all federal, state and local tax and information returns required to be filed (taking into account any extensions filed) and has paid or made adequate provision for the payment of all material federal, state and local taxes, franchise fees, charges and assessments shown thereon.

     Section 4.15. Pension Plans, Etc.
     (a) Except as described in Schedule 4.15, neither any Borrower nor any member of the Controlled Group has any pension, profit sharing or other similar plan providing for a program of deferred compensation to any employee.
     (b) No Borrower and no member of the Controlled Group has any material liability (i) under Section 412 of the Code for failure to satisfy the minimum funding requirements for pension plans, (ii) as the result of the termination of a defined benefit plan under Title IV of ERISA, (iii) under Section 4201 of ERISA for withdrawal or partial withdrawal from a multiemployer plan, or (iv) for participation in a prohibited transaction with an employee benefit plan as described in Section 406 of ERISA and Section 4975 of the Code.
     Section 4.16. Material Agreements. Except for matters disclosed in Schedules 4.07, 4.09 and 4.20, Schedule 4.16 hereto accurately and completely lists all material agreements, if any, between Borrowers and their Affiliates, and all material construction, engineering, management, consulting and other agreements, if any, which are in effect on the date hereof in connection with the conduct of the business of Borrowers, including without limitation the acquisition, construction, extension and/or operation of the Stations.
     Section 4.17. Projections. Attached as Schedule 4.17 are annual projections of the operation of EBC’s consolidated business through December 31,2008 (the “Projections”).
     Section 4.18. Brokers. Etc. Except as disclosed in Schedule 4.18 hereto, no Borrower has dealt with any broker, finder, commission agent or other similar Person in connection with the Loans or the transactions contemplated by this Agreement or is under any obligation to pay any broker’s fee, finder’s fee or commission in connection with such transactions.
     Section 4.19. Capitalization. Attached as Schedule 4.19 is a description of the ownership relationships among Borrowers and their respective Affiliates, showing accurate ownership percentages of the Equity Holders (other than Equity Holders of EBC) of record and accompanied by a statement of authorized and issued Equity Securities for each such entity as of the date hereof. Such Schedule 4.19 also states, as of the date hereof (a) which securities, if any, carry preemptive rights; (b) whether there are any outstanding subscriptions, warrants or options to purchase any securities; (c) whether each Borrower is obligated to redeem or repurchase any of its securities, and the details of any such committed redemption or repurchase; and (d) any other agreement, arrangement or plan to which each Borrower is a party or participant or of which Borrower has knowledge which will directly or indirectly affect the capital structure of each Borrower. All such Equity Securities of the Borrower’s are validly issued and fully paid and nonassessable, and owned as set forth on such Schedule 4.19. All such Equity Securities of the Borrowers are owned, legally and beneficially, free of any assignment, pledge, lien, security interest, charge, option or other encumbrance, except for (i) Permitted Liens, (ii) restrictions on transfer imposed by the Organizational Documents of such Person, and (iii) restrictions on transfer imposed by applicable securities laws, as indicated on the certificates evidencing such Equity Securities or as may be imposed by the FCC.

     Section 4.20. Environmental Compliance. Except as specified in the reports listed on Schedule 4.20 (copies of which have been provided to Agents)
     (a) To the best of each Borrower’s knowledge, all real property leased, owned, controlled or operated by the Borrowers (the “Properties”) and their existing and, to the best of Borrower’s knowledge, prior uses and activities thereon, including, but not limited to, the use, maintenance and operation of each of the Properties and all activities in the conduct of business related thereto, comply and have at all times complied in all material respects with all Environmental Laws, except where the failure to comply could not have a Material Adverse Effect.
     (b) Neither any of the Borrowers, nor, to the best of any Borrower’s knowledge, any previous owner, tenant, occupant or user of any of the Properties or any other Person, has engaged in or permitted any operations or activities upon any of the Properties for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of a material amount of any Hazardous Materials the removal of which is required or the maintenance of which is prohibited or penalized.
     (c) To the best of each Borrower’s knowledge, no Hazardous Material has been or is currently located in, on, under or about any of the Properties in a manner which materially violates any Environmental Law or which requires cleanup or corrective action of any kind under any Environmental Law.
     (d) To the best of each Borrower’s knowledge, no notice of violation, lien, complaint, suit, order or other notice or communication concerning any alleged violation of any Environmental Law in, on, under or about any of the Properties, has been received by each Borrower or, to the best of Borrower’s knowledge, any prior owner or occupant of any of the Properties which has not been fully satisfied and complied with in a timely fashion so as to bring such Property into full compliance with all Environmental Laws.
     (e) The Borrowers have all permits and licenses required under any Environmental Law to be issued to them by any Governmental Authority on account of any or all of their activities on any of the Properties, (except to the extent that the absence of any such permit or license would not have a Material Adverse Effect) and are in material compliance with the terms and conditions of such permits and licenses. To the best of Borrower’s knowledge, no change in the facts or circumstances reported or assumed in the application for or granting of such permits or licenses exist, and such permits and licenses are in full force and effect.
     (f) To the best of each Borrower’s knowledge, no portion of any of the Properties has been listed, designated or identified in the National Priorities List (NPL) or the CERCLA information system (CERCLIS), both as published by the United States Environmental Protection Agency, or any similar list of sites published by any federal, state or local authority proposed for or requiring cleanup, or remedial or corrective action under any Environmental Law.
     (g) Each Borrower, at its expense, has provided to Agents and Lenders a “Transaction Screen” or “Phase One” site assessment (as required by Lenders) for each of the owned

Properties designated by Lenders (including those owned Properties designated on Schedule 4.20 and required as a condition to the execution of this Agreement under Section 2.16) (collectively, the “Environmental Site Assessments”), prepared by an environmental consulting firm of national reputation reasonably satisfactory to Lenders, together with a letter from such firm to Agents authorizing Agents and Lenders to rely thereon. Each of the Environmental Site Assessments provided to Agents and Lenders is, to the best of Borrower’s knowledge, true and accurate in all material respects. Borrower has also provided to Agents and Lenders an “Environmental Questionnaire” (as required by Agents) for each of the leased properties designated by Lenders (collectively, the “Environmental Questionnaires”).
     Section 4.21. Investment Company Act. No Borrower is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or a “holding company,” or a “subsidiary company” of a “holding company,” or an “affiliate” of a “holding company,” or of a “subsidiary company” of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935, as amended.
     Section 4.22. Labor Matters. No Borrower is experiencing any strike, labor dispute, slow down or work stoppage due to labor disagreements which could reasonably be expected to have a Material Adverse Effect; to Borrowers’ knowledge, there is no such strike, dispute, slow down or work stoppage threatened against any Borrower; and neither Borrower is subject to any collective bargaining or similar arrangements.
     Section 4.23. Delaware Code Provisions. None of the Organizational Documents of Borrowers contains any provision similar to those set forth in Section 102(b)(2) of Title 8 of the Delaware Code.
     V. FINANCIAL COVENANTS. Borrowers hereby covenant and agree that, so long as any Lender has any obligation to extend credit to Borrowers, or any of them, hereunder, and for so long thereafter as there remains outstanding any of the Obligations, whether now existing or arising hereafter, the Borrowers will on a consolidated basis:
     Section 5.01. Senior Leverage Ratio. [Section Intentionally Omitted.]
     Section 5.02. Interest Coverage. [Section Intentionally Omitted.]
     Section 5.03. Fixed Charge Coverage. [Section Intentionally Omitted.]
     Section 5.04. Capital Expenditures. Not make or incur Capital Expenditures (exclusive of Capital Expenditures consisting of Permitted Acquisitions) on a consolidated basis in any calendar year in excess of (a) $6,000,000 in calendar year 2004, (b) $3,500,000 in calendar year 2005, or (c) $2,000,000 in any calendar year thereafter; provided, however, that so long as no Event of Default shall then exist, Capital Expenditures permitted, but not made, in any fiscal year may be deferred and made in the subsequent fiscal year in addition to (and computed after the application of) permitted Capital Expenditures for such subsequent fiscal year specified above, provided, further, that no such deferred Capital Expenditures may be further deferred. Notwithstanding the foregoing, Capital Expenditures and Permitted Acquisitions which are either (i) funded solely by additional cash equity or (ii) not financed with the Loans and which are nonrecourse to Borrowers and the Stations, shall not be treated as Capital Expenditures for the purposes of this Section 5.04.
     Section 5.05. Restricted Payments. (a) Not directly or indirectly declare, order, pay or make any Restricted Payment or set aside any sum or property therefor without Lenders’ prior written consent, except as follows:
          (i) Borrowers may make payments permitted by the Affiliate Subordination Agreement;
          (ii) EBC may make payments of management fees and expenses pursuant to the Management Agreement as in effect on the date hereof;
          (iii) EBC may utilize up to $5,000,000 from the Net Cash Proceeds of Pre-Approved Station Sales listed in Schedule 7.03 hereto for the purpose of effecting a one-time redemption of common stock of EBC within one (1) year of the Closing Date; and
          (iv) EBC may use up to $2,000,000 of Loan proceeds to redeem capital stock within one (1) year of the Closing Date as described in Schedule 2.17 hereto;
so long as, in each case, no Default has occurred and is then continuing or would occur after giving effect thereto; and in the case of the Restricted Payments described in Section 5.05(a)(iii) and (iv) EBC has first satisfied its obligations to Silver Point as set forth m a the Option Agreement.
     (b) Notwithstanding the limitations set forth in Section 5.05(a), EBC may make scheduled distributions when due and payable in respect to its preferred stock if (i) no Default has occurred and is then continuing after giving effect to such proposed distributions, and (ii) either the Required Lenders have consented thereto in writing or the Required Lenders have elected to decline Borrowers’ written offer, delivered to each Agent not less than three (3) months prior to the date of such proposed distribution, to pay all of their Obligations in full.
     Section 5.06. Minimum Revenues and EBITDA. For each twelve-month period ending on the last day of each Fiscal Quarter indicated below, earn minimum consolidated revenues from business operations and minimum consolidated EBITDA of not less than the respective amounts set forth below:

For the three-month	Minimum Revenues to	Minimum EBITDA to
period ending on:	be not less than:	be not less than:
June 30, 2004	$21,010,000	($8,052,000)
September 30, 2004	$20,430,000	($7,697,000)
December 31, 2004	$20,160,000	$ 475,000
March 31, 2005	$19,850,000	$1,250,000
June 30, 2005	$21,350,000	$3,000,000
September 30, 2005	$24,100,000	$4,250,000
December 31, 2005	$28,000,000	($2,250,000)
March 31, 2006	$30,250,000	($1,250,000)

For the three-month	Minimum Revenues to	Minimum EBITDA to
period ending on:	be not less than:	be not less than:
June 30, 2006	$33,500,000	($250,000)
September 30, 2006	$36,750,000	$1,500,000
December 31, 2006	$40,250,000	$4,750,000
March 31, 2007	$42,000,000	$6,500,000
June 30, 2007	$44,000,000	$8,750,000
September 30, 2007	$46,750,000	$11,000,000
December 31, 2007	$50,000,000	$11,750,000
March 31, 2008	$52,000,000	$12,750,000
June 30, 2008	$54,500,000	$13,750,000
September 30, 2008	$58,000,000	$16,000,000
December 31, 2008	$62,000,000	$20,000,000
March 31, 2009	$64,500,000	$21,000,000
June 30, 2009	$68,000,000	$22,500,000
          Section 5.07. Minimum Availability. Maintain at all times Availability in an amount equal to or greater than the greater of (i) Two Million Five Hundred Thousand Dollars ($2,500,000), and (ii) twelve and one-half percent (12.50%) of the sum of the then applicable Aggregate Revolving Credit Commitments plus the then unpaid principal balance of the Term Loans; provided, however, that Lenders agree to delete the covenant contained in this Section 5.07 from this Agreement upon receipt of Borrowers’ consolidated financial statements confirming that Borrowers’ consolidated EBITDA for the trailing twelve-month period covered by such financial statements, exclusive, however, of any gains from Dispositions, is greater than $6,500,000, and no Default or Event of Default then exists.
     VI. AFFIRMATIVE COVENANTS. Each Borrower hereby covenants and agrees to and with each of Lenders that, so long as any Lender has any obligation to extend credit to Borrowers, or any of them hereunder, and for so long thereafter as there remains outstanding any of the Obligations, whether now existing or hereafter arising, each Borrower shall, and shall cause each of its Subsidiaries to:
     Section 6.01. Preservation of Assets; Compliance with Laws, Etc.
     (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its corporate, partnership, or limited liability company existence and all material rights, licenses, permits and franchises (including all Licenses) and comply in every material respect with all laws and regulations applicable to it (including without limitation the Act, the FCC Rules, and all other rules, regulations, administrative orders and policies of any Governmental Authority, including, without limitation, any other Specified Authority), all material agreements to which it is a party and all agreements with its Equity Holders;
     (b) At all times maintain, preserve and protect all material trade names and proprietary rights;
     (c) Renew each real property Lease with respect to the operation of the Stations on a timely basis in accordance with its renewal terms or replace such Lease without disruption of Borrowers’ broadcast operations or broadcast signal and provide Collateral Agent with all related Security Documents with respect thereto, as required by the Collateral Agent; and

     (d) Preserve all the remainder of its material property used or useful in the conduct of its business and keep the same in good repair, working order and condition (reasonable wear and tear and damage by fire or other casualty excepted), and from time to time, make or cause to be made all repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be conducted at all times in the ordinary course ‘ in a manner substantially consistent with past practices, but taking into account limitations on Capital Expenditures set forth in Section 5.04 hereof.
     Section 6.02. Insurance.
     (a) Keep all of its insurable properties now or hereafter owned adequately insured at all times against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses (with extended coverage endorsement including hurricane, tornado and wind damage coverage); maintain public liability, broadcasters’ liability and workers’ compensation insurance insuring such Borrower to the extent customary with respect to companies conducting similar businesses; maintain workers’ compensation insurance as required by applicable state law, and maintain business interruption insurance in an amount not less than three (3) months’ of net profits and Total Fixed Charges of Borrowers’ business, all by financially sound and reputable insurers and furnish to Lenders satisfactory evidence of the same (including certification by a Duly Authorized Officer of Borrowers of timely renewal of, and timely payment of all insurance premiums payable under, all such policies, which certification shall he included in the next succeeding Compliance Report delivered pursuant to Section 6.05(d)); notify each of Lenders of any material change in the insurance maintained on its properties after the date hereof and furnish each of Lenders satisfactory evidence of any such change; maintain insurance with respect to its tower, transmission and/or studio facilities and related, equipment in an amount equal to the full replacement cost thereof, provide that each insurance policy pertaining to any of its insurable properties shall:
     (i) name (A) Collateral Agent, on behalf of Lenders, as loss payee pursuant to a so-called “standard mortgagee clause” or “Lender’s loss payable endorsement”, with respect to property coverage, and (B) each Agent and each Lender, as additional insured, with respect to general liability coverage;
     (ii) provide that no action of any Borrower shall void any such policy as to Agents or Lenders, and
     (iii) provide that the insurer(s) shall notify Collateral Agent of any proposed cancellation of such policy at least thirty (30) days in advance thereof (unless such proposed cancellation arises by reason of non-payment of insurance premiums in which case such notice shall be given at least ten (10) days in advance thereof) and that Agents and Lenders will have the opportunity to correct any deficiencies justifying such proposed cancellation.
     (b) In the event of a Casualty Event affecting any asset or property of a Borrower (whether or not such property constitutes Collateral) (the “Damaged Property”) and provided that no Default shall have occurred and be continuing, Collateral Agent and Lenders will deliver to Borrowers (for the benefit of such Borrowers) any Insurance Proceeds therefrom, if Borrowers so elect following notice thereof provided by Collateral Agent within ten (10) days of its receipt of any Insurance Proceeds, provided, however that (i) Borrowers shall use such proceeds for the restoration or replacement of the Damaged Property within the applicable Restoration Period, (ii) Borrowers shall have demonstrated to the reasonable satisfaction of Collateral Agent that the Damaged Property will be restored to substantially its previous condition or will be replaced by substantially identical property or assets and (iii) if Collateral Agent, on behalf of Lenders, had a security interest in and lien upon the Damaged Property, Lenders shall have received, at the request of the Required Lenders, a favorable opinion from Borrowers’ counsel, in form and substance satisfactory to the Required Lenders, as to the perfection of Collateral Agent’s security interest in and lien upon such restored or replaced property or asset and such evidence satisfactory to the Required Lenders as to the priority of such security interest and liens. If Borrowers fail to elect the disbursement of such Insurance Proceeds as provided in the foregoing sentence within thirty (30) days following receipt of Collateral Agent’s notice, Borrowers shall be deemed to have elected that such Insurance Proceeds be applied to the prepayment of the Revolving Credit Loans and that the Revolving Credit Commitments be permanently reduced by such amount; and in the event the Revolving Credit Commitments are permanently reduced to zero, the remaining proceeds shall be applied to the prepayment of the Term Loans.
     (c) If a Borrower receives any disbursements of Insurance Proceeds as contemplated by Section 6.02(b), but fails to restore or replace the Damaged Property within the applicable Restoration Period, as required under Section 6.02(b), then Borrowers shall return all such disbursements to Collateral Agent for application, together with the balance of any related Insurance Proceeds not so disbursed, to the prepayment of the Revolving Credit Loans and the Revolving Credit Commitments shall be permanently reduced by such amount; and in the event the Revolving Credit Commitments are permanently reduced to zero, the remaining proceeds shall be applied to the prepayment of the Term Loans.
     (d) Collateral Agent, if directed by the Required Lenders upon the occurrence and during the existence of any Event of Default, may elect to apply any Insurance Proceeds received by Collateral Agent pursuant to this Section 6.02 to the replacement, restoration and/or repair of the Damaged Property, in lieu of effecting the prepayment of the Revolving Credit Loans and reduction of the Revolving Credit Commitments; and in the event the Revolving Credit Commitments are permanently reduced to zero, the remaining proceeds shall be applied to the prepayment of the Term Loans.
     (e) If Borrowers or Collateral Agent, at the direction of the Required Lenders, elect to replace, restore and/or repair the Damaged Property as provided in Section 6.02(b) or (d), the related Insurance Proceeds (and any earnings thereon) shall be held by Collateral Agent and shall be applied to the replacement, restoration and repair of the Damaged Property and advanced by Collateral Agent in periodic installments upon compliance by Borrowers with such reasonable conditions to disbursement as may be imposed by the Required Lenders, including, but not limited to, reasonable retention amounts and receipt of lien releases and, if determined by Collateral Agent, disbursement of such Insurance Proceeds jointly to Borrowers and any contractors, subcontractors and materialmen to whom payment is owed in connection with such repair, replacement and/or restoration.

     (f) Following the occurrence and the continuance of an Event of Default under either paragraph (b) or (c) of Article VIII, Collateral Agent shall have no obligation to release any Insurance Proceeds to Borrowers as provided above and all such proceeds shall be applied in accordance with Section 2.05(c), and the Revolving Credit Commitments shall be permanently reduced by the amount of such proceeds to the extent applied to the payment of the Revolving Credit Loans.
     (g) With respect to any Casualty Event resulting in Insurance Proceeds aggregating $100,000 or more, Collateral Agent shall be entitled at its option to participate in any compromise, adjustment of settlement in connection with any claims for damage or destruction under any policy or policies of insurance, and Borrowers shall, within five (5) Business Days after request therefor, reimburse Collateral Agent for all reasonable out-of-pocket expenses (including reasonable attorneys’ fees and disbursements) incurred by Collateral Agent in connection with such participation. Neither Borrower shall make any compromise, adjustment or settlement in connection with any such claim without the approval of the Required Lenders, which approval shall not be unreasonably withheld or delayed.
     (h) To the extent, if any, that any improved real property (whether owned or leased) of the Borrowers that is mortgaged as required under Section 2.16(a) is situated in a flood zone designated as type “A”, “B” or “V” by the U.S. Department of Housing and Urban Development, obtain and maintain flood insurance in coverage and amount satisfactory to Collateral Agent.
     Section 6.03. Taxes, Etc. Pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided that no Borrower shall be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and it shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested; and provided, further that, in any event, payment of any such tax, assessment, charge, levy or claim shall be made before any of its property shall be seized or sold in satisfaction thereof.
     Section 6.04. Notice of Proceedings, Defaults, Adverse Change, Etc. Promptly (and in any event within ten (10) Business Days after the discovery by a Borrower thereof) give written notice to each of Lenders of (a) any proceedings instituted or threatened against it in writing by or in any federal, state or local court or before any commission or other regulatory body, whether federal, state or local (including, without limitation, any Specified Authority), which, if adversely determined, could have a Material Adverse Effect; (b) any notices of default received by each Borrower (together with copies thereof, if requested by any Lender) with respect to (i) any alleged default under or violation of any of its material licenses, permits or franchises, including any License, or any material agreement to which it is a party, or (ii) any alleged default with respect to, or redemption or acceleration or other action under any agreement or instrument relating to any material Indebtedness of each Borrower or any mortgage, indenture or other similar agreement; (c) (i) any notice of any material violation or administrative or judicial complaint or order filed or to be filed against each Borrower and/or any real property owned or leased by it alleging any material violation of any Environmental Law or requiring it to take any action in connection with the release and/or clean-up of any Hazardous Materials, or (ii) any notice from any governmental body or other Person alleging that each Borrower is or may be liable for costs associated with a release or clean-up of any Hazardous Materials or any damages resulting from such release; (d) any change in the condition, financial or otherwise, of any Borrower which could have a Material Adverse Effect; and (e) the occurrence of any Default.
     Section 6.05. Financial Statements and Reports. Furnish to each of Administrative Agent and Collateral Agent (with multiple copies for each of Lenders, which Collateral Agent shall promptly provide to the respective Lenders):
     (a) Within one hundred twenty (120) days after the end of each Fiscal Year, or, if earlier, within ten (10) Business Days after the filing of such statements and reports with the Securities and Exchange Commission or any state agency in accordance with applicable federal and state securities laws, the consolidated and consolidating balance sheets and statements of income of the Borrowers and statements of retained earnings and cash flows of the Borrowers, together with supporting schedules in form and substance reasonably satisfactory to each Agent (and accompanied by an unaudited breakdown of revenues, expenses and EBITDA for each Borrower), audited by (except in the case of such consolidating statements), and delivered with the opinion of, independent certified public accountants selected by Borrowers and reasonably acceptable to each Agent (the “Accountants”), which opinion (A) shall not be qualified as to going concern or scope of audit, (B) shall be to the effect that such financial statements present fairly in all material respects the consolidated financial condition and results of operation of the Borrowers, as the case may be, as of the dates and for the periods indicated, in accordance with GAAP applied on a basis consistent with that of the preceding year, and shall otherwise be in form reasonably satisfactory to each Agent, and (C) shall be accompanied by a report by the Accountants to the effect that the Accountants have examined the provisions of this Agreement and that, to the best of their knowledge, no Event of Default has occurred under Article V (or, if such an event has occurred, a statement explaining its nature and extent); provided, however, that in issuing such statement, the Accountants shall not be required to exceed the scope of normal auditing procedures conducted in connection with their opinion referred to above. If requested by either Agent, Borrowers shall deliver to such Agent a separate set of the foregoing statements and reports with respect to each Borrower;
     (b) Within forty-five (45) days after the end of each Fiscal Quarter in each Fiscal Year (including, without limitation, the Fiscal Quarter ending December 31), or, if earlier, within ten (10) Business Days after the filing of such statements and reports with the Securities and Exchange Commission or any state agency in accordance with applicable federal and state securities laws, the consolidated balance sheets and statements of income of the Borrowers, together with supporting schedules, setting forth in each case in comparative form the corresponding figures from the preceding fiscal period of the same duration, prepared by Borrowers in accordance with GAAP (except for the absence of notes) and certified by the chief financial officer of Borrowers, such balance sheets to be as of the close of such quarter, and such statements of income to be for the quarter then ended and the period from the beginning of the then current Fiscal Year to the end of such quarter (in each case subject to normal audit and yearend adjustments) and to include, in the case of the Borrowers’ financial statements, (i) a comparison of actual results to results for the comparable period of the preceding Fiscal Year (if available) and projected results set forth in the Budget for such period, and (ii) a breakdown of revenues, expenses and EBITDA for each Borrower. If requested by either Agent, Borrowers shall deliver to such Agent a separate set of the foregoing statements and reports with respect to each Borrower;
     (c) Within thirty (30) days after the end of each calendar month in each Fiscal Year (including, without limitation, the calendar month ending December 31), the consolidated balance sheets and statements of income of the Borrowers, together with supporting schedules, setting forth in each case in comparative form the corresponding figures from the preceding fiscal period of the same duration, prepared by Borrowers in accordance with GAAP (except for the absence of notes) and certified by the chief financial officer of Borrowers, such balance sheets to be as of the close of such month, and such statements of income to be for the month then ended and the period from the beginning of the then current Fiscal Year to the end of such month (in each case subject to normal audit and yearend adjustments) and to include, in the case of the Borrowers’ financial statements, (i) a comparison of actual results to results for the comparable period of the preceding Fiscal Year (if available) and projected results set forth in the Budget for such period, and (ii) a breakdown of revenues, expenses and EBITDA for each Borrower. If requested by either Agent, Borrowers shall deliver to such Agent a separate set of the foregoing statements and reports with respect to each Borrower;
     (d) Concurrently with the delivery of any annual financial statements required by Section 6.05(a) and any quarterly financial statements required by Section 6.05(b), a certified report (hereafter, a “Compliance Report”) in the form of Schedule 6.05 attached hereto (or otherwise in a form otherwise reasonably satisfactory to each Agent), with appropriate calculations, signed by a Duly Authorized Officer, (i) setting forth the calculations contemplated in Article V of this Agreement, and (ii) certifying as to the fact that such Person has examined the provisions of this Agreement and that no Default has occurred and is continuing (or if a Default exists, a statement explaining its nature and extent);
     (e) (i) On or before December 31 of each year, an updated monthly budget approved by Borrowers, including planned Capital Expenditures and projected borrowings for the following Fiscal Year, with updated Projections showing financial covenant compliance (collectively, the “Budget”), for the operation of the Borrowers’ businesses during the following Fiscal Year, setting forth in detail reasonably satisfactory to each Agent the projected results of operations of each Borrower and stating underlying assumptions, and (ii) within five (5) days after the effective date thereof, notice of any material changes or modifications in the Budget (which shall not include changes resulting from non-material adjustments to the timing of any proposed borrowings);
     (f) Within ten (10) Business Days after the receipt or filing thereof by a Borrower, as applicable, copies of any periodic or special reports filed by a Borrower with any Specified Authority and copies of material notices and other material communications from any Specified Authority which specifically relate to a Borrower, any Station or any License, but in each case only if such report or communication indicate any material adverse change in such Borrower’s standing before any Specified Authority, any change in respect of any License which could have a Material Adverse Effect, or if copies thereof are requested by any Lender;

     (g) Promptly, and in any event within fifteen (15) calendar days after a Borrower or any member of the Controlled Group (i) is notified by the Internal Revenue Service of its liability for the tax imposed by Section 4971 of the Code, for failure to make required contributions to a pension, or Section 4975 of the Code, for engaging in a prohibited transaction, (ii) notifies the PBGC of the termination of a defined benefit pension plan, if there are not or may not be sufficient assets to convert the plan’s benefit liabilities as required by Section 4041 of ERISA, (iii) is notified by the PBGC of the institution of pension plan termination proceedings under Section 4042 of ERISA or that it has a material liability under Section 4063 of ERISA, or (iv) withdraws from a multiemployer pension plan and is notified that it has withdrawal liability under Section 4202 of ERISA which is material, copies of the notice or other communication given or sent;
     (h) Promptly upon receipt or issuance thereof, and in any event within fifteen (15) calendar days after such receipt, copies of all audit reports submitted to a Borrower by its accountants in connection with each yearly, interim or special audit of the books of any Borrower or a Subsidiary of any Borrower made by such accountants, including any material related correspondence between such accountants and Borrower’s management;
     (i) Promptly upon circulation thereof, and in any event within five (5) Business Days after such circulation, copies of any material written reports issued by a Borrower to any of its members or material creditors relating to the Loans, the Loan Documents or any material change in each Borrower’s financial condition; and
     (j) As soon as reasonably possible after request therefor, such other information regarding its operations, assets, business, affairs and financial condition or regarding a Borrower or their Equity Holders or other Affiliates as any Lender may reasonably request, including without limitation copies of any and all material agreements to which a Borrower is a party from time to time.
     Section 6.06. Inspection. Permit employees, Agents and representatives of each Agent or Lenders to inspect, during normal business hours, its premises and its books and records and to make abstracts or reproductions thereof. In the absence of a Default, such inspections shall be limited to four (4) times per year. In connection with any such inspections, Lenders and each Agent will use reasonable efforts to avoid an unreasonable disruption of Borrowers’ businesses and, to the extent possible and appropriate, and absent the existence of a Default, will give reasonable prior notice thereof.
     Section 6.07. Accounting System. Maintain a system of accounting in accordance with GAAP and maintain a Fiscal Year ending December 31 for each of the Borrowers.
     Section 6.08. Additional Assurances. From time to time hereafter:
     (a) without limiting the generality of Section 2.16(a), execute and deliver or cause to be executed and delivered, such additional instruments, certificates and documents, and take all such actions, as Agents shall reasonably request for the purpose of implementing or effectuating the provisions of this Agreement and the other Loan Documents, including without limitation (i) the items set forth in Schedule 2.16(a) which require action after the date hereof, as stated in such Schedule, and (ii) only if reasonably requested by an Agent, the execution and delivery to Collateral Agent of a mortgage or deed of trust or collateral assignment of lease or leasehold mortgage in form and substance reasonably satisfactory to Collateral Agent (in a recordable form and in such number of copies as Collateral Agent shall have reasonably requested) covering any real properties acquired by the Borrowers, together with any necessary consents relating thereto;
     (b) without limiting the generality of Section 2.16, at the request and direction of Collateral Agent, cooperate with Collateral Agent from time to time in preparing, executing and/or filing and recording such (i) timely continuation statements under the Uniform Commercial Code with respect to financing statements filed under Section 2.16(a), (ii) new financing statements and (iii) conforming amendments to the Security Documents as shall be necessary from time to time to reflect the passage of time and other changed circumstances and to assure continued compliance with the Loan Documents and with Section 2.16; and
     (c) upon the exercise by either Agent or any Lender of any power, right, privilege or remedy pursuant to this Agreement or any other Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority, including, without limitation, any Specified Authority, execute and deliver all applications, certifications, instruments and other documents and papers that such Agent or any Lender may be so required to obtain.
Nothing contained in this Section 6.08 shall constitute a waiver of any Event of Default arising from each Borrower’s failure to locate, deliver and/or file or record any Security Document, any consent of any Governmental Authority or other Person or any other document required under Section 2.16, Article III or otherwise under this Agreement.
     Section 6.09. Renewal of Licenses. Renew the Licenses in a timely manner and in accordance with all applicable provisions thereof.
     Section 6.10. Compliance with Environmental Laws.
     (a) Comply in all material respects with all Environmental Laws and not generate, store, handle, process, dispose of or otherwise use and not permit any tenant or other occupant of any of the Properties to generate, store, handle, process, dispose of or otherwise use Hazardous Materials in, on, under or about the Property in a manner that could lead or potentially lead to imposition on each Borrower or an Agent or any Lender or any of the Properties of any liability or lien of any nature whatsoever under any Environmental Law.
     (b) Notify each Agent promptly in the event of any spill or other release of any Hazardous Material in, on, under or about any of the Properties which is required to be reported to a Governmental Authority under any Environmental Law, promptly forward to each Agent copies of any notices received by each Borrower relating to any actual or alleged violation of any Environmental Law and promptly pay when due any fine or assessment against Lenders, each Borrower or any of the Properties relating to any Environmental Law.

     (c) If at any time it is determined that the operation or use of any of the Properties violates any applicable Environmental Law or that there is any Hazardous Material located in, on, under or about the Properties which under any Environmental Law requires special handling in collection, treatment, storage or disposal or any other form of cleanup or remedial or corrective action, then, within thirty (30) days after the receipt of notice thereof from a Governmental Authority (or such other time period as may be specified in the notice sent by such Governmental Authority) or from Lenders, take, at its sole cost and expense, such actions as may be necessary to fully comply in all material respects with all Environmental Laws, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, the applicable Borrower shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all material respects and in a timely fashion with all Environmental Laws. Nothing herein shall prohibit Borrowers from asserting any good faith defenses against the applicable Governmental Authority in any governmental demands.
     (d) If a lien is filed against any of the Properties by any Governmental Authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of each Borrower or for which each Borrower is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material, then, within thirty (30) days from the date that such Borrower is first given notice such lien has been placed against the Properties, either (i) pay the claim and remove the lien or (ii) furnish a cash deposit, bond or such other security with respect thereto as is satisfactory in all respects to the Required Lenders and is sufficient to effect a complete discharge of such lien on the Properties.
     (e) At Borrowers’ expense, if reasonably requested by an Agent in connection with any Property acquired or leased by each Borrower after the date hereof (whether pursuant to a Permitted Acquisition or otherwise), (i) conduct and deliver to Agents and Lenders, an Environmental Site Assessment prepared by ail environmental consulting firm of national reputation reasonably satisfactory to Agents, together with a letter from such firm to Agents authorizing Agents and Lenders to rely thereon, or (ii) prepare and deliver to Agents and Lenders true and accurate responses to each Agent’s Environmental Questionnaire as to such Property.
     (f) Conduct any further diligence recommended under any Environmental Site Assessment and perform any and all Remedial Work necessary under all Environmental Laws whether as recommended under any Environmental Site Assessment or otherwise.
     VII. NEGATIVE COVENANTS. Each Borrower covenants and agrees that, so long as any Lender has any obligation to extend credit to Borrowers, or any of them, hereunder, and for so long thereafter as there remains outstanding any of the Obligations, whether now existing or arising hereafter, unless the Required Lenders shall otherwise consent in writing in accordance with the terms of Article XI, each Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly:
     Section 7.01. Indebtedness. Incur, create, assume, become or be liable, directly, indirectly or contingently, in any manner with respect to, or permit to exist, any Indebtedness or liability, except:

     (a) Indebtedness of Borrowers to Lenders hereunder and under the Notes, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;
     (b) Indebtedness among Borrowers and their Subsidiaries permitted by the Affiliate Subordination Agreement;
     (c) the Guarantees of Affiliates, if any, required by Section 2.16;
     (d) Indebtedness in respect of endorsements of negotiable instruments for collection in the ordinary course of business;
     (e) Indebtedness existing on the date hereof and described in Schedule 7.01 hereto; provided, however, that the terms of such Indebtedness shall not be modified or amended in an adverse respect nor shall payment thereof be modified without the prior written consent of the Required Lenders;
     (f) (i) Indebtedness under Capital Leases; (ii) Indebtedness consisting of purchase money indebtedness incurred in the purchase of real estate, equipment and Licenses to be used in the Borrowers’ businesses; and (iii) Indebtedness arising under surety, indemnity, performance or other similar bonds posted for a Borrower relating to the construction and/or build-out of any Station and issued in the ordinary course of business, and any other performance or similar bonds posted for a Borrower and issued in the ordinary course of business; provided, however, that (A) all Indebtedness incurred by Borrowers permitted by this subsection (f) shall not exceed $12,000,000 in the aggregate outstanding at any time, (B) not more than $2,000,000 of Indebtedness permitted by this subsection (f) shall be owed to a single lender or its Affiliates, and (C) all Indebtedness incurred under clauses (i) and (ii) of this subsection (f) shall not exceed the acquisition price of the assets acquired pursuant thereto; and
     (g) Judgments against the Borrowers, not to exceed $250,000 in the aggregate at any time, and discharged, satisfied or bonded in full within sixty (60) days.
     Section 7.02. Liens. Create, incur, assume, suffer or permit to exist any Lien of any nature whatsoever on any of its assets, ownership interests or Equity Securities, now or hereafter owned, other than the following (collectively, the “Permitted Liens”):
     (a) Liens securing the payment of taxes, assessments or government charges or levies either not yet due or the validity of which is being contested in good faith by appropriate proceedings, and as to which it shall have set aside on its books adequate reserves;
     (b) deposits under workers’ compensation, unemployment’ insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, all arising in the ordinary course of business;

     (c) Liens existing on the date hereof and described on Schedule 7.02 attached hereto;
     (d) Liens against the Borrowers imposed by law, such as vendors’, carriers’, lessors’, warehouser’s or mechanics’ liens, incurred in good faith in the ordinary course of business;
     (e) Liens arising out of a prejudgment attachment or a judgment or award against each Borrower with respect to which it shall currently be prosecuting an appeal, a stay of execution pending such appeal having been secured, except any such Lien arising in connection with a judgment, attachment or proceeding which gives rise to an Event of Default under paragraph (k) or (1) of Article VIII;
     (f) Liens in favor of Collateral Agent and Lenders securing the Obligations pursuant to the Security Documents;
     (g) Liens against Borrowers arising under or securing Capital Leases and purchase money Liens securing Indebtedness described in and permitted by Section 7.01(f), provided, however, that (i) such Liens on assets of Borrowers shall be no greater than $5,000,000 for each individual asset and no greater than $10,000,000 in the aggregate, and (ii) such Liens shall be confined to the assets which are acquired by Borrowers pursuant to such Capital Leases or assets acquired in such permitted purchase money financing; and
     (h) zoning ordinances, restrictions, easements and minor irregularities in title which do not and will not interfere with the occupation, use and enjoyment by either Borrower of the properties and assets subject thereto in the normal course of its business as presently conducted or materially impair the value of such properties and assets for the purpose of such business.
     Section 7.03. Disposition of Assets; Etc. Sell, lease, transfer or otherwise dispose of its properties, assets, rights, licenses and franchises to any Person (including without limitation dispositions in exchange for similar assets and properties and commonly referred to as “asset swaps”), except for (a) Dispositions made in the ordinary course of business of property with an aggregate fair market value not to exceed $1,000,000 in any single transaction or $5,000,000 in the aggregate over the term of this Agreement (including the disposition, without replacement, of equipment and real estate which is obsolete or no longer needed by the Borrowers in the conduct of their businesses), (b) Dispositions consisting of the replacement of equipment with other equipment of at least equal utility and value (provided that the Lien upon such newly acquired equipment securing the Obligations shall have the same priority as the Lien upon the replaced equipment), and (c) Dispositions constituting Pre-Approved Station Sales (all Dispositions described in this sentence, collectively, the “Permitted Dispositions”). Notwithstanding the foregoing, Montana Broadcasting may sell its assets to MMB6, LLC, pursuant to Asset Purchase Agreement with Max Media and pursuant to FCC application to be filed by the buyer not later than August 11, 2004, at any time prior to August 1, 2006; provided, however, that if such sale does not occur by such date or if Montana Broadcasting cancels such sale, Montana Broadcasting shall execute a Joinder Agreement and become a Borrower hereunder; and

provided further, that Montana Broadcasting may thereafter sell such assets as a Permitted Disposition for a sale price not less than the sale price under said asset purchase agreement.
     Section 7.04. Fundamental Changes; Acquisitions.
     (a) Fundamental Changes.
     (i) Form any Subsidiary or permit any Inactive Subsidiary to acquire or hold any assets or own or operate any business (unless such Subsidiary or Inactive Subsidiary, as applicable, becomes an additional Borrower hereunder by means of its execution and delivery to Administrative Agent of a Joinder Agreement) or otherwise change the corporate structure, organization or capitalization of a Borrower from that set forth in Schedule 4.19 (other than the formation of a Subsidiary in connection with a Permitted Acquisition pursuant to Section 7.04(b) which becomes an additional Borrower hereunder by means of its execution and delivery to Administrative Agent of a Joinder Agreement);
     (ii) Permit or suffer any amendment of its Organizational Documents which could have a Material Adverse Effect (it being expressly agreed that the inclusion in any such organizational documents of any provision similar to those set forth in Section 102(b)(2) of Title 8 of the Delaware Code is prohibited under this Section);
     (iii) Dissolve or liquidate (except that Borrowers may dissolve or liquidate Inactive Subsidiaries); or consolidate with or merge with, or otherwise acquire any television or radio broadcast properties, stations or properties of, or all or any substantial portion of the ownership interests, Equity Securities or assets or properties of, any corporation, partnership, limited liability company or other entity or acquire any other material assets (collectively, an “Acquisition”), other than Permitted Acquisitions and Capital Expenditures permitted hereunder;
     (iv) Issue, repurchase or redeem any ownership interests or Equity Securities except for Equity Securities (A) in respect of which such Borrower has no obligation to redeem or to pay cash distributions or dividends, (B) the issuance, repurchase or redemption of which does not result in an Event of Default and (C) which shall have been collaterally assigned or pledged and delivered to Lenders as required hereunder; or
     (v) Enter into any agreement to effect any of the foregoing prohibited transactions, other than subject to the consent of the Required Lenders.
     (b) Conditions to Acquisitions. Not consummate an Acquisition unless the following conditions shall have been satisfied in full:
     (i) If the Acquisition involves the purchase of stock or other Equity Securities, the same shall be effected in such a manner so as to assure that the acquired entity becomes a Subsidiary which is wholly owned by the acquiring Borrower and, unless such Acquisition is described on Schedule 2.17, immediately following the acquisition thereof, either (A) is merged into such acquiring Borrower, or (B) becomes a

Borrower hereunder by means of executing and delivering to Agents a Joinder Agreement.
     (ii) Borrowers shall have delivered to Administrative Agent and Collateral Agent for the benefit of Lenders the following:
     (A) no later than forty-five (45) days (or such shorter period as may be reasonably practicable, if approved by Required Lenders) prior to the consummation of such Acquisition, copies of the forms of any additional agreements or instruments to be executed at the closing under the applicable Acquisition Agreement (to the extent available), and all applicable financial information, including new Projections, through the Maturity Date, updated to reflect such Acquisition and any related transactions,
     (B) promptly following a request therefor, copies of such other information or documents relating to such Acquisition as Administrative Agent or Collateral Agent shall have reasonably requested,
     (C) at least forty-five (45) days prior to the closing of such Acquisition, an opening balance sheet showing Borrowers’ pro forma financial condition after the consummation of such Acquisition and the making of the Loans to be made on the date thereof, as if they occurred on the most recently ended month for which financial information is available, and
     (D) promptly following the consummation of such Acquisition, certified copies of the agreements, instruments and documents referred to above to the extent the same has been executed and delivered at the closing under such Acquisition Agreement.
     (iii) Administrative Agent, Collateral Agent and their respective counsel shall have had sufficient time prior to the completion of such Acquisition to complete their due diligence review with respect to such Acquisition, including a review of all Acquisition Documents and material agreements, and shall be reasonably satisfied with the results of such review. Any such Acquisition (other than Acquisitions described in Schedule 2.17) shall have been approved in writing by Required Lenders, in their sole discretion acting in good faith.
     (iv) In connection with such Acquisition, Borrowers shall deliver to Administrative Agent and Collateral Agent a complete and correct copy of the applicable Acquisition Agreement (including all schedules, exhibits, amendments, supplements, modifications, assignments and all other documents delivered pursuant thereto or in connection therewith). No party thereto shall be in default in the performance or compliance with any provisions thereof. The Acquisition Agreement shall comply with all applicable laws, and, upon consummation of the transactions contemplated by the Acquisition Agreement, shall not have been terminated, rescinded or withdrawn. All requisite approvals by Governmental Authorities having jurisdiction over the seller, Borrowers and other Persons referenced therein with respect to the transactions contemplated by the Acquisition Agreement, shall have been obtained, and no such approvals shall impose any conditions to the consummation of the transactions contemplated by the Acquisition Agreement or to the conduct by any Borrower of its business thereafter. To the best of Borrowers’ knowledge, none of the seller’s representations or warranties in the Acquisition Agreement, upon consummation of the transactions contemplated by the Acquisition Agreement, shall contain any untrue statement of a material fact or omit any fact necessary to make the statements therein not misleading. Each of the representations and warranties given by any Borrower in the Acquisition Agreement, upon consummation of the transactions contemplated by the acquisition, shall be true and correct in all material respects.
     (v) All consideration paid for each Acquisition shall be payable in full on the date of such Acquisition, whether by cash, by issuance of Equity Securities or by capital contribution of Equity Holders, to the extent such issuances and capital contributions, are permitted hereunder, except for customary earn-outs, postclosing adjustments, escrows, holdbacks, indemnities and similar arrangements, provided that, unless such Acquisition is described on Schedule 2.17, each of the escrow and other agreements evidencing any such arrangement shall expressly provide for the acknowledgment, confirmation and approval by each of the parties thereto (including, without limitation, any escrow agent or similar party) of Collateral Agent’s first priority perfected collateral assignment of, and security interest in, such agreement, any Borrower’s rights therein and in the proceeds of such Liens and the enforcement thereof, in each case in a manner reasonably satisfactory to Administrative Agent and Collateral Agent.
     (vi) No Borrower shall, in connection with any such Acquisition, assume or become liable with respect to any Indebtedness (including any material tax or ERISA liability) of the related seller, except to the extent permitted under Section 7.01 and any other such liabilities or obligations not permitted to be assumed or otherwise supported by any of the Borrowers hereunder shall be paid in full or released as to the assets being so acquired on or before the consummation of such Acquisition.
     (vii) All assets and properties acquired in connection with any such Acquisition shall be free and clear of any liens, charges and other encumbrances, other than Permitted Liens.
     (viii) Borrowers shall have complied with all of the provisions in Sections 2.12 and 3.03 to the extent applicable, including the execution and delivery of such additional agreements, instruments, certificates, documents, consents, Environmental Site Assessments, Environmental Questionnaires, opinions and other papers as Administrative Agent and Collateral Agent may reasonably require.
     (ix) Without limiting the generality of the foregoing, after giving effect to such Acquisition, Borrowers shall be in compliance with the provisions of Article V, (i) calculated on a pro forma basis as of the end of the fiscal quarter most recently ended prior to the date of such Acquisition for which financial statements are required to be provided (and have been so delivered) under Section 6.05 and (ii) under Borrowers’ updated Projections referred to above. Borrowers shall provide to Administrative Agent and Collateral Agent a certificate signed on behalf of Borrowers by their chief financial officer demonstrating such compliance in reasonable detail and to the effect set forth in paragraph (ii) above.
     (x) No Default shall exist as of the date of such Acquisition or after giving effect thereto.
     (xi) The Required Lenders shall have consented to and approved such proposed Acquisition.
     Section 7.05. Sale and Leaseback. Enter into any arrangements, directly or indirectly, with any Person whereby it shall sell or transfer any property, real, personal or mixed, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property.
     Section 7.06. Investments. (a) Except for Permitted Investments and Permitted Acquisitions, purchase, invest in or otherwise acquire or hold Equity Securities, including without limitation capital stock, partnership interests, membership interests and other equity interests and evidences of indebtedness of, or make loans or advances to, or enter into any arrangement for the purpose of providing funds or credit to, any other Person; nor (b) permit any Subsidiary engaged in a broadcasting operation to make an investment in or loan to any Person that is not engaged in a broadcasting operation and EBC agrees not to make any investment in or loan to any Person that is not engaged in a broadcasting operation with any funds derived from EBC’s broadcasting operations or the broadcasting operations of any of its Subsidiaries.
     Section 7.07. Change in Business. Engage, directly or indirectly, in any business other than the businesses in which it is currently engaged, being the ownership and operation of television broadcast and radio broadcast properties and the Stations and other activities reasonably related thereto; provided, however, that EBC may engage in the activities described in the Projections attached hereto as Schedule 4.17.
     Section 7.08. Accounts Receivable. Sell, assign, discount or dispose in any way of any accounts receivable, promissory notes or trade acceptances held by a Borrower, with or without recourse, except for collection (including endorsements) in the ordinary course of business.
     Section 7.09. Transactions with Affiliates. Except for the agreements set forth on Schedule 7.09, enter into any transaction, including, without limitation, the purchase, sale or exchange of property or assets or the rendering or accepting of any service, with or to any Affiliate of a Borrower, except in the ordinary course of business and pursuant to the reasonable requirements of its business and upon terms not less favorable to such Borrower than it could obtain in a comparable arm’s-length transaction with an unrelated third party.
     Section 7.10. Amendment of Certain Agreements, Etc.
     (a) Except as set forth in Schedule 7.10, amend, modify or terminate the Organizational Documents of a Borrower, any material agreement to which a Borrower is a party, including, without limitation, those agreements listed on Schedule 4.16, or enter into any material agreement, if, in any such case, the effect thereof would be (i) to confer additional rights upon the other parties thereto which could have a Material Adverse Effect, or (ii) to increase materially the obligations of a Borrower thereunder; or
     (b) Amend or modify any License except for any amendments or modifications (1) required by applicable law; (2) required in connection with the renewal of any License; or (3) which would not materially and adversely change the rights, duties and obligations of a Borrower under such License.
     Section 7.11. ERISA. (a) Fail to make contributions to pension plans required by Section 412 of the Code, (b) fail to make payments required by Title IV of ERISA as the result of the termination of a single employer pension plan or withdrawal or partial withdrawal from a multiemployer pension plan, or (c) fail to correct a prohibited transaction with an employee benefit plan with respect to which it is liable for the tax imposed by Section 4975 of the Code.
     Section 7.12. Margin Stock. Use or permit the use of any of the proceeds of the Loans, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any Margin Stock or for any other purpose which might constitute the transactions contemplated hereby to be a “purpose credit” within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System, or cause any Loan, the application of proceeds thereof or this Agreement to violate Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of such Board or the Securities Exchange Act of 1934, as amended, or any rules or regulations promulgated under such statutes.
     Section 7.13. Negative Pledges, Etc. Enter into any agreement (excluding this Agreement and the Loan Documents) prohibiting (a) a Borrower from amending or otherwise modifying this Agreement or any other Transaction Document, or (b) the creation or assumption of any Lien upon the properties, revenues or assets of, or the extension of any guaranty by, a Borrower, whether now owned or hereafter acquired.
     Section 7.14. LMAs, Etc. Except in connection with a Permitted Acquisition and as approved by Required Lenders, enter into any LMA or other similar arrangement other than existing LMAs specified on Schedule 7.14.
     VIII. DEFAULTS Upon the occurrence of any of the following events (each of which is herein sometimes called an “Event of Default”):
     (a) any representation or warranty made by or on behalf of a Borrower, or any of its Affiliates, in this Agreement or any other Loan Document, or in any report, certificate, financial statement or other instrument furnished in connection with this Agreement or the borrowings hereunder, shall prove to have been false or misleading in any material respect when made or reconfirmed;
     (b) any default in the payment of the principal of the Loans, when the same shall become due and payable, and continuance of such default for a period of five (5) Business Days;
     (c) any default in the payment of any interest on the Loans, or any premium, fee or other Obligation of a Borrower or Borrowers to an Agent or any Lender under any Loan

Document when the same shall become due and payable, and continuance of such default for a period of five (5) Business Days;
     (d) (i) any default by any Person other than an Agent or any Lender in the due observance or performance of, or compliance with, any covenant, condition or agreement contained in Sections 6.02, 6.03 (but only if the same involves any seizure of property), 6.04, 6.05, 6.06, 6.07, 6.09 or 6.10 of this Agreement and the continuation of such default for a period of ten (10) Business Days following the date a Borrower receives notice of, or has actual knowledge of, the occurrence thereof, or (ii) any default by any Person other than an Agent or any Lender in the due observance or performance of, or compliance with, any covenant, condition or agreement contained in Articles V, VI (other than as set forth in the preceding clause (i)) and VII of this Agreement, or in any other Loan Document and, in the case of a default under any Loan Document, continuance of such default unremedied for more than the applicable grace period, if any, specified therein;
     (e) any default by any Person other than an Agent or any Lender in the due observance or performance of, or compliance with, any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement, pursuant to the terms of any Loan Document entered into with an Agent, or pursuant to the terms of any other agreement by and between a Borrower or Borrowers on the one hand and any Lender on the other hand, which default is not otherwise referred to in this Article VIII and shall continue unremedied for ten (10) Business Days after the earlier to occur of (1) the discovery by a Borrower of such default or (2) written notice thereof from an Agent to Borrowers; provided, however, that if such default cannot be remedied, then such default shall be deemed to be an Event of Default as of the date of the occurrence thereof;
     (f) any default with respect to any Indebtedness of any Borrower (other than the Obligations), or default under any agreement giving rise to monetary remedies, in each case which, when aggregated with all other such defaults of the Borrowers, exceeds $50,000, if the effect of such default is to cause or to permit the holder of such Indebtedness to cause the acceleration of the maturity of such Indebtedness, unless such holder shall have permanently waived the right to accelerate the maturity of such Indebtedness on account of such default;
     (g) (i) any Borrower or any Subsidiary shall lose, fail to keep in force, suffer the termination, suspension or revocation of, or terminate, forfeit or suffer an amendment to, any material License at any time held by it; or (ii) any Governmental Authority shall schedule or conduct a hearing on the renewal or revocation of any material License held by such Person and the Required Lenders shall reasonably and in good faith conclude, after consultation with the Agents’ special communications counsel, that the result thereof is reasonably likely to be the termination, revocation, suspension, or material adverse amendment of such License;
     (h) to the extent that the following could have a Material Adverse Effect, the on-the-air broadcast operations of any Station shall be interrupted at any time for more than (x) seventy-two (72) consecutive hours, or (y) in the event of force majeure, five (5) days;
     (i) any Borrower or any Subsidiary shall discontinue its business or shall (i) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its property, (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or (v) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or corporate action shall be taken for the purpose of effecting any of the foregoing;
     (j) there shall be filed against a Borrower or a Subsidiary an involuntary petition seeking reorganization of such Person or the appointment of a receiver, trustee, custodian or liquidator of such Person or a substantial part of its assets, or an involuntary petition under any bankruptcy, reorganization or insolvency law of any jurisdiction, whether now or hereafter in effect, and such involuntary petition shall be granted or shall not have been dismissed within sixty (60) days thereof;
     (k) a final judgment for the payment of money which, when aggregated with all other outstanding judgments against the Borrowers, exceeds $250,000 shall be rendered against a Borrower, and the same shall remain undischarged (unless fully bonded upon terms satisfactory to the Required Lenders) for a period of sixty (60) consecutive days, during which execution shall not be effectively stayed;
     (1) the occurrence of any attachment of any deposits or other property of a Borrower in the hands or possession of Administrative Agent, Collateral Agent or any of Lenders, or the occurrence of any attachment of any other property of a Borrower in an amount which, when aggregated with all other attachments against the Borrowers, exceeds $250,000 and which shall not be discharged within sixty (60) days of the date of such attachment;
     (m) for any reason, the Equity Holders of a Borrower (other than the Equity Holders of EBC) on the date hereof or their respective Affiliates shall together cease to own and control all of the issued and outstanding Equity Securities of such Borrower;
     (n) for any reason, the current managers of any Station shall cease to perform their current executive and managerial duties with the Stations and substitutes therefor reasonably acceptable to the Required Lenders shall not have been engaged and commenced employment within 180 days thereafter;
     (o) the occurrence of an event of default as defined in any Security Document;
     (p) for any reason any Security Document or other Loan Document shall not be in full force and effect or shall not be enforceable in accordance with its terms, or any Lien(s) granted pursuant thereto shall fail to be perfected (other than by any error, omission or act or failure to act by any Lender, Administrative Agent or Collateral Agent), or any Person other than Administrative Agent, Collateral Agent or Lenders shall contest the validity of the Lien(s) granted under, or shall disaffirm its obligations under, any Security Document or other Loan Document;

     (q) for any reason less than one hundred percent (100%) of the issued and outstanding Equity Securities of each Borrower (other than EBC) are pledged to Collateral Agent on behalf of Lenders on terms acceptable to Collateral Agent;
     (r) a Borrower or any material part of its business or assets shall be the subject of any seizure or forfeiture proceeding or action instituted or conducted by any agency, office or department of state or federal government;
     (s) any Lease of real estate used or to be used by each Borrower as a studio, tower or transmitter site (i) shall not be renewed by such Borrower or the landlord thereunder at least ninety (90) days prior to its scheduled expiration or termination date, unless Agents consent thereto after having received from such Borrower evidence and assurances acceptable to Agents that (A) the Borrower has obtained a replacement location which is not less favorable to the Borrower and its business operations pursuant to a signed written Lease acceptable to Agents, and (B) the Borrower will be able to relocate to such replacement premises without materially adversely affecting its continued business operations or station signal, or (ii) shall be in default as a result of the Borrower’s failure to observe or abide by all terms, conditions and covenants contained therein (unless cured within the applicable grace period), or (iii) shall be the subject of a default notice or eviction notice initiated or sent by the landlord thereof to the Borrower, Collateral Agent or Administrative Agent; or
     (t) any Borrower shall terminate or suffer termination of any network affiliation agreement to which it is a party without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld) and Borrowers shall fail to pay all Indebtedness of Borrowers to Lenders within one hundred twenty (120) days of either Agent’s giving notice to Borrowers of Required Lenders’ objection to such termination; or
     (u) any Borrower shall discontinue its business; or
     (v) a Borrower shall terminate or materially and adversely amend a Services Agreement without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld);
then and upon the occurrence of any such Event of Default and at any time thereafter during the continuance of such Event of Default, at the election of the Required Lenders, each of the Revolving Credit Commitments shall terminate and the Revolving Credit Loans and all other Obligations shall immediately become due and payable, both as to principal and interest, without presentment, demand, prior notice, or protest, all of which are hereby expressly waived, anything contained herein or in the Revolving Credit Notes or other evidences of the Revolving Credit Loans to the contrary notwithstanding (except in the case of an Event of Default under paragraph (i) or (j) of this Article VIII, in which event the Commitments shall automatically terminate and the Obligations shall automatically become due and payable).
     IX. REMEDIES ON DEFAULT, ETC.
     Section 9.01. General Provisions. In case any one or more Events of Default shall occur and be continuing, Administrative Agent and Collateral Agent, on behalf of Lenders, may proceed to protect and enforce their rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Agreement, the Notes, any Security Document or any other Loan Document, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law, all subject to the provisions of Article XI.
     Section 9.02. Consent to Receivership. Without limiting the generality of the foregoing or limiting in any way the rights of Administrative Agent or Collateral Agent under the Security Documents or otherwise under applicable law, at any time after the occurrence, and during the continuance, of an Event of Default, Administrative Agent or Collateral Agent shall be entitled to apply for and have a receiver or receiver and manager appointed under state or Federal law of the United States by a court of competent jurisdiction in any action taken by Administrative Agent, Collateral Agent and Lenders to enforce their rights and remedies hereunder and under the Loan Documents in order to manage, protect, preserve, sell and otherwise dispose of all or any portion of the Collateral and continue the operation of the Stations of the Borrowers, and to collect all revenues and profits thereof and apply the same to the payment of all expenses and other charges of such receivership, including the compensation of the receiver, and to the payment of the Obligations as aforesaid until a sale or other disposition of such Collateral shall be finally made and consummated. Each Borrower hereby irrevocably consents to and waives any right to object to or otherwise contest the appointment of a receiver as provided above. Each Borrower (i) grants such waiver and consent knowingly and voluntarily after having discussed the implications thereof with counsel; (ii) acknowledges that the uncontested right to have a receiver appointed for the foregoing purposes is considered essential by Lenders, Administrative Agent and Collateral Agent in connection with the enforcement of their rights and remedies hereunder and under the Security Documents, and the availability of such appointment as a remedy under the foregoing circumstances was a material factor in inducing Lenders to make the Loans to Borrowers; and (iii) agrees to enter into any and all stipulations in any legal actions and agreements or other instruments in connection with the foregoing and to cooperate fully with Lenders, Administrative Agent and Collateral Agent in connection with the assumption and exercise of control by the receiver over all or any portion of the Collateral.
     Section 9.03. Effect of Termination of Commitments. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrowers with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand (including either (i) providing cash collateral to be held by Collateral Agent for the benefit of those Lenders with a Revolving Credit Commitment in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender). No termination of this Agreement, however, shall relieve or discharge Borrowers of their duties, Obligations, or covenants hereunder and the Liens of Administrative Agent and Collateral Agent in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and the Commitments have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and the Commitments have been terminated irrevocably, Collateral Agent will, at Borrowers’ sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Collateral Agent’s Liens and all notices of security interests and liens previously filed by Collateral Agent with respect to the Obligations.
     Section 9.04. Remedies Not Exclusive. No right conferred upon Administrative Agent, Collateral Agent and Lenders hereby or by any Security Document or any other Loan Documents shall be exclusive of any other right referred to herein or therein or now or hereafter available at law or in equity, by statute or otherwise.
     X. AGENTS.
     Section 10.01. Appointment, Powers and Immunities.
     (a) Each Lender hereby irrevocably (subject to Section 10.08) designates and appoints Silver Point, which designation and appointment is coupled with an interest, as Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes Silver Point to act as Administrative Agent of such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby irrevocably (subject to Section 10.08) designates and appoints Wells Fargo Foothill, Inc., which designation and appointment is coupled with an interest, as Collateral Agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes WFF to act as Collateral Agent of such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to Collateral Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Each Lender hereby irrevocably (subject to Section 10.08) designates and appoints Silver Point, which designation and appointment is coupled with an interest, as Documentation Agent of such Lender under this Agreement and the other Loan Documents.
     (b) The duties and responsibilities of Administrative Agent and Collateral Agent shall be ministerial and administrative in nature. Each of Administrative Agent, Collateral Agent and Documentation Agent (which terms as used in this sentence and in Section 10.05 and the first sentence of Section 10.06 shall include reference to their respective Affiliates and their own and such Affiliates’ officers, directors, employees and agents) shall not: (i) have any duties or responsibilities to be a trustee for any Lender; (ii) be responsible to Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the due execution, legality, value, validity, effectiveness, genuineness, enforceability, perfection or sufficiency of this Agreement, any Note, any Security Document or any other document referred to or provided for herein or for any failure by each Borrower or any other Person to perform any of its obligations hereunder or thereunder; (iii) be required to initiate or conduct any litigation or collection proceedings hereunder except to the extent requested by the Required Lenders and permitted under the Loan Documents and applicable law; and (iv) be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.
     (c) Each of Administrative Agent and Collateral Agent may employ and consult with agents, attorneys-in-fact, public accountants and other experts selected by it and shall not be responsible for the negligence or misconduct of any such agents, attorneys-in-fact, public accountants or other experts it selects with reasonable care.
     (d) Subject to the foregoing, to Article XI and to the provisions of any intercreditor agreement among Lenders in effect from time to time, Administrative Agent and Collateral Agent, as applicable, shall, on behalf of Lenders, (i) hold and apply any and all Collateral, and the proceeds thereof, at any time received by it, in accordance with the provisions of the Security Documents and this Agreement; (ii) exercise any and all rights, powers and remedies of Lenders under this Agreement, the Security Documents and the other Loan Documents, including the giving of any consent or waiver or the entering into of any amendment; (iii) execute, deliver and file UCC Financing Statements, mortgages, deeds of trust, lease assignments and other such agreements, and possess instruments on behalf of any or all of Lenders; and (iv) in the event of acceleration of Borrower’s Obligations hereunder, sell or otherwise liquidate or dispose of any portion of the Collateral held by it and otherwise exercise the rights of Lenders hereunder and under the Security Documents.
     (e) Lenders hereby authorize Collateral Agent, at its option and in its discretion after consultation with Administrative Agent, to release any Lien or security interest granted to or held by Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment in full of all of the Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with any Disposition expressly permitted hereunder or under any other Loan Document or to which the Required Lenders have consented or (iii) otherwise pursuant to and in accordance with the provisions of any applicable Loan Document. Upon request by Collateral Agent at any time, Lenders will confirm in writing Collateral Agent’s authority to release Collateral pursuant to this Section.
     (f) Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Documentation Agent shall not have any duties or responsibilities, nor shall Documentation Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Documentation Agent.
     Section 10.02. Reliance by Agents. (a) Each Agent shall be entitled to rely upon any certification, notice or other communication (including any communication by telephone, telecopy, or e-mail) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent or Collateral Agent, as applicable. Each Agent may treat the payee of any Note as the holder thereof until it receives written notice of the assignment or transfer thereof, in form satisfactory to such Agent, signed by such payee and including the agreement of the assignee or transferee to be bound hereby as it would have been if it had been an original Lender hereunder. As to any matters not expressly provided for by this Agreement, each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions signed by the Required Lenders or Lenders, as specified in this Agreement and the other Loan Documents, and such instructions and any action taken or failure to act pursuant thereto shall be binding on Lenders. Except as otherwise provided in the last sentence of Section 10.03, and except for ministerial and administrative acts of Administrative Agent or Collateral Agent, unless such decision is restricted to or reserved for all Lenders as provided in Article XI, or permitted at the direction of the Revolving Credit Lenders, any action taken by Administrative Agent or Collateral Agent under the Loan Documents, including the issuance of any consent or waiver or the execution of any amendment, shall be taken only at the direction of the Required Lenders.
     (b) If Administrative Agent or Collateral Agent shall request instructions from Required Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Administrative Agent or Collateral Agent, as the case may be, shall be entitled to refrain from such act or taking such action unless and until Administrative Agent or Collateral Agent, as the case may be, shall have received instructions from Required Lenders or all affected Lenders, as the case may be, and Administrative Agent or Collateral Agent, as the case may be, shall not incur liability to any Person by reason of so refraining. Administrative Agent and Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (ai) if such action would, in the opinion of Administrative Agent or Collateral Agent, as the case may be, be contrary to law or the terms of this Agreement or any other Loan Document, (ii) if such action would, in the opinion of Administrative Agent or Collateral Agent, as the case may be, expose Administrative Agent or Collateral Agent, as applicable, to liability under Environmental Laws, or (iii) if Administrative Agent or Collateral Agent, as the case may be, shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent or Collateral Agent, as the case may be, as a result of Administrative Agent or Collateral Agent, as the case may be, acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Required Lenders or all affected Lenders, as applicable.
     Section 10.03. Events of Default. Neither Administrative Agent nor Collateral Agent shall be deemed to have knowledge of the occurrence of an Event of Default (other than the nonpayment of principal of or interest on the Notes which it holds as a Lender hereunder, the Loans or any fees) unless it has received written notice from any Lender or Borrowers specifying such Event of Default and stating that such notice is a “Notice of Default”. In the event that either Agent receives such a notice of the occurrence of an Event of Default, such Agent shall give prompt notice thereof to Lenders (and shall give each Lender prompt notice of each non-payment thereafter). Collateral Agent shall (subject to Section 10.07) take such action with respect to such Event of Default as shall be directed by the Required Lenders, as provided under Article XI, provided that, unless and until Collateral Agent shall have received such directions, Collateral Agent may (but shall not be obligated to) take such action on behalf of Lenders, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interest of Lenders and Agents.

     Section 10.04. Rights as a Lender. With respect to its Commitment(s) and the Loans made by WFF and Silver Point hereunder, and the Notes issued to it, each of WFF and Silver Point shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent or Collateral Agent, as applicable; and the terms “Lender,” “Lenders” and “Required Lenders” shall, unless otherwise expressly indicated, include each of WFF and Silver Point in its individual capacity. Administrative Agent, Silver Point, WFF, Collateral Agent and their respective Affiliates may, without having to account therefor to Lenders and without giving rise to any fiduciary or other similar duty to any Lender, accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrowers and any of their Affiliates as if it were not acting as an Agent and as if it were not a Lender, and Administrative Agent and Collateral Agent may accept fees and other consideration from each Borrower or any other Affiliate for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
     Section 10.05. Indemnification. Lenders agree to indemnify each of Administrative Agent and Collateral Agent (to the extent not reimbursed under Section 13.02, but without limiting the obligations of Borrowers under such Section 13.02), ratably in accordance with the respective aggregate principal amount of the Notes held by such Lenders, from and against any and all liabilities, obligations, losses, damages, penalties, action, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Administrative Agent or Collateral Agent in any way relating to or arising out of this Agreement, any Security Document, any other Loan Document or any other document contemplated by or referred to herein or the transactions contemplated by or referred to herein or therein (including, without limitation, the costs and expenses which Borrowers are obligated to pay under Section 13.02) or the enforcement of any of the terms of this Agreement, any Security Document or any other Loan Document, or in any way relating to any action taken or omitted by Administrative Agent or Collateral Agent under this Agreement, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Administrative Agent or Collateral Agent. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees, but exclusive of any costs and expenses of syndications) incurred by Administrative Agent or Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by Borrowers.
     Section 10.06. Non-Reliance on Agents and other Lenders. Each Lender agrees that it has, independently and without reliance on Administrative Agent or Collateral Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrowers and its own decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or Collateral Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. Administrative Agent and Collateral Agent do not make any warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this

Agreement. Neither Agent shall be required to inquire or keep itself informed as to the performance or observance by the Borrowers of this Agreement, any other Loan Document or any other document referred to or provided for herein or to inspect the properties or books of the Borrowers. Except for notices, reports and other documents and information expressly required to be furnished to Lenders by Administrative Agent or Collateral Agent hereunder, Administrative Agent and Collateral Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or businesses of the Borrowers (or any of their Affiliates) which may come into the possession of Administrative Agent or Collateral Agent or any of their respective Affiliates. Notwithstanding the foregoing, each of Administrative Agent and Collateral Agent will, at the requesting Lender’s expense, provide to Lenders any and all information reasonably requested by them and reasonably available to Administrative Agent or Collateral Agent promptly upon such request.
     Section 10.07. Failure to Act. Except for action expressly required of Administrative Agent or Collateral Agent hereunder, each of Administrative Agent and Collateral Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.
     Section 10.08. Resignation of an Agent. (a) Silver Point (or any other Administrative Agent hereunder) may resign as Administrative Agent at any time by giving ten (10) days’ prior written notice thereof to Lenders and Borrowers. Any such resignation shall take effect at the end of such ten (10) day period or upon the earlier appointment of a successor Administrative Agent by the Required Lenders as provided below. Upon any resignation of Silver Point (or any other Administrative Agent hereunder), the Required Lenders shall appoint a successor Administrative Agent from among Lenders or, if such appointment is deemed inadvisable or impractical by the Required Lenders, another financial institution with a combined capital and surplus of at least $100,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within said ten (10) days, then the resigning Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or any State thereof and has a combined capital and surplus of a least $100,000,000. If no successor Administrative Agent has been appointed pursuant to the foregoing, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent. After the effective date of the resignation of an Administrative Agent hereunder, the retiring Administrative Agent shall be discharged from its duties and obligations hereunder, provided that the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

     (b) WFF (or any other Collateral Agent hereunder) may resign as Collateral Agent at any time by giving ten (10) days’ prior written notice thereof to Lenders and Borrowers. Any such resignation shall take effect at the end of such ten (10) day period or upon the earlier appointment of a successor Collateral Agent by the Required Lenders as provided below. Upon any resignation of WFF (or any other Collateral Agent hereunder), the Required Lenders shall appoint a successor Collateral Agent from among Lenders or, if such appointment is deemed inadvisable or impractical by the Required Lenders, another financial institution with a combined capital and surplus of at least $100,000,000. If no successor Collateral Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within said ten (10) days, then the resigning Collateral Agent may, on behalf of Lenders, appoint a successor Collateral Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution if such commercial bank or financial institution is organized under the laws of the United States of America or any State thereof and has a combined capital and surplus of a least $100,000,000. If no successor Collateral Agent has been appointed pursuant to the foregoing, such resignation shall become effective and the Required Lenders shall thereafter perform all the duties of Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor Collateral Agent as provided above. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent. After the effective date of the resignation of a Collateral Agent hereunder, the retiring Collateral Agent shall be discharged from its duties and obligations hereunder, provided that the provisions of this Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Collateral Agent. In the event that there shall not be a duly appointed and acting Collateral Agent, Borrowers agree to make each payment due to Collateral Agent hereunder and under the other Loan Documents, if any, directly to each Lender entitled thereto, pursuant to written instructions provided by the resigning Collateral Agent or, after such resignation, Lenders, and to provide copies of each certificate or other document required to be furnished to Collateral Agent hereunder, if any, directly to each Lender.
     Section 10.09. Cooperation of Lenders. Each Lender shall (a) promptly notify the other Lenders and each Agent of any Event of Default known to such Lender under this Agreement and not reasonably believed to have been previously disclosed to the other Lenders; (b) provide the other Lenders and each Agent with such information and documentation as such other Lenders or such Agent(s) shall reasonably request in the performance of their respective duties hereunder, including, without Limitation, all information relative to the outstanding balance of principal, interest and other sums owed to such Lender by Borrowers, but excluding internally generated reports, analyses, correspondence and other customarily confidential materials and (c) cooperate with Administrative Agent and Collateral Agent with respect to any and all collections and/or foreclosure procedures at any time commenced against Borrowers or otherwise in respect of the Collateral by Administrative Agent and Collateral Agent in the name and on behalf of Lenders.
     Section 10.10. One Lender Sufficient. This Agreement shall remain in full force and effect, and all agency provisions shall be and remain effective, notwithstanding the fact that there may from time to time be only one Lender hereunder which Lender may be the same Person who is then serving as Administrative Agent or Collateral Agent hereunder.
     XI. ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS; SEPARATE ACTIONS BY LENDERS.
     (a) This Agreement (including the Schedules hereto) and the other Loan Documents constitute the entire agreement of the parties herein and supersede any and all prior agreements, written or oral, as to the matters contained herein, and no modification or waiver of any provision hereof or of any other Loan Document, nor consent to the departure by each Borrower or Person therefrom, shall be effective unless the same is in writing, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise provided by the terms of this Agreement or other Loan Document, the consent of the Required Lenders shall be required and sufficient (i) to amend, with the consent of Borrowers, any term of this Agreement, the Notes or any other Loan Document or to waive the observance of any such term (either generally or in a particular instance or either retroactively or prospectively); (ii) to take or refrain from taking any action under this Agreement, the Notes, any other Loan Document or applicable law, including, without limitation, (A) the acceleration of the payment of the Notes, (B) the termination of the Commitments, (C) the exercise of Administrative Agent’s, Collateral Agent’s and Lenders’ remedies hereunder and under the Security Documents and (D) the giving of any approvals, consents, directions or instructions required under this Agreement or the Security Documents. Notwithstanding the foregoing provisions of this paragraph (a), no such amendment, waiver, consent or other action shall, without the prior written consent of each Lender (other than a Defaulting Lender),
     (1) extend or shorten the payment due dates or the final scheduled maturity of any Loan (it being understood that no waiver or modification of any condition precedent, covenant or Default shall constitute any such extension), or reduce or increase the rate of interest or fees thereon, or reduce or increase the principal amount thereof (it being understood that no amendment or modification to the financial definitions in this Agreement and no waiver or modification of any condition precedent, covenant or Default shall constitute a reduction in any rate of interest or fees for purposes of this clause (1));
     (2) release all or substantially all of the Collateral (except in connection with the sale or disposition of such Collateral in accordance with the provisions of this Agreement or the Security Documents) under all of the Security Documents;
     (3) amend, modify or waive any provision of this Article XI;
     (4) reduce any percentage specified in the definition of Required Lenders;
     (5) consent to the assignment or transfer by a Borrower of any of its rights and obligations under this Agreement;

and provided, further, that no such amendment, waiver, consent or other action shall
     (x) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that (aa) no waiver or modification of any condition precedent, covenant or Default or of any mandatory reduction in the Commitments shall constitute an increase in the Commitment of any Lender and (bb) an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender); or
     (y) without the consent of Administrative Agent, amend, modify or waive any provision of Article X as same applies to Administrative Agent or any other provision of any Loan Document as same relates to the rights or obligations of Administrative Agent; or
     (z) without the consent of Collateral Agent, amend, modify or waive any provision of Article X as same applies to Collateral Agent or any other provision of any Loan Document as same relates to the rights or obligations of Collateral Agent;
and provided, further, that neither notice to, nor the consent of, Borrowers shall be required for any modification, amendment or waiver of the provisions of this Article XI decreasing the number of Lenders required to consent to any act or omission under the Loan Documents or, subject to Article XII, decreasing the percentage in the definition of “Required Lenders”.
     (b) Any amendment or waiver effected in accordance with this Article XI shall be binding upon each holder of any Note at the time outstanding, each future holder of any Note and Borrowers. Lenders’ failure to insist (directly or through either Agent) upon the strict performance of any term, condition or other provision of this Agreement, any Note, or any of the Security Documents or other Loan Documents, or to exercise any right or remedy hereunder or thereunder, shall not constitute a waiver by Lenders of any such term, condition or other provision or Default or Event of Default in connection therewith, nor shall a single or partial exercise of any such right or remedy preclude any other or future exercise, or the exercise of any other right or remedy; and any waiver of any such term, condition or other provision or of any such Default or Event of Default shall not affect or alter this Agreement, any Note or any of the Security Documents or other Loan Documents, and each and every term, condition and other provision of this Agreement, the Notes and the Security Documents and other Loan Documents shall, in such event, continue in full force and effect and shall be operative with respect to any other then existing or subsequent Default or Event of Default in connection therewith. An Event of Default or Default shall be deemed to be continuing unless and until cured or waived in writing by the applicable Lenders, as provided in subsection (a) above.
     XII. BENEFIT OF AGREEMENT; ASSIGNMENTS AND PARTICIPATIONS.
     (a) This Agreement shall be binding upon and inure to the benefit of Borrower, Lenders, Agents and their respective successors and permitted assigns, and all subsequent holders of any of the Notes or any portion thereof.

     (b) Each Lender may assign its rights and interests under this Agreement, the Notes and the Security Documents and/or delegate its obligations hereunder and thereunder, in whole or in part, and sell participations in its Commitment(s) and its Loans, provided as follows:
     (i) Any such assignment, other than an assignment in whole, made other than to (A) another Lender, (B) a separately organized branch of a Lender or (C) a Related Lender Party, shall reflect an assignment of such assigning Lender’s Note and Commitment which is in an aggregate principal amount of at least $1,000,000, and if greater, shall be in an integral multiple of $100,000.
     (ii) Notwithstanding any provision of this Agreement to the contrary, (A) each Lender may at any time pledge all or any portion of its rights under this Agreement and each of the other Loan Documents, including without limitation its Loans and the Notes held by such Lender, to a Federal Reserve Bank (or equivalent thereof in the case of Lenders chartered outside of the United States) in support of borrowings made by such Lender from such Federal Reserve Bank, (B) with the consent of each Agent, any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee in support of its obligations to its trustee, and (C) any such pledgee may enforce such pledge. No pledge pursuant to this subsection (ii), and no enforcement thereof by the pledgee, shall release the transferor Lender from any of its obligations and liabilities under the Loan Documents.
     (iii) Any assignments and/or delegations made hereunder shall be pursuant to an instrument of assignment and acceptance (the “Assignment and Acceptance”) substantially in the form of Schedule 12 and the parties to each such assignment shall execute and deliver to Collateral Agent for its acceptance the Assignment and Acceptance together with any Note or Notes subject thereto. Upon such execution and delivery, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall become a party hereto, to the Loan Documents, and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with the applicable Commitment set forth therein and (B) the assigning Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement as to that portion of its obligation being so assigned and delegated. The Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of the assignee as a Lender and the resulting adjustment of Commitments arising from the purchase by and delegation to such assignee of all or a portion of the rights and obligations of such assigning Lender under this Agreement.
     (iv) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee together with the Note subject to such assignment (or a standard indemnity letter from the respective assigning Lender in respect of any lost Note) and payment by the assignee to Collateral Agent of a registration and processing fee of $5,000, Collateral Agent shall accept such Assignment and Acceptance; provided, however, that in lieu of such processing fee, on not more than two (2) occasions involving assignments to an Affiliate, the assigning Lender shall be obligated to pay to

Collateral Agent only Collateral Agent’s out-of-pocket expenses incurred in documenting and reviewing such assignment (including reasonable attorneys’ fees). Promptly upon delivering such Assignment and Acceptance to Collateral Agent, the assigning Lender shall give notice thereof to Borrowers and Collateral Agent. Within five (5) Business Days after receipt of such notice, Borrowers shall execute and deliver to Collateral Agent in exchange for each such surrendered Note a new Note payable to the order of such assignee in an amount equal to the portion of the Commitment assumed by such assignee pursuant to such Assignment and Acceptance and a new Note payable to the order of the assigning Lender in an amount equal to the portion of the Commitment retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form provided in Section 2.01. Canceled Notes shall be returned to Borrowers upon the execution and delivery of such new Notes.
     (v) Each Lender may sell participations in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Notes held by it); provided, however, that, (A) the selling Lender shall remain obligated under this Agreement to the extent as it would if it had not sold such participation, (B) the selling Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) at no time shall the selling Lender agree with such participant to take or refrain from taking any action hereunder or under any other Loan Document, except that the selling Lender may agree not to consent, without such participant’s consent, to any of the actions referred to Article XI, to the extent that the same require the consent of each Lender hereunder, (D) all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation and no participant shall be entitled to receive any greater amount pursuant to this Agreement than the selling Lender would have been entitled to receive in respect of the amount of the participation transferred by such Lender to such participant had no such transfer occurred, and (E) Borrowers, Collateral Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender’s rights and obligations under this Agreement.
     (vi) Except for an assignment made to (A) another Lender, (B) a separately organized branch of a Lender, (C) a Related Lender Party or (D) an Eligible Transferee, no assignment referred to above shall be permitted without the prior written consent of each Agent, which consent shall not be unreasonably withheld or delayed.
     (vii) Borrowers may not assign any of their rights or delegate any of their duties or obligations hereunder.
     (viii) To the extent that an assignment of all or any portion of a Lender’s Commitment and outstanding Loans pursuant to subsection (b) of Article XI or this Article XII would, due to circumstances existing at the time of such assignment, result in costs under Sections 2.07, 2.09 or 2.10 which are increased from those being charged by the assigning Lender prior to such assignment, then Borrowers shall not be obligated to pay such increased costs (although Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).
     (ix) Any Lender may, in connection with any assignment or participation pursuant to this Section, disclose to the assignee or participant any information relating to the Borrowers and their Affiliates furnished to such Lender by or on behalf of Borrowers and such assignee or participant shall treat such information as confidential.
     (x) No Lender shall sell any Participation or Loan interest to a Person that, by virtue of ownership of debt and/or equity in EBC, would be deemed to hold an attributable ownership interest in any of the Borrowers in violations of applicable FCC rules and regulations.
     XIII. MISCELLANEOUS.
     Section 13.01. Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto, shall survive the making by Lenders of the Loans and shall continue in full force and effect so long as any Obligation is outstanding and unpaid or any Lender has any Commitment hereunder. In addition, notwithstanding anything herein or under applicable law to the contrary, the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, including without limitation the provisions of Sections 2.06, 2.07, 2.08, 2.09, 2.10, 10.05, 13.02 and 13.14, shall survive the payment in full of all Loans, the termination or expiration of the Commitments and any termination of this Agreement or of any other Loan Document.
     Section 13.02. Fees and Expenses; Indemnity; Etc. Borrowers agree jointly and severally (a) to pay or reimburse each of Administrative Agent and Collateral Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, interpretation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and any other Loan Documents and the consummation and administration of the transactions contemplated hereby, including without limitation the reasonable fees and disbursements of (i) counsel to Administrative Agent and counsel to Collateral Agent, and (ii) such agents of each of Administrative Agent and Collateral Agent not regularly in its employ, and accountants, other auditing services, consultants and appraisers engaged by or on behalf of Administrative Agent, Collateral Agent or by Borrowers at the request of Administrative Agent or Collateral Agent (collectively, “Third Parties”); (b) to pay or reimburse Administrative Agent, Collateral Agent and each Lender for all its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any other Loan Documents, including, without limitation, the reasonable fees and disbursements of (i) counsel to Administrative Agent and counsel to Collateral Agent and (ii) Third Parties; (c) following the occurrence of an Event of Default hereunder, to pay or reimburse Lenders for the reasonable fees and disbursements of counsel for the respective Lenders engaged for the preservation or enforcement of such Lender’s rights under this Agreement or any other Loan Documents relating to such Event of Default; (d) to pay, indemnify, and hold each Lender, Administrative Agent and Collateral Agent harmless from, any and all recording and filing fees and taxes, lien discharge fees and taxes, intangible taxes and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and the Loan Documents; and (e) to pay, indemnify, and hold each Lender, Administrative Agent and Collateral Agent and their respective directors, officers, employees, agents and other affiliates (collectively, the “Indemnified Persons”), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or any transaction contemplated by, this Agreement and the other Loan Documents or the use or proposed use of the proceeds of the Loans or the refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “workout” or any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of each Borrower or any other party other than Lenders, Administrative Agent or Collateral Agent to any Loan Document (all the foregoing in this clause (e), collectively, the “indemnified liabilities”), provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive repayment of the Loans and all other Obligations payable hereunder.
     Section 13.03. Notice.
     (a) All notices, requests, demands and other communications provided for hereunder shall be in writing (including telecopied communication) and sent by certified mail, return receipt requested, by fax, by overnight delivery or by hand to the applicable party at the addresses indicated below.
     If to Administrative Agent and/or to Documentation Agent:
Silver Point Finance, LLC
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Tom Steiglehner
Telecopy No.: 203-619-2698
     in each case (except for routine communications), with a copy to:
Andrew J. Chlebus, Esq.
Edwards & Angell, LLP
2800 Financial Plaza
Providence, Rhode Island 02903
Telecopy No.: (401) 276-6611

     If to Collateral Agent:
Wells Fargo Foothill, Inc.
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Attention: Group Credit Manager — Specialty Finance
Telecopy No.: (310) 453-7442
     in each case (except for routine communications), with a copy to:
Gary G. Null, Esq.
Hughes & Luce, LLP
1717 Main Street, Suite 2800
Dallas, Texas 75201
Telecopy No.: (214) 939-5849
and if to any Lender, at the address set forth on the appropriate signature page hereto or, with respect to any assignee of the Notes under Article XII, at the address designated by such assignee in a written notice to the other parties hereto;
     If to a Borrower:
Equity Broadcasting Corporation
1 Shackleford Drive
Suite 400
Little Rock, Arkansas 72111
Attention: Larry E. Morton, President
Telecopy No.: (501) 221-1101
     in each case (except for routine communications), with a copy to:
Friday, Eldredge and Clark
2000 Regions Center
400 West Capitol
Little Rock, Arkansas 72201
Attention: James Saxton, Esq.
Telecopy No.: (501) 370-1586
or, as to each party, at such other address as shall be designated by such parties in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communication shall be deemed given upon receipt or return by the party to whom such notice is directed. Any notice to be given hereunder may be given by a party’s counsel or other authorized representative.
     (b) The address of Collateral Agent for payment hereunder is as follows (unless and until the Collateral Agent gives written notice to Borrowers of another address for payment):
Wells Fargo Foothill, Inc.

2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Attention: Group Credit Manager — Specialty Finance
Telecopy No.: (310) 453-7442
For Credit To: Equity Broadcasting Corporation
     Section 13.04. Acceptance of Documents; Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of California applicable to contracts made and performed in said State.
     Section 13.05. CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.
     (a) EACH BORROWER, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN LOS ANGELES COUNTY, CALIFORNIA, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF ANY OF ITS OBLIGATIONS ARISING HEREUNDER OR UNDER THE NOTES OR THE SECURITY DOCUMENTS OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED HEREBY, PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT ADMINISTRATIVE AGENT’S OR COLLATERAL AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE ADMINISTRATIVE AGENT OR COLLATERAL AGENT, AS APPLICABLE, ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND; AND EACH BORROWER, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, EXPRESSLY, KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY, WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE AS TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, TO THE EXTENT THAT IT MAY LAWFULLY DO SO, EACH BORROWER CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR U.S. CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWER AT THE ADDRESS PROVIDED HEREIN. TO THE EXTENT THAT A BORROWER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO THE MAXIMUM EXTENT PERMITTED BY LAW.
     (b) EACH BORROWER, ADMINISTRATIVE AGENT, COLLATERAL AGENT AND LENDERS HEREBY VOLUNTARILY, KNOWINGLY, VOLUNTARILY,

INTENTIONALLY AND IRREVOCABLY WAIVE TRIAL BY JURY IN RESPECT OF ANY ACTION BROUGHT ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE NOTES, THE SECURITY DOCUMENTS OR ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDERS RELATING TO THE ADMINISTRATION OF THE FINANCING HEREUNDER OR THE ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREES THAT NONE OF THE PARTIES WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. EXCEPT AS PROHIBITED BY LAW, EACH BORROWER HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDERS WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDERS TO MAKE THE LOANS.
     Section 13.06. Severability. Any provision of this Agreement, the Notes or any of the Security Documents or other Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.
     Section 13.07. Section Headings, Etc. Any Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
     Section 13.08. Several Nature of Lenders’ Obligations. Notwithstanding anything in this Agreement, the Notes or any of the Security Documents to the contrary, all obligations of Lenders hereunder shall be several and not joint in nature, and in the event any Lender fails to perform any of its obligations hereunder, Borrowers shall have no recourse against any other Lender(s) who has (have) performed its (their) obligations hereunder. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, subject to the provisions of Article XI, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.
     Section 13.09. Counterparts. This Agreement may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, each of which shall be an original and all of which counterparts shall together constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as an in-hand delivery of an original executed counterpart hereof.

     Section 13.10. Knowledge and Discovery. All references in this Agreement to “knowledge” of, or “discovery” by, a Borrower shall be deemed to include, without limitation, any such knowledge of, or discovery by, a Borrower or any executive officer of a Borrower.
     Section 13.11. Amendment of Other Agreements. All references in this Agreement to other documents and agreements to which Lenders are not parties (including without limitation the Acquisition Agreements in effect as of the date hereof), shall be deemed to refer to such documents and agreements as presently constituted and, except for any amendments and modifications not prohibited under Section 7.11, not as hereafter amended or modified unless Lenders shall have expressly consented in writing to such amendment(s) or modification(s).
     Section 13.12. FCC and Other Approvals. Notwithstanding anything herein or in any of the Security Documents to the contrary, but without limiting or waiving in any way Borrowers’ obligations under Section 2.16, Administrative Agent’s, Collateral Agent’s and Lenders’ rights hereunder and under the Security Documents are subject to all applicable rules and regulations of all Governmental Authorities, including, without limitation, the Specified Authorities. Lenders will not take any action pursuant to this Agreement or the Security Documents which would constitute or result in any assignment or transfer of control of any License, whether de jure or de facto, if such assignment or transfer of control would require under then existing law (including, without limitation, the FCC Rules), the prior approval of the FCC, without first obtaining such approval. Each Lender specifically agrees that (a) if FCC consent is required, voting rights in the Equity Securities of each Borrower will remain with the Equity Holders thereof even in an Event of Default unless any required prior consent of the FCC shall be obtained to the transfer of such voting rights; (b) in an Event of Default, there will be either a private or public sale of the ownership interests of each Borrower; and (c) prior to the exercise of Equity Holder rights by a purchaser at such sale, the prior consent of the FCC pursuant to 47 U.S.C. § 310(d), in each case only if required, will be obtained prior to such exercise. Each Borrower agrees to take any action which either Agent or any Lender may reasonably request in order to cause Administrative Agent, Collateral Agent and Lenders to obtain and enjoy the full rights and benefits granted by this Agreement and the other Loan Documents, including specifically, at the cost and expense of Borrower, the use of its best efforts to assist in obtaining approval of each Governmental Authority, including, without limitation, each Specified Authority, for any action or transaction .contemplated by this Agreement or any Security Document which is then required by law, and specifically, without limitation, upon request following an Event of Default, to prepare, sign and file (or cause to be filed) with the Specified Authority or such other Governmental Authority the assignor’s, transferor’s or controlling person’s portion of any application or applications for consent to (i) the assignment of any License or transfer or control thereof, (ii) any sale or sales of property constituting any Collateral by or on behalf of Lenders or (iii) any assumption by Administrative Agent, Collateral Agent or Lenders or their designees of voting rights or management rights in property constituting any Collateral effected in accordance with the terms of this Agreement.
     Section 13.13. Disclaimer of Reliance. Borrowers have not relied on any oral representations concerning any of the terms or conditions of the Loans, the Notes, this Agreement or any of the Security Documents in entering into the same. Each Borrower acknowledges and agrees that none of the officers of Administrative Agent, Collateral Agent, Documentation Agent or any Lender has made any representations that are inconsistent with the terms and provisions of this Agreement, the Notes and the Security Documents, and neither a Borrower nor any of its Affiliates has relied on any oral promises or representations in connection therewith.
     Section 13.14. Environmental Indemnification. Without limiting the generality of Section 13.02, in consideration of the execution and delivery of this Agreement by Lenders and the making of the Loans, each Borrower hereby indemnifies, exonerates and holds Lenders, Agents, Documentation Agent and each of their respective officers, directors, employees and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and reasonable expenses incurred in connection therewith (irrespective of whether any such Indemnified Parry is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:
     (a) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the release by each Borrower of any Hazardous Material; or
     (b) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, release from, any real property owned or operated by each Borrower of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, each Borrower; except, in each case, for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s negligence or misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, Borrower agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Notwithstanding anything to the contrary herein contained, the obligations and liabilities under this Section shall survive and continue in full force and effect and shall not be terminated, discharged or released in whole or in part irrespective of whether all the Obligations have been paid in full or the Commitments have been terminated and irrespective of any foreclosure of any mortgage, deed of trust or collateral assignment on any real property or acceptance by any Lender of a deed or assignment in lieu of foreclosure.
     Section 13.15. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrowers, Agents and Lenders and their respective successors and assigns, except that Borrowers shall not have the right to assign any of their rights hereunder or delegate any of its obligations hereunder without the prior written consent of the Required Lenders. Any such impermissible assignment or delegation shall be void and of no effect.
     Section 13.16. Maximum Enforceability. Notwithstanding any provision contained in this Agreement or any other Loan Document to the contrary, it is the intention and agreement of each Borrower, Lenders and Agents that the obligations of each Borrower under this Agreement and each other Loan Document to which it is a party shall be valid and enforceable against such

Borrower to the maximum extent permitted by applicable law. Accordingly, if any provision of this Agreement or any other Loan Document creating any obligation of a Borrower in favor of an Agent or Lenders shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of Borrowers, Lenders and Agents that any balance of the obligation created by such provision and all other obligations of such Borrower to Agents and Lenders created by other provisions of this Agreement and Loan Documents shall remain valid and enforceable. Likewise, if any sums which an Agent or any Lender may be otherwise entitled to collect from a Borrower under this Agreement or other Loan Document shall be declared to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to such Borrower’s obligations under this Agreement or other Loan Document, it is the stated intention and agreement of such Borrower, Lenders and Agents that all sums not in excess of those permitted under such Applicable Law shall remain fully collectible by Agents and Lenders from such Borrower, and such excess sums shall nevertheless survive as a subordinate obligation of such Borrower, junior in right to the claims of general unsecured creditors. This provision shall control every other provision of the Loan Documents.
     Section 13.17. Suretyship Waivers and Consents.
     (a) Unless the context clearly indicates to the contrary, each covenant, agreement, obligation, representation and warranty of the Borrowers contained herein constitutes the joint and several undertaking of each Borrower.
     (b) Each Borrower acknowledges that the obligations of such Borrower undertaken herein might be construed to consist, at least in part, of the guaranty of obligations of the other Borrowers and, in full recognition of that fact, each Borrower consents and agrees that the Lender may, at any time and from time to time, without notice or demand, whether before or after any actual or purported termination, repudiation or revocation of this Agreement by any Borrower, and without affecting the enforceability or continuing effectiveness hereof as to such Borrower: (i) with the consent of the other Borrowers, supplement, restate, modify, amend, increase, decrease, extend, renew or otherwise change the time for payment or the terms of this Agreement or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (ii) supplement, restate, modify, amend, increase, decrease or waive, or enter into or give any agreement, approval or consent with respect to, this Agreement or any part thereof, or any of the Security Documents, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (iii) accept partial payments; (iv) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer or enforce any security or guarantees, and apply any security and direct the order or manner of sale thereof as the Lender in its sole and absolute discretion may determine; (v) release any person from any personal liability with respect to this Agreement or any part thereof, (vi) settle, release on terms satisfactory to Required Lenders or by operation of applicable law or otherwise liquidate or enforce any security or guaranty in any manner, consent to the transfer of any security and bid and purchase at any sale; or (vii) consent to the merger, change or any other restructuring or termination of me corporate or partnership existence of any Borrower or any other person, and correspondingly restructure the obligations evidenced hereby, and any such merger, change, restructuring or termination shall not affect the liability of any Borrower or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the obligations evidenced hereby.
     (c) Administrative Agent and Collateral Agent, as applicable, on behalf of Lenders may enforce this Agreement and the other Loan Documents independently as to each Borrower and independently of any other remedy or security the Administrative Agent, Collateral Agent or the Lenders at any time may have or hold in connection with the obligations evidenced hereby, and it shall not be necessary for the Administrative Agent or Collateral Agent to marshal assets in favor of any Borrower or any other person or to proceed upon or against or exhaust any security or remedy before proceeding to enforce this Agreement. Each Borrower expressly waives any right to require Administrative Agent and Collateral Agent to marshal assets in favor of any Borrower or any other Person or to proceed against any other Borrower or any Collateral provided by any Person, and agrees that Administrative Agent or Collateral Agent may proceed against Borrowers or any Collateral in such order as it shall determine in its sole and absolute discretion.
     (d) Lenders’ rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of a Borrowers’ obligations to Lenders which thereafter shall be required to be restored or returned by Lenders, all as though such amount had not been paid.
     (e) To the maximum extent permitted by applicable law, each Borrower expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of the other Borrowers with respect to the obligations evidenced hereby, (ii) the unenforceability or invalidity of any security or guaranty for the obligations evidenced hereby or the lack of perfection or continuing perfection or failure of priority of any security for the obligations evidenced hereby, (iii) the cessation for any cause whatsoever of the liability of the other Borrowers (other than by reason of the full payment and performance of all Obligations), (iv) any act or omission of Lenders or Agents or others that directly or indirectly results in or aids the discharge or release of any Borrower or the Obligations evidenced hereby or any security or guaranty therefor by operation of law or otherwise, (v) the avoidance of any lien in favor of Lenders or Agents for any reason, or (vi) any action taken by Lenders or Agents that is authorized by this Section or any other provision hereof or of any Security Document. Until such time, if any, as all of the Obligations have been paid and performed in full and no portion of any Commitments under any agreement remains in effect, no Borrower shall have any right of subrogation, contribution, reimbursement or indemnity, and each Borrower expressly waives any right to enforce any remedy that Lenders or Agents now have or hereafter may have against any other Person and waives the benefit of, or any right to participate in, any Collateral now or hereafter held by Lenders or Agents.
     (f) Each of the Persons composing Borrowers waives all rights and defenses arising out of an election of remedies by either Agent or any Lender, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Agent’s or such Lender’s rights of subrogation and reimbursement against such Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

     (g) Each of the Persons composing Borrowers waives all rights and defenses that such Borrower may have because the Obligations are secured by real property. This means, among other things:
     (i) Agents and Lenders may collect from such Borrower without first foreclosing on any real or personal property Collateral pledged by Borrowers.
     (ii) If an Agent or any Lender forecloses on any real property Collateral pledged by Borrowers:
     A. The amount of the Obligations may be reduced only by the price for which that Collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price.
     B. Agents and Lenders may collect from such Borrower even if Agents or Lenders, by foreclosing on the real property Collateral, has destroyed any right such Borrower may have to collect from the other Borrowers.
This is an unconditional and irrevocable waiver of any rights and defenses such Borrower may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d or 726 of the California Code of Civil Procedure.
     Section 13.18 EBC as Agent for Borrowers. Each Borrower hereby irrevocably appoints EBC as the borrowing agent and attomey-in-fact for all Borrowers (the “Borrower Representative”) which appointment shall remain in full force and effect unless and until Administrative Agent and Collateral Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Borrower Representative. Each Borrower hereby irrevocably appoints and authorizes Borrower Representative (i) to provide Administrative Agent, Collateral Agent and Lenders with all notices with respect to Loans and Letters of Credit obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as Borrower Representative deems appropriate on its behalf to obtain Loans and Letters of Credit and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loans and Collateral of Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrowers in order to utilize the collective borrowing powers of Borrowers in the most efficient and economical manner and at their request, and that Administrative Agent, Collateral Agent and Lenders shall not incur liability to any Borrower as a result hereof.
     Section 13.19 Integration; Effectiveness of Agreement.
     (a) This Agreement supersedes the Borrowers’ application for the Loans, the Lenders’ commitments and proposal letters in respect of the Loans, the Original Credit Agreement, the A&R Credit Agreement and all other prior written or oral agreements and representations between the parties hereto and their respective agents, employees or officers with respect to the credit facilities extended hereby, and this Agreement, together with the other Loan Documents, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof.

     (b) This Agreement constitutes an amendment and restatement of the Original Credit Agreement and the A&R Credit Agreement in their entirety and supersedes any inconsistent terms or provisions contained in the Original Credit Agreement and the A&R Credit Agreement. All Indebtedness of the Borrowers under the Original Credit Agreement and the A&R Credit Agreement shall hereafter constitute Obligations subject to this Agreement.
     (c) This Agreement shall become effective only upon acceptance and execution of this Agreement by Collateral Agent in Santa Monica, California, after its receipt in Santa Monica, California, of counterparts of this Agreement executed by Borrowers, Administrative Agent, Documentation Agent and Lenders.
[The next page is the signature page.]

     IN WITNESS WHEREOF, Administrative Agent, Collateral Agent, Lenders and Borrowers have caused this Agreement to be duly executed by their respective duly authorized representatives, as a sealed instrument, all as of the day and year first above written.

BORROWERS:
EQUITY BROADCASTING CORPORATION,
EBC ST. LOUIS, INC.,
RIVER CITY BROADCASTING, INC.,
FORT SMITH 46, INC.,
SHAWNEE BROADCASTING, INC.,
LA GRANDE BROADCASTING, INC.,
LOGAN 12, INC.,
PRICE BROADCASTING, INC.,
ARKANSAS 49, INC.,
BORGER BROADCASTING, INC.,
DENVER BROADCASTING, INC.,
EBC BUFFALO, INC.,
EBC DETROIT, INC.,
EBC HARRISON, INC.,
EBC MINNEAPOLIS, INC.,
EBC PANAMA CITY, INC.,
EBC POCATELLO, INC.,
EBC SCOTTSBLUFF, INC.,
HISPANIC NEWS NETWORK, INC.,
MARQUETTE BROADCASTING, INC.,
MONTGOMERY 22, INC.,
NEVADA CHANNEL 3, INC.,
NEWMONT BROADCASTING
CORPORATION,
PULLMAN BROADCASTING, INC.,
REP PLUS, INC.,
ROSEBURG BROADCASTING, INC.,
TV 34, INC.,
VERNAL BROADCASTING, INC.,
WOODWARD BROADCASTING, INC., and
WYOMING CHANNEL 2, INC.

By:	/s/ James H. Hearnsberger

Name:	James H. Hearnsberger
Title:	Vice President of each
[Second Amended and Restated Credit Agreement — Equity Broadcasting]

LENDER:

SPCP GROUP, LLC

By:	/s/ Thomas J. Steiglehner Name: Thomas J. Steiglehner
Title: Authorized Signatory

Address for Notices to SPCP Group, LLC:

600 Steamboat Road
Greenwich, CT 06830
Attention: Zac Zeitlin
Telecopy No.: (203) 618-2650
[Second Amended and Restated Credit Agreement — Equity Broadcasting]

LENDER:

SPCP GROUP III LLC

By:	/s/ Edward Mule Name: Edward Mule
Title: Authorized Signatory

Address for Notices to SPCP Group III LLC:

600 Steamboat Road
Greenwich, CT 06830
Attention: Zac Zeitlin
Telecopy No.: (203) 618-2650
[Second Amended and Restated Credit Agreement — Equity Broadcasting]

LENDER:

WELLS FARGO FOOTHILL, INC.

By:	/s/ James K. Downey James K. Downey, Vice President

Address for Notice to Wells Fargo Foothill, Inc.
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Attention: Group Credit Manager — Specialty Finance Group
Telecopy No.: (310) 453-7442
[Second Amended and Restated Credit Agreement — Equity Broadcasting]

ADMINISTRATIVE AGENT AND
DOCUMENTATION AGENT:

SILVER POINT FINANCE, LLC, as
Administrative Agent and Documentation Agent

By:	/s/ Thomas J. Steiglehner Name: Thomas J. Steiglehner
Title: Authorized Signatory

Address for Notices to Silver Point Finance, LLC
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Zac Zeitlin
Telecopy No.: (203) 618-2698
[Second Amended and Restated Credit Agreement — Equity Broadcasting]

COLLATERAL AGENT:

WELLS FARGO FOOTHILL, INC., as
Collateral Agent

By:	/s/ James K. Downey James K. Downey, Vice President

Address for Notice to Wells Fargo Foothill, Inc.
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Attention: Group Credit Manager — Specialty Finance Group
Telecopy No.: (310) 453-7442
[Second Amended and Restated Credit Agreement — Equity Broadcasting]

EQUITY BROADCASTING CORPORATION
EBC ST. LOUIS, INC.
RIVER CITY BROADCASTING, INC.
FORT SMITH 46, INC.
SHAWNEE BROADCASTING, INC.
LA GRANDE BROADCASTING, INC.
LOGAN 12, INC.
PRICE BROADCASTING, INC.
ARKANSAS 49, INC.
BORGER BROADCASTING, INC.
DENVER BROADCASTING, INC.
EBC BUFFALO, INC.
EBC DETROIT, INC.
EBC HARRISON, INC.
EBC MINNEAPOLIS, INC.
EBC PANAMA CITY, INC.
EBC POCATELLO, INC.
EBC SCOTTSBLUFF, INC.
HISPANIC NEWS NETWORK, INC.
MARQUETTE BROADCASTING, INC.
MONTGOMERY 22, INC.
NEVADA CHANNEL 3, INC.
NEWMONT BROADCASTING CORPORATION
PULLMAN BROADCASTING, INC.
REP PLUS, INC.
ROSEBURG BROADCASTING, INC.
TV 34, INC.
VERNAL BROADCASTING, INC.
WOODWARD BROADCASTING, INC.
WYOMING CHANNEL 2, INC.
SCHEDULES
TO
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of June 29, 2004
FINAL

Schedule 1.01
New Borrowers
ARKANSAS 49, INC., an Arkansas corporation
BORGER BROADCASTING, INC., a Nevada corporation
DENVER BROADCASTING, INC., an Arkansas corporation
EBC BUFFALO, INC., an Arkansas corporation
EBC DETROIT, INC., an Arkansas corporation
EBC HARRISON, INC., an Arkansas corporation
EBC MINNEAPOLIS, INC., an Arkansas corporation
EBC PANAMA CITY, INC., an Arkansas corporation
EBC POCATELLO, INC., a Nevada corporation
EBC SCOTTSBLUFF, INC., an Arkansas corporation
HISPANIC NEWS NETWORK, INC., an Arkansas corporation
MARQUETTE BROADCASTING, INC., a Nevada corporation
MONTGOMERY 22, INC., an Arkansas corporation
NEVADA CHANNEL 3, INC., an Arkansas corporation
NEWMONT BROADCASTING CORPORATION, an Arkansas corporation
PULLMAN BROADCASTING, INC., an Arkansas corporation
REP PLUS, INC., an Arkansas corporation
ROSEBURG BROADCASTING, INC., a Nevada corporation
TV 34, INC., an Arkansas corporation
VERNAL BROADCASTING, INC., a Nevada corporation
WOODWARD BROADCASTING, INC., a Nevada corporation
WYOMING CHANNEL 2, INC., a Nevada corporation

Schedule 2.01
Allocation of Loans and Commitments

		Percentage of
		Revolving		Percentage of
	Revolving Credit	Credit	Term Loan	Term Loan
Lender	Commitment	Commitments	Commitment	Commitments
SPCP GROUP, LLC	$8,000.00	40%	$8,000.00	40%

SPCP GROUP III LLC	$2,000,000	10%	$2,000,000	10%

WELLS FARGO FOOTHILL, INC.	$10,000.00	50%	$10,000.00	50%

Schedule 2.02
FORM OF NOTICE OF CONVERSION OR CONTINUATION
                    , 200___
Wells Fargo Foothill, Inc., as Collateral Agent
      under the Credit Agreement
      referred to below
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Attention: James K. Downey, Vice President

Re:	Notice of Conversion or Continuation under the Second Amended and Restated Credit Agreement dated as of June 29, 2004 among Equity Broadcasting Corporation, an Arkansas corporation, and certain of its affiliates (collectively, “Borrowers”, and each individually, a “Borrower”), the Lenders from time to time party thereto, Silver Point Finance, LLC, as Administrative Agent and Documentation Agent for the Lenders, and Wells Fargo Foothill, Inc., as Collateral Agent (as amended, restated, renewed, replaced, supplemented or otherwise modified from time, the “Credit Agreement”)
Ladies and Gentlemen:
     Pursuant to the terms and conditions of the Credit Agreement, this Notice of Conversion or Continuation (“Notice”) is delivered to the Collateral Agent pursuant to Section 2.02 of the Credit Agreement and represents the election by Borrowers to check and complete the following language that is appropriate:

☐	convert $ in aggregate principal amount of outstanding Base Rate Loans to LIBOR Loans on . The initial Interest Period for such LIBOR Loans is requested to be a (___) month period commencing on .

☐	convert $ in aggregate principal amount of outstanding LIBOR Loans with a current Interest Period ending to Base Rate Loans on such date.

☐	continue as LIBOR Loans $ in aggregate principal amount of presently outstanding LIBOR Loans with a current Interest Period ending . The succeeding Interest Period is requested to be a (___) month period commencing on .

     Unless otherwise defined herein, capitalized terms used in this Notice shall have the meanings given in the Credit Agreement.

EQUITY BROADCASTING CORPORATION, as Borrower Representative

By:

Name:	James H. Hearnsberger
Title:	Vice President

Schedule 2.03
LOAN REQUEST
                    , 20___
Wells Fargo Foothill, Inc., as Collateral Agent
      under the Credit Agreement
      referred to below
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Attention: James K. Downey, Vice President

Re:	Loan Request under the Second Amended and Restated Credit Agreement dated as of June 29, 2004 among Equity Broadcasting Corporation, an Arkansas corporation, and certain of its affiliates (collectively, “Borrowers”, and each individually, a “Borrower”), the Lenders from time to time party thereto, Silver Point Finance, LLC, as Administrative Agent and Documentation Agent for the Lenders, and Wells Fargo Foothill, Inc., as Collateral Agent (as amended, restated, renewed, replaced, supplemented or otherwise modified from time, the “Credit Agreement”)
Ladies and Gentlemen:
     This letter shall serve as a request for Revolving Credit Loans to be made by the Revolving Credit Lenders to the Borrowers in the aggregate principal amount of $                    . The date of such Revolving Credit Loans should be                     , 200___. Capitalized terms used herein without definition shall have the meanings assigned to them in the Credit Agreement.
     The undersigned hereby certifies that such Revolving Credit Loans will be used for the purposes set forth in Section 2.17 of the Credit Agreement.
     The undersigned hereby further certifies as follows:
     (a) All warranties and representations set forth in the Credit Agreement and the other Loan Documents shall be true and correct as of the Borrowing Date (except to the extent such representations and warranties are made as of a specific date in which case they shall have been true and correct as of such date). Each telephonic or written request for Revolving Credit Loans shall constitute a representation to such effect as of the date of such request and as of the date such Revolving Credit Loans are made.
     (b) Borrowers have performed and complied with all terms and conditions of the Credit Agreement required to be performed or complied with by them prior to the date of the Revolving Credit Loans requested hereby.
     (c) After giving effect to such Revolving Credit Loans (as of the proposed date thereof or, in respect of the covenants set forth in Article V, on a pro forma basis as of the last

day of                     , 20          (the most recent fiscal quarter for which financial statements have been delivered to the Lenders under Section 6.05 of the Credit Agreement)) and the use of proceeds thereof (whether for an Acquisition or otherwise), no Default shall have occurred and be continuing. Each telephonic or written request for Revolving Credit Loans shall constitute a representation to such effect as of the date of such request and as of the Borrowing Date.
     Borrowers hereby designate the proposed Advance as a [Base Rate Loan] [LIBOR Loan with an initial Interest Period of                     (___) months].
     The officer signing below hereby represents that he or she is an authorized officer of Borrowers and he/she is authorized to request the Advance and issue this letter on behalf of Borrowers.

EQUITY BROADCASTING CORPORATION, as Borrower Representative

By:

Name:	James H. Hearnsberger
Title:	Vice President
[Loan Request]

Schedule. 2.05(a)
COMMITMENT REDUCTION NOTICE
                    , 20_________
Wells Fargo Foothill, Inc., as Collateral Agent
      under the Credit Agreement
      referred to below
2450 Colorado Avenue, Suite 3000 West
Santa Monica, California 90404
Attention: James K. Downey, Vice President

Re:	Commitment Reduction Notice under the Second Amended and Restated Credit Agreement dated as of June 29, 2004 among Equity Broadcasting Corporation, an Arkansas corporation, and certain of its affiliates (collectively, “Borrowers”, and each individually, a “Borrower”), the Lenders from time to time party thereto, Silver Point Finance, LLC, as Administrative Agent and Documentation Agent for the Lenders, and Wells Fargo Foothill, Inc., as Collateral Agent (as amended, restated, renewed, replaced, supplemented or otherwise modified from time, the “Credit Agreement”)
Ladies and Gentlemen:
     Pursuant to Section 2.05(a) of the Credit Agreement, the Borrowers hereby notify the Collateral Agent of the Borrowers’ election to [permanently terminate/permanently reduce] the Aggregate Revolving Credit Commitments as of                                         , 20___ [in the aggregate amount of $                    ].
     All capitalized terms used herein without definition shall have the meanings assigned by the Credit Agreement.

EQUITY BROADCASTING CORPORATION
EBC ST. LOUIS, INC.
RIVER CITY BROADCASTING, INC.
FORT SMITH 46, INC.
SHAWNEE BROADCASTING, INC.
LA GRANDE BROADCASTING, INC.
LOGAN 12, INC.
PRICE BROADCASTING, INC.
ARKANSAS 49, INC.
BORGER BROADCASTING, INC.
DENVER BROADCASTING, INC.
EBC BUFFALO, INC.
EBC DETROIT, INC.
EBC HARRISON, INC.
EBC MINNEAPOLIS, INC.
EBC PANAMA CITY, INC.

EBC POCATELLO, INC.
EBC SCOTTSBLUFF, INC.
HISPANIC NEWS NETWORK, INC.
MARQUETTE BROADCASTING, INC.
MONTGOMERY 22, INC.
NEVADA CHANNEL 3, INC.
NEWMONT BROADCASTING CORPORATION
PULLMAN BROADCASTING, INC.
REP PLUS, INC.
ROSEBURG BROADCASTING, INC.
TV 34, INC.
VERNAL BROADCASTING, INC.
WOODWARD BROADCASTING, INC.
WYOMING CHANNEL 2, INC.

By:

Name:	James H. Hearnsberger
Title:	Vice President of each
[Commitment Reduction Notice]

Schedule 2.16(a)
EXCEPTIONS TO SECURITY
Permitted Liens — See also Schedule 7.01 and any liens reflected on the lien searches obtained by Collateral Agent and all items shown on the title commitment for the Marion County, Illinois, property

Schedule 2.17
USE OF PROCEEDS
Acquisitions (including the acquisitions of Stations in Buffalo, New York (IND), Syracuse, New York (UPN), Cedar Rapids, Iowa (UPN), Burlington, Vermont (UPN), Springfield, Missouri (WB), Minneapolis, Minnesota LP (UVN), Detroit, Michigan LP (UVN), Fort Myers, Naples and Port St. Lucia, Florida LP’s), repurchase Equity Securities from existing Equity Holders, capital expenditures, repay existing secured debt (including the payment from the Term Loans of the outstanding unpaid principal balance of the Revolving Credit Loans on the Closing Date), and general corporate purposes.

Schedule 3.01
OMNIBUS OFFICERS’ CERTIFICATE
A. Document Certification and Incumbency
     I, the undersigned,                     , the Secretary of [Borrower], a                      corporation (the “Company”) and, as such, a duly authorized officer of the Company, DO HEREBY CERTIFY, in my official capacity and not individually, that:
     1. This Certificate is furnished in connection with the Second Amended and Restated Credit Agreement dated as of                     , 2004 by and among the Company and certain of its affiliates and Silver Point Finance, LLC, as Administrative Agent and Documentation Agent for the benefit of each of the other financial institutions which are or which become Lenders under, and as defined in, the Credit Agreement, and the Lenders (as the same may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used in Parts A and B of this Certificate have the meanings assigned to those terms in the Credit Agreement.
     2. The person named below is duly elected, qualified and acting officer of the Company, holding the officer set opposite his name, and the signature set opposite his/her name is his/her genuine signature.

Name	Office	Signature
President

James H. Hearnsberger	Vice President

Secretary

     3. Attached hereto as Exhibit A is a copy of the Articles/Certificate of Incorporation [Certificate of Formation/Organization] of the Company filed with the State of                     , together with all amendments thereto adopted through the date hereof, certified by the authorized office of the State of                      as of the most recent practicable date.
     4. Attached hereto as Exhibit B is a copy of the By-Laws [Operating Agreement] of the Company, together with all amendments thereto.
     5. Attached hereto as Exhibit C is a true and correct copy of resolutions adopted by the Board of Directors [Managers/Members]of the Company, which resolutions are in full force and effect on the date hereof and have not been amended, modified, supplemented or revoked.
     IN WITNESS WHEREOF, I have hereunto set my hand as of                     , 2004.
                                        , Secretary

B. Certifications as to Satisfaction of Conditions, No Default, Etc.
     I, the undersigned, James H. Hearnsberger, of [Borrower], a                      corporation [limited liability company] (the “Company”), DO HEREBY CERTIFY, in my official capacity and not individually, that:
     1. I am the duly elected and qualified Vice President of the Company and am also duly authorized to execute this Certificate and the signature set forth in Part A above is my genuine signature.
     2. The Company has performed and complied with all terms and conditions required to be performed or complied with by it prior to or on the date hereof.
     3. On the date hereof, after giving effect to the Loans to be made on the date hereof, and, on a pro forma basis, as of                     , 200___, no Default exists. I have no knowledge of circumstances or events from which a Default is likely to arise.
     4. I know of no proceeding for the dissolution or liquidation of the Company or any of its Affiliates or threatening any of their existences.
     5. As of the date hereof, and since the dates of those certain projections attached as Schedule 4.17 to the Credit Agreement and other financial documents delivered to the Agent and the Lenders prior to the Closing Date (as defined in the Credit Agreement), no event or circumstance shall have occurred which could reasonably be expected to have a Material Adverse Effect.
     6. The insurance certificate delivered to the Agent on the date hereof accurately describes the insurance carried and maintained by the Company on behalf of itself and its Subsidiaries, such insurance is in accordance with the requirements of the Credit Agreement and such insurance is in full force and effect and all premiums due and payable thereon have been paid or provisions for the payment thereof has been made.
     7. The certifications made by the Company’s Secretary in Part A above are true and correct.
     IN WITNESS WHEREOF, I have hereunto set my hand this as of                     , 2004.

Name
Title

Schedule 4.01
Contingent Obligations, Liabilities for Taxes or Long Term Commitments Not Shown on the Opening Balance Sheet
Operating leases, preferred stock dividends and obligations under existing acquisition agreements.

Schedule 4.02
ORGANIZATION, QUALIFICATION, ETC.
Equity Broadcasting Corporation is an Arkansas corporation and registered as a foreign corporation in Utah, Missouri, Nevada, Texas, Ohio, Oklahoma, Mississippi, California, New York and Alabama.
EBC St. Louis, Inc., is an Arkansas corporation and registered as a foreign corporation in Missouri and Illinois
River City Broadcasting, Inc., is an Arkansas corporation, and is not registered as a foreign corporation in any other state.
Fort Smith 46, Inc., is a Nevada corporation and registered as a foreign corporation in Arkansas and Oklahoma.
Shawnee Broadcasting, Inc., is an Arkansas corporation and is registered as a foreign corporation in Oklahoma.
La Grande Broadcasting, Inc., is an Arkansas corporation and is registered as a foreign corporation in Oregon.
Logan 12, Inc., is an Arkansas corporation and is registered as a foreign corporation in Utah.
Price Broadcasting, Inc., is a Nevada corporation and is registered as a foreign corporation in Utah.
Arkansas 49, Inc., is an Arkansas corporation, and not registered as a foreign corporation in any other state.
Borger Broadcasting, Inc., is a Nevada corporation, and registered as a foreign corporation in Texas.
Denver Broadcasting, Inc., is an Arkansas corporation, and registered as a foreign corporation in Colorado and Wyoming.
EBC Buffalo, Inc., is an Arkansas corporation, and is not registered as a foreign corporation in any other state.
EBC Detroit, Inc., is an Arkansas corporation, and is not registered as a foreign corporation in any other state.
EBC Harrison, Inc., is an Arkansas corporation, and is registered as a foreign corporation in Missouri.
EBC Minneapolis, Inc., is an Arkansas corporation, and is not registered as a foreign corporation in any other state.

EBC Panama City, Inc., an Arkansas corporation, and is registered as a foreign corporation in Florida.
EBC Pocatello, Inc., is a Nevada corporation, and is not registered as a foreign corporation in any other state.
EBC Scottsbluff, Inc., is an Arkansas corporation, and is not registered as a foreign corporation in any other state.
Hispanic News Network, Inc., is an Arkansas corporation, and is registered as a foreign corporation in Iowa.
Marquette Broadcasting, Inc., a Nevada corporation, and is registered as a foreign corporation in Michigan.
Montgomery 22, Inc., is an Arkansas corporation, and is registered as a foreign corporation in Alabama.
Nevada Channel 3, Inc., is an Arkansas corporation, and is registered as a foreign corporation in Nevada.
Newmont Broadcasting Corporation, is an Arkansas corporation, and is registered as a foreign corporation in Vermont.
Pullman Broadcasting, Inc., is an Arkansas corporation, and is registered as a foreign corporation in Washington and Idaho.
Rep Plus, Inc., is an Arkansas corporation, and is registered as a foreign corporation in New York and California.
Roseburg Broadcasting, Inc., is a Nevada corporation, and is registered as a foreign corporation in Oregon.
TV 34, Inc., is an Arkansas corporation, and is registered as a foreign corporation in Missouri.
Vernal Broadcasting, Inc., is a Nevada corporation, and is not registered as a foreign corporation in any other state.
Woodward Broadcasting, inc., is a Nevada corporation, and is registered as a foreign corporation in Oklahoma.
Wyoming Channel 2, Inc., is a Nevada corporation, and is registered as a foreign corporation in Wyoming.

INACTIVE SUBSIDIARIES
Cabot Radio, Inc.
Cenark Radio, Inc.
KLRA, Inc.
Marianna Broadcasting, Inc.
EBC Flagstaff, Inc.
Montana Broadcasting Group, Inc.
EBC Mt. Vernon, Inc.
Nashville Broadcasting, Inc.
Kaleidoscope Affiliates of Las Vegas, LLC

Schedule 4.04
GOVERNMENTAL AND OTHER CONSENTS
None

Schedule 4.05
LITIGATION
l.	Paxson Communications of Phoenix 13, Inc., Paxson Phoenix License, Inc., DP Media of St. Louis, Inc. and DP Media License of St. Louis, Inc. v. EBC Flagstaff, Inc. and EBC (Filed February 8, 2002). Filed in the United States District Court in the Southern District of Florida. Case Number 02-80119. Paxson sued demanding early payment on two promissory notes for St. Louis and Flagstaff. Paxson claimed a breach of the Flagstaff promissory note because the Flagstaff station has been sold. The St. Louis note should not be a part of the lawsuit. The notes were due on December 21, 2002. EBC filed a counterclaim that Paxson breached the Asset Purchase Agreement in two respects: (1) Paxson did not rebuild the low power translator in downtown St. Louis by the end of December as called for in the Asset Purchase Agreement and (2) the Asset Purchase Agreement stated that the digital tower that EBC is to build would be approved by the FAA for 1,000 feet. The approval came out in August for 754 feet. Paxson knew the approval would be lower than 1,000 feet prior to signing the Asset Purchase Agreement, but did not convey this to EBC. This lawsuit was remanded for arbitration. The arbitration was held in September 2003. EBC was awarded in excess of $900,000 in compensatory damages. The arbitration is continued to July over issues arising from most favored nation clauses in four affiliation agreements. The parties have also had settlement discussions. It is unknown whether or not these settlement discussions will be successful in ending this dispute. EBC expects to also prevail in these hearings and in the award for attorney fees. Attorney for EBC is Jeff Sanders (212) 218-5280.

2.	John Jenkins, Plaintiff v. Arkansas Sports Entertainment, L.L.C. d/b/a Arkansas Twisters Football League, Defendant. Filed in the Circuit Court of Pulaski County, Arkansas 3rd Division. Case No. VC 01-3023. John Jenkins is the previous coach of the Arkansas Twisters. Prior to EBC’s ownership of ASE he was fired for cause. He is suing for the salary due under his contract. His contract allows for termination based upon non-satisfactory performance of coaching duties. The Arena Football 2 League is funding the attorney’s fees. In all probability, ASE will only be responsible for a part of the attorney’s fees only. This case has been delayed until February, 2005. Attorney for ASE is Allen Dobson (501) 371-9999.

Schedule 4.06
COMPLIANCE WITH LAWS AND AGREEMENTS
None

Schedule 4.07
LICENSES
Full Power Television
     EBC owns 100% of the stock of:
     TV34, Inc., licensee of KWBS-TV, Facility ID 81593, Eureka Springs, AR (6/1/05);
     Arkansas 49, Inc., licensee of KYPX(TV), Facility ID 86534, Camden, AR (6/1/05;
     River City Broadcasting, Inc., licensee of KWBF(TV), Facility Id No. 37005, Little Rock, AR (6/1/05);
     Pullman Broadcasting, Inc., permittee of KQUP(TV), Facility ID 78921, Pullman, WA; (license filed for)
     Nevada Channel 3, Inc., licensee of KTVY-TV, Facility ID 86201, Goldfield, NV (10/1/06);
     La Grande Broadcasting, Inc., permittee of KPOU(TV), Facility ID 81447, LaGrande, OR (2/1/07));
     Shawnee Broadcasting, Inc., licensee of KQOK(TV), Facility ID 77480, Shawnee, OK (6/1/06);
     Borger Broadcasting, Inc., permittee of KEYU(TV), Facility ID 83715, Elk City, OK (4/25/05);
     Montgomery 22, Inc., permittee of WBMM(TV), Facility ID 68427, Tuskegee, AL (license filed for);
Montana Broadcasting License Sub, Inc., licnesee of KBTZ(TV) Facility ID 81438, Butte, MT, KLMN(TV), Facility ID 81331, Great Falls, MT, and KMMF(TV) Facility ID 81348, Missoula, MT. (4/1/06)
     EBC St. Louis, Inc., licensee of WPXS(TV), Facility ID 40861, Mount Vernon, IL (12/1/05);
     Logan 12, Inc., licensee of KUTH(TV), Facility ID 69694, Logan, UT (10/1/06);
     Vernal Broadcasting, Inc., permittee of KBCJ(TV), Facility ID 83729, Vernal, UT (Construction Permit tolled);
     Denver Broadcasting, Inc., licensee of KKTU(TV), Facility ID 18287, Cheyenne, Wyoming (10/1/06);
     Wyoming Channel 2, Inc., licensee of KTWO(TV), Facility ID 18286, Casper, Wyoming (10/1/06);
     Marquette Broadcasting, Inc., licensee of WMQF(TV), Facility ID 81448, Marquette, Michigan (10/1/05);
     Roseburg Broadcasting, Inc., licensee of KTVC(TV), Facility ID 31437, Roseburg, Oregon (2/1/07);
     Price Broadcasting, Inc., licensee of KUTF(TV), Facility ID 84277, Price, UT (10/1/06);
     Woodward Broadcasting, Inc. is the permittee of KUOK(TV), Facility ID 86532, Woodward, Oklahoma. (permit expires 4/22/05)
     EBC Scottsbluff, Inc. is the permittee of KTUW(TV), Facility ID 136747, Scottsbluff, NE. (permit expires 10/7/06)

     EBC Panama City, Inc. is the licensee of WBIF(TV), Facility ID 81594, Marianna, Florida. (2/1/05)
Low Power Television
     EBC is the licensee or permittee of:

Call Sign	Facility ID	Community of License

KIMG-LP	12732	Ventura, CA
K27GU	128747	Newport, AR
K28IE	130067	Barstow, CA
KUNS-LP	52445	Boise, ID
K42FJ	128877	Batesville, AR
K40GL	128380	Walnut Ridge, AR
K47HN	129072	Corning, AR
K52IT	128960	Idaho Falls, ID
K55JE	128861	Newport, AR
K55JL	127952	Corning, AR
K56HE	129655	Colbert, OK
K58GZ	128884	Newport, AR
K58HF	127989	Corning, AR
K59HM	128378	Walnut Ridge, AR
K59HG	131317	Amarillo, TX
K59HH	130506	Butte, MT
KHTE-LP	57549	Little Rock, AR
KLOT-LP	31369	Tulsa, OK
KNBX-LP(CA)	33819	Las Vegas, NV
KOKT-LP(CA)	72568	Admore-Sulphur, OK
KRRI-LP	60463	Reno, NV
KWBM-CA	48514	Springfield, MO
W16CD	128958	Walnut Ridge, AR
WBUN-CA	31370	Birmingham, AL
W58DG	127953	Jackson, TN
W62DG	131320	Columbus, GA
W63DB	129169	Williston, FL
WJXF-LP	26252	Jackson, MS
WJMF–LP	26253	Jackson, MS
K28II	127927	Idaho Falls, ID
W56EJ	129987	Wiliston, FL
W59DY	130076	Dothan, AL
K38IP	131310	Amarillo, TX
K53IR	129078	Globe, AR
K54JS	128368	Idaho Falls, ID

EBC is the 100% parent of Arkansas 49, Inc., licensee/permittee of the following (all expire on 6/1/05)

Call Sign	Facility ID	Community of License

K54GT	12929	Searcy, AR
KKYK-CA	57545	Little Rock, AR
KTVV-LP(CA)	57547	Hot Springs, AR
KWBK-LP	39151	Pine Bluff, AR
EBC is the 100% parent of Ft. Smith 46, Inc., licensee of the following (all expire on 6/1/05):

Call Sign	Facility ID	Community of License

KFDF-CA	52418	Ft. Smith, AR (Class A)
KPBI-CA	52429	Ft. Smith, AR (Class A)
KRAH-CA	52423	Paris, AR (Class A)
K59ES(CA)	52424	Hindsville, AR (Class A)
K59GJ(CA)	52425	Poteau, OK (Class A)
KFFS-CA	52430	Fayetteville, AR (Class A)
KJBW-CA	52419	Springdale, AR (Class A)
KBBL-CA	52426	Winslow, AR (Class A)
K33FG(CA)	52432	Siloam Springs, AR (Class A)
K14IT(CA)	52420	Bentonville, AR (Class A)
KXUN-LP	14386	Fort Smith, AR
K66FM	14383	Fort Smith, AR
K68ET	14384	Fort Smith, AR
KEGW-LP	48534	Fayetteville, AR
     EBC is the 100% parent of Logan 12, Inc., licensee of KUBX-LP, Facility ID 70919, Salt Lake City, UT. (10/1/06)
     EBC is the 100% parent of EBC Flagstaff, Inc., licensee of K15GC, Facility ID 128896, Safford, AZ, K16FB, Facility ID 127930, Globe, AZ, K21GC, Facility ID 128900, Safford, AZ, and K56HF, Facility ID 131023, Flagstaff, AZ.
     EBC is the 100% parent of Borger Broadcasting, Inc., permittee of KEYU-LP, Facility ID 130905, Amarillo, TX (10/01/04) and licensee of KAMT-LP, Facility ID 47363, Amarillo, TX (8/1/06)
     EBC is the 100% parent of Denver Broadcasting, Inc., the licensee of KDEV-LP(CA), Facility ID 29455, Aurora, CO. (4/1/06)
     EBC is the 100% parent of EBC Pocatello, Inc., licensee of KUNP-LP, Facility ID 28231, Pocatello, ID. (10/1/06)
     EBC is the 100% parent of Pullman Broadcasting, Inc., licensee of KQUP-LP, Facility ID 15635, Coeur d’Alene, ID. (10/1/06)

     EBC is the 100% parent of LaGrande Broadcasting, Inc., licensee of K57IF, Facility ID 34882, Salem, Oregon. (2/1/07)
     EBC is the 100% parent of Little Rock TV-14, LLC, licensee of KHUG-LP, Facility ID 57546, Little Rock, AR. (6/1/05)
     EBC is the 100% parent of Montana Broadcasting Group, Inc., licensee of KEXI-LP, Facility ID 40102, Kalispell, MT. ((4/1/06)
     EBC is the 100% parent of Montana License Sub, Inc., licensee of KBTZ-LP, Facility ID 17328, Bozeman, MT, and KMMF-LP, Facility ID 30457, Kalispell, MT. (4/1/06)
     EBC is the 100% parent of Nevada Channel 3, Inc., licensee of KELM-LP, Facility ID 27416, Reno, NV, and KTVY-LP, Facility ID 12731, Las Vegas, NV. (10/1/06)
     EBC is the 100% parent of Woodward Broadcasting, Inc., licensee of KDSA-LP(CA), Facility ID 15873, Norman, Oklahoma and KCHM-LP, Facility ID 14885, Oklahoma City, OK. (6/1/06)
     EBC is the 100% parent of EBC St. Louis, Inc., licensee of KUMO-LP, Facility ID 10291, St. Louis, MO. (2/1/06)
     EBC is the 100% parent of Roseburg Broadcasting, Inc., licensee of KAMK-LP, Facility ID 24009, Eugene, Oregon. (2/1/07)
     EBC is the 100% parent of Price Broadcasting, Inc., licensee of K68FY, Facility ID 72485 Salt Lake City, UT. (10/1/06)
     EBC is the 100% parent of Wyoming Channel 2, Inc., licensee of the following (all expire on 10/1/06):

Call Sign	Facility ID	Community of License

K08AA	74253	Wyodak, WY
K12IS	39254	Lusk, WY
K13NZ	60259	Shoshoni, WY
K21CV	18288	Rawlins, WY
K22CI	18289	Lander, WY
K35CV	18290	Shoshoni, WY
K55BL	18291	Sheridan, WY
K56BT	18292	Jackson, WY
K61DX	18294	Laramie, WY
K69DD	18293	Bondurant, WY
     EBC is the 100% parent of TV34, Inc., licensee of the following (all expire on 6/1/05):

Call Sign	Facility ID	Community of License

K18EU	58281	Ft. Smith, AR
KNJE-LP	48533	Eureka Springs, AR
K34EN	58282	Ft. Smith, AR
K52FJ	58284	Ft. Smith, AR
K48FL	14387	Ft. Smith, AR
     ADDITIONAL DESCRIPTION OF PENDING MODIFICATIONS/APPLICATIONS
1.	KKYK-LP, Little Rock, Arkansas — The license application filed on December 27, 2002, requesting authority to license KKYK-LP as a Class A facility remains pending at the Commission. BLTTA-20021227ABA. An application was filed on February 11, 2003, requesting authority to make minor modifications to the KKYK-LP facilities, including a change in the antenna height, which remains pending before the FCC. BMPTTA-2030211AAP.

2.	KKTU-DT, Cheyenne, Wyoming — An application requesting authority to license the KKTU-DT digital facilities, covering BMPCDT-20030117AAI, was filed on May 13, 2004, and remains pending. The digital facilities are on-air pursuant to Program Test Authority while the license application is pending.

3.	KAMT-LP, Amarillo, Texas — An application requesting a minor modification of the KAMT-LP facilities, see BPTTL-20040415ADH, including a change in operations to Channel 50, was filed on April 15, 2004, and remains pending

4.	KTVY-LP, Las Vegas, Nevada — A displacement application requesting authority to make minor modifications to KTVY-LP, including a change in the operating channel from 63 to 30, was filed on August 29, 2003, and remains pending before the Commission. See BPTTL-20030829ASR.

5.	KBTZ(TV), Butte, Montana — An application for Special Temporary Authority requesting that the station be allowed to go silent air was filed on December 23, 2003, and remains pending before the Commission. The station has at no point been off the air for twelve consecutive months.

6.	KLMN(TV), Great Falls, Montana — An application for Special Temporary Authority requesting that the station be allowed to go silent air was filed on December 23, 2003, and remains pending before the Commission. The station has at no point been off the air for twelve consecutive months.

7.	WBMM(TV), Tuskegee, Alabama — An application to license the WBMM(TV) analog facilities, covering BPCT-1987062KG, was filed on July 26, 2003, and remains pending before the Commission. See BLCT-20020726ABV.

8.	KQUP(TV), Pullman, Washington — An application requesting authority to build out KQUP(TV) as a digital-only television station was filed on September 3, 2003, and amended on June 14, 2004, and remains pending before the FCC. BMPCDT-20030903AAQ. A license application requesting authority to cover the facilities specified in BMPCT-20040115AAR was filed on May 20, 2004, and remains pending before the Commission. See BLCT-20040520AJL. The station is currently operating pursuant to Program Test Authority.

9.	KTVC-DT, Roseburg, Oregon – An application requesting authority to extend the Special Temporary Authority for the operation of KTVC-DT with minimal digital facilities was filed on May 20, 2004, and remains pending before the Commission, see BEDSTA-20040520AJV.

10.	KAMK-LP, Eugene, Oregon – A displacement application requesting authority to make minor modifications to KAMK-LP, including a change in the operating channel from 53 to 49, was filed on January 22, 2004, and remains pending before the Commission. See BPTTL-20040122AAA.

11.	KBCJ(TV), Vernal, Utah — An application requesting authority to make a minor modification to the KBCJ authorized analog facilities, BPCT-19960919KG, including a change in the transmitter site and a reduction in the effective radiated power, was filed on October 4, 2000, remains pending before the FCC. BMPCT-20001004AEE. A petition for rulemaking requesting authority to amend the TV Table of Allotments to specify Santanquin, Utah as the community of license for KBCJ was filed and remains pending at the FCC, tolling the construction permit expiration date for the station.

12.	KCHM-LP (CA), Oklahoma City, OK — An application requesting authority to make modifications to the KCHM-LP(CA) authorized facilities, BMJPTTA-20040504ABL, including a change in the operating channel to 36, was filed on May 4, 2004, and remains pending before the FCC.

13.	WPXS(TV), Mt. Vernon, Illinois — An application requesting authority for a construction permit for the digital facilities for WPXS(TV), Mt. Vernon, Illinois was filed on July 1, 1997 and remains pending before the FCC. BPCDT-19990701KI.

14.	KEGW-LP, Fayetteville, Arkansas — A displacement application requesting authority to make minor modifications to KEGW-LP, including a change in the operating channel from 64 to 48, was filed on March 10, 2004, amended on April 24, 2004, and remains pending before the FCC. See BPTTL-20040310ACN.

15.	KJBW-CA, Springdale, Arkansas — An application requesting authority to make minor modifications to the KJBW-CA authorized facilities, see BPTVA-20040309AAA, including a change in the antenna pattern, was filed on March 9, 2004 and remains pending before the FCC.

16.	K59ES (CA), Hindsville, Arkansas — A displacement application requesting authority to make minor modifications to the K59ES authorized facilities, including a change in the operating channel from 59 to 40, see BMJPTTA-20040311ADI, as amended, was initially filed on March 11, 2004, and remains pending before the FCC.

17.	KBBL-CA, Winslow, Arkansas — An application requesting authority to authorize the Class A licensed operations for KBBL-CA on Channel 31, as well as a change in the transmitter site, was filed on August 29, 2003, and remains pending before the FCC. See BPTTA-20030829BDQ.

18.	KQOK(TV), Shawnee, Oklahoma – An application requesting authority to assign KQOK to Oklahoma Land Company, LLC, see BALCT-20040525AJT, was filed on May 25, 2004, and remains pending before the FCC. An application requesting Special Temporary Authority to operate KQOK at reduced power was filed on May 6, 2004, and remains pending before the FCC.

19.	KUNS-LP, Boise, Idaho — An application requesting authority to make minor modifications to the KUNS-LP authorized facilities, including a change in the transmitter site, see BPTTL-20040521AGP, was filed on May 21, 2004, and remains pending before the FCC.

20.	KHTE-LP, Little Rock, Arkansas – An application requesting authority to license the KHTE-LP facilities for Class A operations, covering the facilities authorized in BPTTL-2010323ABB, was filed on July 12, 2001, see BLTTA-20010712ADO, and remains pending before the FCC.

21.	WNGS(TV), Springville, NY — An application requesting authority for a construction permit for the WNGS digital facilities was filed on November 1, 1999, see BPCDT-19991101AKN, and remains pending before the Commission. An application requesting authority to assign WNGS from Caroline K. Powley to EBC Buffalo, Inc., see BALCT-20040408ABP, was filed on April 8, 2004, and remains pending before the FCC.

22.	KWWF(TV), Waterloo, IA — An application requesting authority to assign KWWF from Ithaca 52, Inc. to EBC Buffalo, Inc., see BALCT-20040408ABM, was filed on April 8, 2004, and remains pending before the FCC.

23.	WNYI(TV), Ithaca, NY — An application requesting authority to assign WNYI from Ithaca 52, Inc. to EBC Buffalo, Inc., see BALCT-20040408ABN, was filed on April 8, 2004, and remains pending before the FCC.

24.	W35BQ, Rutland, VT — An application requesting authority to license the W35BQ facilities for Class A operations was filed on July 12, 2001, see BLTTA-20010712AIH, and remains pending before the FCC. An application requesting authority to assign W35BQ from the Estate of E. Nicholas Sanguinetti to Newmont Broadcasting Corporation, see BALTTL-20040120AAS, was filed on January 20, 2004, and remains pending before the FCC.

25.	W30BL(CA), Burlington, Vermont –A displacement application requesting authority to make minor modifications to the W30BL authorized facilities, including a change in the operating channel from 30 to 20, see BMJPTTA-20040310ACX, was filed on March 10, 2004, and remains pending before the FCC. An application requesting authority to assign W30BL from NYN, LLC to Newmont Broadcasting Corporation, see BALTTA-20040120AAG, has been granted by the FCC but not yet consummated.

26.	W36CP, Newport, Vermont – A displacement application requesting authority to make minor modifications to the W36CP authorized facilities, including a change in transmitter site, see BPTTL-20040319AIF, was filed on March 19, 2004, and remains pending before the FCC. An application requesting authority to assign W36CP from NYN, LLC to Newmont Broadcasting Corporation, see BALTTA-20040120AAK, has been granted by the FCC but not yet consummated.

27.	W52CD, St. Albans, Vermont – A displacement application requesting authority to make minor modifications to the W36CP authorized facilities, including a change in the operating channel from 52 to 41, see BPTTL-20040325ADJ, was filed on March 25, 2004, and remains pending before the FCC. An application requesting authority to assign W36CP from NYN, LLC to Newmont Broadcasting Corporation, see BALTTA-20040120AAH, has been granted by the FCC but not yet consummated.

28.	W54CV, Barre, Vermont –An application requesting authority to assign W54CV from NYN, LLC to Newmont Broadcasting Corporation, see BALTTA-20040120AAI, has been granted by the FCC but not yet consummated.

29.	W55CZ, Waterville Valley, New Hampshire – A displacement application requesting authority to make minor modifications to the W55CZ authorized facilities, including a change in transmitter site and the operating channel from 55 to 28, see BPTTL-20040318AAR, was filed on March 19, 2004, and remains pending before the FCC. An application requesting authority to assign W55CZ from NYN, LLC to Newmont Broadcasting Corporation, see BALTTA-20040120AAJ, has been granted by the FCC but not yet consummated.

30.	WGMU-CA, Burlington, Vermont – An application requesting authority to make minor modifications to the WGMU-CA facilities, including a change in the antenna model, see BPTTA-20040310ACZ, was filed on March 10, 2004, and remains pending before the FCC. An application requesting authority to assign WGMU-CA from NYN, LLC to Newmont Broadcasting Corporation, see BALTTA-20040120AAF, has been granted by the FCC but not yet consummated.

31.	W19BR (CA), Monkton, Vermont – An application requesting authority to make minor modifications to the W19BR facilities, including a correction in the ERP and a change in the antenna model, see BPTTA-20040310ACQ, was filed on March 10, 2004, and remains pending before the FCC. An application requesting authority to assign W19BR from Plattsburgh Partners to Newmont Broadcasting Corporation, see BALTTA-20040120ABM, has been granted by the FCC but not yet consummated.

32.	W49BI, Ellenburg, New York – An application requesting authority to make minor modifications to the W49BI facilities, including an increase in the ERP and, see BPTTL-20040406ACM, was filed on March 10, 2004, and remains pending before the FCC. An application requesting authority to assign W49BI from Plattsburgh Partners to Newmont Broadcasting Corporation, see BALTTL-20040120ACX, has been granted by the FCC but not yet consummated.

33.	W17CI, Claremont, New Hampshire — An application requesting authority to assign W17CI from Upper Valley Broadcasting, LLC, to Newmont Broadcasting Corporation, see BALTTA-20031231ABE, has been granted by the FCC but not yet consummated.

34.	KWBM(TV), Harrison, Arkansas — An application requesting authority to assign KWBM from R.S. Communications Limited Partnership to EBC Harrison, Inc., see BALCT-20031022ABI, was filed on October 22, 2003, and remains pending before the FCC

35.	KPOU(TV), La Grande, Oregon — An application requesting authority to license the analog facilities for KPOU(TV), La Grande, Oregon, was filed on December 21, 2001, as amended on October 21, 2003, to specify revised operating constants, and remains pending before the FCC. BLCT-20011221AAN. KPOU continues to operate pursuant to program test authority.

36.	KWBF(TV), Little Rock, Arkansas — An application requesting authority to authorize the digital facilities for KWBF(TV), Little Rock, Arkansas, on Channel 43, BPCDT-20000501AJG, as amended to specify operations on Channel 44, BMPCDT-20030418ABA, remains pending before the FCC.

Schedule 4.08
FCC PROCEEDINGS
None, unless noted in FCC Counsel’s Opinion.

Schedule 4.09
TITLE TO PROPERTIES, CONDITIONS OF PROPERTIES;
PROPRIETARY RIGHTS, ETC.
REAL PROPERTY FEE OWNERSHIP
EBC St. Louis, Inc. owns the real estate described in the Mortgage from EBC St. Louis to Agent. This property serves as the tower site for WPXS.
Wyoming Channel 2, Inc. owns an office building used for its KTWO Casper operation which is mortgaged to Hilltop Bank.
H&H Properties I Limited Partnership of which EBC owns 98.11%. EBC leases part of this building as it main office building in Little Rock. The property is mortgaged to Assurant, Inc.
REAL PROPERTY AND OPERATING LEASES
The following leases have been assigned to and assumed by or entered into by EBC St. Louis, Inc.:
1.	Lease Agreement dated January 15, 1982 between Mary Kell Bowers as landlord and Pyramid Broadcasting Corp., as tenant. Amended on January 26, 1996 by Wallace I. Bowers, successor in title to Mary Kell Bowers and Channel 13 of St. Louis, Inc., successor in interest to Pyramid Broadcasting Corp., as assumed by EBC St. Louis, Inc. (guy wire easement).

2.	Office Sublease Agreement dated May 23, 2002 between Technisource, Inc. as Sublessor and EBC St. Louis, Inc., as tenant (St. Louis sales office).
The following leases have been assigned to and assumed by or entered into by Fort Smith 46, Inc.:
1.	Fort Smith office lease, dated August 25, 1989 and extended October 1, 1999 to expire September 30, 2004 by and between Garrison Building Associates and Pharis Broadcasting, Inc., as assumed by Fort Smith 46, Inc. Current lease rate of $3,101.70. (main office)

2.	Springdale sales office lease, dated April 30, 2001, by and between Sitton Properties, LLC and Fort Smith 46, Inc. for ten years beginning June 1, 2002. Rents of $3,600 (Springdale sales office). Sitton Properties, LLC has assigned its interest to Albert Moretti.
The following leases have been assigned to and assumed by or entered into by Nevada Channel 3, Inc.:

1.	KTVY, Las Vegas office lease, dated July 27, 2001, by and between Vegas Ventures, LLC and Kaleidoscope Affiliates of Las Vegas, LLC, as assumed by Nevada Channel 3, Inc. and expiring on July 31, 2004. This office is being vacated prior to July 31, 2004.

2.	Service Agreement dated June 22, 2004 by and between DRITV, Inc. and Nevada Channel 3, Inc. for office space and other services. This trade arrangement is perpetually cancelable upon 90 days notice by either party.
The following leases have been assigned to and assumed by or entered into by Shawnee Broadcasting, Inc.:
1.	Lease Agreement with Option to Purchase, dated January 1, 2002, by and between Curtis Johnston and Marsha Johnston, as owner, and Shawnee Broadcasting Corporation [sic], as tenant, for five years beginning January 1, 2002, with right to extend for eighteen additional five-year terms. Initial base rental of $3,000 per month; option to purchase for three years at $1,250,000, with subsequent option by owner to repurchase 55 acres for $400,000.
The following leases have been assigned to and assumed by or entered into by La Grande Broadcasting, Inc.:
1.	Communications Site Agreement (Site/Tower/Building Space Lease), dated December 1, 2001, between Oregon Public Broadcasting, lessor, and La Grande Broadcasting, Inc., lessee, for 5 years beginning December 1, 2001. Annual rent of $28,118, payable monthly ($2,343.20), subject to 5% increases, commencing December 1, 2002.
The following leases have been assigned to and assumed by or entered into by Logan 12, Inc.:
1.	Lease and Access Agreement, dated June 6, 2000, between Windmill Land and Stock Company, as owner, and Logan 12, Inc., as lessee, for 15 years, with option to extend for two additional 15-year terms. Covers land in Box Elder County, Utah. Annual rent of $4,500 during initial term, $8,000 for first renewal term and $10,000 for second renewal term.

2.	Lease, dated June 7, 2002, between DMH Investments, as landlord, and Logan 12, Inc., as tenant, covering portion of building located at 525 South 300 West, Salt Lake City, Utah, for 3 years, commencing June 12, 2002. Minimum annual rental of $26,400.00, payable monthly ($2,200).

3.	Space and Service Lease and Agreement, dated October 1, 2002, between Questar InfoComm, Inc., as lessor, and Logan 12, Inc., as lessee/customer, covering building and circuits, for initial term of 5 years, with automatic annual renewals thereafter. Initial monthly rental of $2,462 (aggregate).
The following leases have been assigned to and assumed by or entered into by Price Broadcasting, Inc.:

1.	Lease Agreement, dated June 28, 2002, between American Towers, Inc., as lessor, and Price Broadcasting, Inc., as lessee, for 5 years. The placement of transmitting equipment and covers tower site in Helper, Utah. Monthly rent of $3,500.

2.	Space Lease and Service Agreement, dated October 7, 2002, to be effective as of August 1, 2002, between Questar InfoComm, Inc., as lessor, and Price Broadcasting, Inc. (assignee of R&D Media Group, Inc.), as lessee/customer, covering building and circuits, for initial term of 5 years, with automatic annual renewals thereafter. Initial monthly rental of $950 (aggregate) and $1,772.67, as amended.
The following operating leases have been assigned to and assumed or entered into by EBC St. Louis, Inc.:
1.	Option Agreement (DTV tower site option) dated August 25, 1999, between Leonard and Betty Koopmann, as landowners and DP Media of St. Louis, Inc., as assumed by EBC St. Louis, Inc. Includes DP Media option to lease real property for WPXS-TV’s DTV tower site.

2.	Communications Equipment Site Sub Lease (K40FF tower site St. Louis) dated August 21, 1997 between Warner Communications Corporation as landlord and Paxson Communications of Phoenix-13, Inc. as tenant, as assumed by EBC St. Louis, Inc. This lease is being replaced by the following Spectrasite lease.

3.	License Agreement, dated December 29, 2003 by and between Spectrasite Broadcast Towers, Inc. and EBC St. Louis, Inc. Five year lease at $3,500 per month beginning March 1, 2004. (New K40FF tower site)
The following operating leases have been assigned to and assumed by River City Broadcasting, Inc.:
1.	Antenna License Agreement (Shinall Mountain KWBF tower site), dated May 1997 by and between Signal Media of Arkansas, Inc., as Licensor and Channel 42 of Little Rock, Inc, as Licensee, as assumed by River City Broadcasting, Inc.
The following operating leases have been assigned to and assumed by or entered into by Fort Smith 46, Inc.:
1.	KPBI Channel 46 and KFDF Channels 10 and 32 — Tower Lease Agreement (Vista tower), dated April 18, 1995, by and between Westark Towers, Inc., now American Tower, as lessor, and Pharis Broadcasting, Inc., as assumed by Fort Smith 46, Inc., as lessee, for space on its Mount Vista, Van Buren, AR tower. Ten year lease beginning at $1,175.00 per month plus electricity with payment beginning May 1, 1995 as modified in an Addendum executed July 14, 1995.

2.	Channel 59 — Tower Space Lease Agreement (Mt. Cavanal tower), dated February 1, 2000 by and between Clark Communications, Inc. and assigned to AAT Communications, as lessor, and Pharis Broadcasting, Inc., as lessee, as assumed by Fort Smith 46, Inc., for space on its Mt. Cavanal, Poteau, Oklahoma tower. Five year lease at $370.00 per month with payments beginning February 1, 2000.
3.	Channel 53 — Tower Space Lease Agreement (Mt. Magazine tower), dated February 1, 2000 by and between Clark Communications, Inc. and assigned to AAT Communications, as lessor, and Pharis Broadcasting, Inc., as lessee, as assumed by Fort Smith 46, Inc. for space on its Mt. Magazine, Paris, Arkansas tower. Five year lease at $370.00 per month with payments beginning February 1, 2000

4.	Channel 9 (Winslow tower)- Tower Space Lease Agreement by and between Clark Communications, Inc. and Fort Smith 46, Inc. dated June 1, 2003 expiring June 1, 2004 with automatic annual renewals unless terminated by Lessee upon 60 days notice. Rent of $1,628.00.

5.	Channel 4 (Johnson I tower)- Tower Space Lease Agreement by and between Clark Communications, Inc. and Fort Smith 46, Inc. dated June 1, 2003 expiring June 1 2004 with automatic annual renewals unless terminated by Lessee upon 60 days notice. Rent of $840.00.

6.	Channel 14 (Bentonville II tower)- Tower Space Lease Agreement by and between Clark Communications, Inc. and Fort Smith 46, Inc. dated June 1, 2003 expiring June 1, 2004 with automatic annual renewals unless terminated by Lessee upon 60 days notice. Rent of $840.00.

7.	Channel 33 (Siloam Springs tower)- Tower Space Lease Agreement by and between Clark Communications, Inc. and Fort Smith 46, Inc. dated June 1, 2003 expiring June 1, 2004 with automatic annual renewals unless terminated by Lessee upon 60 days notice. Rent of $568.00.

8.	Channel 59 (Hindsville tower)- Tower Space Lease Agreement by and between Clark Communications, Inc. and Fort Smith 46, Inc. dated June 1, 2003 expiring June 1, 2004 with automatic annual renewals unless terminated by Lessee upon 60 days notice. Rent of $475.00.

9.	Channel 49 (Salisaw, OK) tower lease between Hash Communications, LLC, and Fort Smith 46, Inc., commencing August 7, 2003 for five years. Lease payments of $500 per month.

10.	Channel 18 (Poteau, OK) tower license agreement between Hash Communications, LLC and Fort Smith 46, Inc., commencing August 7, 2003 for a term of five years. Lease payments of $500 per month.

11.	Channel 52 (Clarksville) tower license agreement between Hash Communications, LLC and Fort Smith 46, Inc., commencing August 7, 2003 for a term of five years. Lease payments of $500 per month.

12.	Channel 64 (Johnson II tower)- Tower Space Lease Agreement by and between Clark Communications, Inc. and Fort Smith 46, Inc. dated June 1, 2003 expiring June 1 2004 with automatic annual renewals unless terminated by Lessee upon 60 days notice. Rent of $875.00.

13.	Channel 36 (Johnson I tower)- Tower Space Lease Agreement by and between Clark Communications, Inc. and Fort Smith 46, Inc. dated June 1, 2003 expiring June 1, 2004 with automatic annual renewals unless terminated by Lessee upon 60 days notice. Rent of $915.00.
The following leases have been assigned to and assumed by or entered into by Arkansas 49, Inc.:
1.	El Dorado, Arkansas tower lease between American Tower Corporation and Arkansas 49, Inc. commencing on September 23, 2003 for five years. Lease payments of $3,000 per month.

2.	Pine Bluff, AR site lease between Seark Radio, Inc. and assumed by Arkansas 49, Inc. from Equity Broadcasting Corporation, dated July 7, 2000 for five years. Rent in monthly amount of $500.00.

3.	Channel 63, Hot Springs, AR Radio Tower Lease by and between Arkansas 49, Inc. and C & W Communications, Inc., commencing on February 1, 2003 for one year. Rent in monthly amount of $750.00.

4.	KKYK-LP Antenna lease between Signal Media Corporation, as licensor and Las Vegas Media, LLC, as assigned to Arkansas 49, Inc., as licensee, dated November 1995 for and extended until June 30, 2006. Rent in the amount of $3000 per month.

5.	KWBF-LP Antenna Site Lease in Benton, AR by and between Samuel Bridges and Arkansas 49, Inc. commencing on May 15, 2003 for five years. Rent in the amount of $600 for 1st year, increasing by 30% per year thereafter.
The following leases have been assigned to and assumed by or entered into by Roseburg Broadcasting, Inc.:
1.	Roseburg, Oregon transmitter site lease by and between Roseburg Broadcasting, Inc. and South West Oregon TV Broadcasting Corp, commencing on September 2, 2002 on a month-to-month basis. Rent of $1,000 monthly.

2.	Eugene, Oregon site lease by and between Roseburg Broadcasting, inc. and James D. Silke, commencing on January 11, 1993 and extended to January 11, 2008. Monthly rent of $349.00.

3.	Joint Sales Agreement dated August 19, 2002 by and between Roseburg Broadcasting, Inc. and Fisher Broadcasting – Oregon TV, LLC for office space for KTVC at no additional cost.

The following leases have been assigned to and assumed by or entered into by Pullman Broadcasting, Inc.:
1.	Office lease for KQUP, Spokane, Washington between Pullman Broadcasting, Inc. and The Spokane Club, commencing on September 1, 2003 for a term of 3 years. Rent of $1,150.00 per month.

2.	Site lease on Idaho Blossom Mountain for KQUP, Couer ‘d Alene , assumed June 1, 2000 for five years. Monthly rent of $300.00 per month.

3.	Tower site agreement on Kamiak Butte Mountain, Pullman, Washington between Pullman Broadcasting, Inc. and Palouse Country, Inc. commencing upon FCC approval for a term of two years. Rent shall be $1,500 per month.
The following leases have been assigned to and assumed by or entered into by TV 34, Inc.:
1.	K34EN site lease between TV 34, Inc. and Hash Communications, LLC commencing July 31, 2000 for a term of five years. Rent is $1200 monthly.

2.	Aurora, Missouri tower site lease between TV 34, Inc. and Magic Circle Radio, Inc., commencing on December 1, 2003 for a two year term. Rent is $9000 annually.

3.	Eureka Springs, AR, KWBS tower site lease between TV 34, Inc. and Cumulus Wireless Services, Inc., commencing October 25, 1999 for a period of five years. Rent is $1,750 per month.
The following leases have been assigned to and assumed by or entered into by Marquette Broadcasting, Inc.:
1.	Marquette, Michigan, WMQF antenna lease between Marquette Broadcasting, Inc. and Great Lakes Radio, Inc., commencing February 25, 2001 for a 20-year term. The rent is $2000 monthly for 1st year with CPI increases thereafter.

2.	Lease Agreement dated January 1, 2004 by and between Iron Bay Computer and Design, Inc. and Marquette Broadcasting, Inc. for office space at $424.95 per month on a month-to-month basis.
The following leases have been assigned to and assumed by or entered into by Montgomery 22, Inc.:
1.	Tuskeegee, Alabama tower and transmitter facility lease between Montgomery 22, Inc. and Robert H. Pickett, Jr., Ronald E. Pickett and Patricia P. Hicks dated July 1, 2002, with a twenty year term plus options. Rent is $5,000 per year.

2.	Tuskeegee, Alabama Service Agreement for operations of WBMM between Montgomery 22, Inc. and Ronald E. Pickett commencing July 22, 2002 on a monthly basis. Monthly compensation is $600.

The following leases have been assigned to and assumed by or entered into by Nevada Channel 3, Inc.:
1.	Tonapah, Nevada site lease for KNBX between Nevada Channel 3 Inc. and Terry Payne, commencing March 15, 2002 on a month-to-month basis. Rent is $650 per month.

2.	Reno, Nevada tower lease between Equity Broadcasting Corporation, as assumed by Nevada Channel 3, Inc., as lessee, and American Tower, L.P. with an expiration of August 30, 2008. Monthly rent is $519.99.

3.	KTVY-LP, tower lease, as assumed by Nevada Channel 3, Inc., with Tower Management for $500 per month.
The following leases have been assigned to and assumed by or entered into by Denver Broadcasting, Inc.:
1.	Tower Site license agreement between Pinnacle Towers, Inc. and Denver Broadcasting, Inc. for $2,000 per month expiring April 1, 2009.

2.	Site Agreement between Echo Properties, Inc. and Denver Broadcasting, Inc. for a tower site near Denver. Expires December 1, 2005 at $2,000/month.

3.	License Agreement between Spectrasite Broadcast Towers, Inc., as lessor, and Wyoming Channel 2, Inc., as lessee, as assigned to Denver Broadcasting, Inc. for Tower #25 in Cheyenne, WY. Lease expires November 1, 2011 at $3,000 per month.

4.	Site Agreement between Spectrasite Broadcast Towers, Inc., as lessor, and GoCom Broadcasting of Wyoming, LLC, as lessee, as assigned to Denver Broadcasting, Inc. for Tower #25 in Cheyenne, WY. Lease expires August 24, 2005 (analog slot) and on or about May 1, 2027 (future DTV slot).
The following leases have been assigned to and assumed by or entered into by Wyoming Channel 2, Inc.:
1.	License Agreement between Spectrasite Broadcast Towers, Inc. and Wyoming Channel 2, Inc. for Tower #22 at Birthday Lode Claim near Cheyenne, WY. Lease expires November 1, 2011 at $3,000 per month.

2.	License Agreement between Spectrasite Broadcast Towers, Inc. and Wyoming Channel 2, Inc. for Tower #23 near Cheyenne, WY. Lease expires November 1, 2011 at $3,000 per month.

3.	License Agreement between Spectrasite Broadcast Towers, Inc. and Wyoming Channel 2, Inc. for Tower #24 in Casper, WY. Lease expires November 1, 2011 at $3,000 per month.

4.	Jackson translator site – Lease Agreement between Jackson Hole Mountain Resort Corporation and Wyoming Channel 2, Inc., dated September 2, 2002. Rent is $5,400 annually, perpetually.

5.	Beacon Hill Translator Site-USDA Forest Service $2,508 annually

6.	Copper Mtn. translator Site-Rocky Mtn Oilfield, $800 annually

7.	Copper Mtn access fee-William D. Thoren $1,000 annually

8.	Gillette translator site-Action Page $800 annually

9.	Sheridan translator site-Office of State Lands $840 annually

10.	Sheridan access fee-S.K. Johnston $840 annually

11.	Pinedale site – Bureau of Land Management $120 annually

12.	Pinedale access fee-R.M. Miller Livestock $800 annually

13.	Rawlins site- Bureau of Land Management $120 annually

14.	Riverton site-Bureau of Land Management $120 annually

15.	Riverton access fee-Bureau of Indian Affairs $600 annually

16.	State of Wyoming-Capital Building Office space $3,129 annually

17.	Lease Agreement, dated June 28, 2002 by and between Wyomedia, Inc. and Wyoming Channel 2, Inc. for five years at $500 per month.
The following leases have been assigned to and assumed by or entered into by Hispanic News Network, Inc.:
1.	Davenport office lease as assumed by Hispanic News Network, Inc. from Independent News Network, Inc., a lessor, with Investment Leasing Corporation, as lessee, varied expiration dates to 2009.
The following leases have been assigned to and assumed by or entered into by Rep Plus, Inc.
1.	New York City office lease between Rep Plus, Inc. and Prime Office Centers 2 Penn, LLC. Monthly rent is $2,450.00. Lease expires July 31, 2004.
The following leases have been assigned to and assumed by or entered into by or entered into by Borger Broadcasting, Inc.
1.	Lease by and between F&A Realty Amarillo, LTD. and Borger Broadcasting, Inc., dated April 16, 2004 for Amarillo office. Lease expires April 30, 2011.

2.	Lease Agreement by and between American Tower L.P. and Borger Broadcasting, Inc. dated February 27, 2004 for KEYU transmission site. Lease for ten year period.
INTELLECTUAL PROPERTY:
Arkansas 49, Inc. – KYPX, K12MY, KKYK-LP, KWBK-LP, KTVV-LP
Borger Broadcasting, Inc. – KEYU, K41GY, KAMT-LP
Denver Broadcasting, Inc. – KKTU, KDEV-LP
EBC Buffalo, Inc.- WNGS, WNYI, KWWF
EBC Detroit, Inc. — WBXD
EBC Harrison, Inc. – KWBM
EBC Minneapolis, Inc. – WBWX
EBC Panama City, Inc. — WBIF
EBC Pocatello, Inc. – K24EV
EBC Scottsbluff, Inc. — KTUW
EBC St. Louis, Inc. – WPXS, K40FF
Fort Smith 46, Inc. — KPBI, K53GB, K59GJ, KBBL, K15DR, K14IT, K33FG, K59ES, K64FO, KFDF-CA,
KFFS-CA, K43EZ, K66FM, K68ET, K64FO
La Grande Broadcasting, Inc. – KPOU, K57IF
Logan 12, Inc. – KUTH, KUBX
Marquette Broadcasting, Inc. — WMQF
Montgomery 22, Inc. — WBMM
Nevada Channel 3, Inc. – KTVY, KELM, KTVY-LP
Newmont Broadcasting Corporation – W17CI, WBVT, W52CD, W54CV, W30BL, W36CP, W55CZ, W61CE, W49BI, W19BR
Price Broadcasting, Inc. – KUTF, K68FY
Pullman Broadcasting, Inc. – WQUP, WQUP-LP
River City Broadcasting, Inc. – KWBF
Roseburg Broadcasting, Inc. – KTVC, KAMK-LP
Shawnee Broadcasting, Inc. — KQOK
TV 34, Inc. – KWBS, K18EU,KNJE-LP, K34EN, K52FJ, K48FL
Vernal Broadcasting, Inc. — KBCJ
Woodward Broadcasting, Inc. – KUOK, KDSA, KCHM
Wyoming Channel 2, Inc. — KTWO
Hispanic News Network, Inc. — INN
Rep Plus, Inc.
Trademarks:
LICK
Domain Names:

arkansasfox.com	lick1063.com
arkansaspax.com	lptv.com
arkansastwisters.com	rep-plus.com

arkansasupn.com	riverblades.com
arkansaswb.com	shopequityonline.com
ebcorp.net	univision-arkansas.com
equitybroadcasting.com	univision-oregon.com
equitysports.com	wb42.com
fox-17.com	wb42thefrog.com
hispanicnetworks.com	wbif.net
hispanicnewsnetwork.com	wbvt-tv.com
hot965.com	wmqf.com
kdre-fm.com	wpxs13.com
klot25.com	k2tv.com
klra.com	ktv.net
kpou.com	ktvc24.com
kqok.net	kuth12.com
kqup.com	kwbs.com
kypx.com	univision-amarillo.com

Schedule 4.10
INTERESTS IN OTHER BUSINESSES
(All 100% owned unless noted)

ARKANSAS 49, INC.
BORGER BROADCASTING, INC.
DENVER BROADCASTING, INC.
EBC BUFFALO, INC.
EBC DETROIT, INC.
EBC HARRISON, INC.
EBC MINNEAPOLIS, INC.
EBC PANAMA CITY, INC.
EBC POCATELLO, INC.
EBC SCOTTSBLUFF, INC.
EBC ST. LOUIS, INC.
EQUITY BROADCASTING CORPORATION
FORT SMITH 46, INC.
HISPANIC NEWS NETWORK, INC.
LA GRANDE BROADCASTING, INC.
LITTLE ROCK TV-14, LLC 50%
LOGAN 12, INC.
MARIANNA BROADCASTING, INC.
MARQUETTE BROADCASTING, INC.
MONTANA BROADCASTING GROUP, INC.
MONTANA LICENSE SUB, INC.
MONTGOMERY 22, INC.
NEVADA CHANNEL 3, INC.
PRICE BROADCASTING, INC.
PULLMAN BROADCASTING INC.
RIVER CITY BROADCASTING, INC.
ROSEBURG BROADCASTING, INC.
REP PLUS, INC.
SPINNER NETWORK SYSTEMS, LLC (33.33%)
SHAWNEE BROADCASTING, INC.
VERNAL BROADCASTING, INC.
WOODWARD BROADCASTING, INC.
TV 34, INC.
WYOMING CHANNEL 2, INC.
Arena Football II Sports Teams
ARKANSAS SPORTS ENTERTAINMENT, INC./ARKANSAS TWISTERS, INC.
Office Building – General Limited Partner of
H&H PROPERTIES I LIMITED PARTNERSHIP (98.11%)
EBC owns other corporations all of which have no assets, are inactive or are in the process of being dissolved.

Schedule 4.15
PENSION PLANS
As outlined in the Employee Handbook, the Company has a 401(k) and profit sharing plan for employees. Employees receive a matching contribution of 50 cents for each dollar contributed with the maximum matching contribution per year being $1,000.
The Company has a 2001 Equity Participation Plan and a 2001 Non-Qualified Stock Option Plan wherein option grants are allowed to certain individuals.

Schedule 4.16
MATERIAL AGREEMENTS
1. Management Agreement, dated June 1, 1998 between Borrower, Kaleidoscope Affiliates, LLC, Kaleidoscope Radio, LLC, KKYK-Channel 22, Inc., and Arkansas Media, LLC.;
2. Services Agreement, dated May 30, 2002, between EBC and EBC St. Louis, Inc.;
3. Services Agreement, dated November 27, 2002, between EBC and River City Broadcasting, Inc.;
4. Services Agreement, dated November 27, 2002, between EBC and Fort Smith 46, Inc.
5. Services Agreement, dated August 15, 2003, between EBC and Shawnee Broadcasting, Inc.
6. Services Agreement, dated August 15, 2003, between EBC and La Grande Broadcasting, Inc.
7. Services Agreement, dated August 15, 2003, between EBC and Logan 12, Inc.
8. Services Agreement, dated August 15, 2003, between EBC and Price Broadcasting, Inc.
9. Services Agreement, dated June 21, 2004, between EBC and Arkansas 49, Inc.
10. Services Agreement, dated June 21, 2004, between EBC and Borger Broadcasting, Inc.
11. Services Agreement, dated June 21, 2004, between EBC and Denver Broadcasting, Inc.
12. Services Agreement, dated June 21, 2004, between EBC and EBC Buffalo, Inc.
13. Services Agreement, dated June 21, 2004, between EBC and EBC Detroit, Inc.
13. Services Agreement, dated June 21, 2004, between EBC and EBC Harrison, Inc.
14. Services Agreement, dated June 21, 2004, between EBC and EBC Minneapolis, Inc.
15. Services Agreement, dated June 21, 2004, between EBC and EBC Pocatello, Inc.
16. Services Agreement, dated June 21, 2004, between EBC and EBC Scottsbluff, Inc.

17. Services Agreement, dated June 21, 2004, between EBC and EBC Panama City, Inc.
18. Services Agreement, dated June 21, 2004, between EBC and Marquette Broadcasting, Inc.
19. Services Agreement, dated June 21, 2004, between EBC and Montgomery 22, Inc.
20. Services Agreement, dated June 21, 2004, between EBC and Nevada Channel 3, Inc.
21. Services Agreement, dated June 21, 2004, between EBC and Newmont Broadcasting, Inc.
22. Services Agreement, dated June 21, 2004, between EBC and Pullman Broadcasting, Inc.
23. Services Agreement, dated June 21, 2004, between EBC and Roseburg Broadcasting, Inc.
24. Services Agreement, dated June 21, 2004, between EBC and TV 34, Inc.
25. Services Agreement, dated June 21, 2004, between EBC and Vernal Broadcasting, Inc.
26. Services Agreement, dated June 21, 2004, between EBC and Woodward Broadcasting, Inc.
27. Services Agreement, dated June 21, 2004, between EBC and Wyoming Channel 2, Inc.
28. Fox affiliation agreement between Fox Broadcasting Company and Fort Smith 46, Inc. (KPBI), dated July 29, 2002. Expires June 30, 2005.
29. WB affiliation agreement between The WB Television Network and River City Broadcasting, Inc.(KWBF), dated November 11, 1999. Expires September 19, 2003. Extended to September 18, 2005.
30. Pax affiliation agreement between Paxnet, Inc. and EBC St. Louis, Inc. (WPXS), dated June 21, 2001. Expires June 21, 2011.
31. Telefutura affiliation agreement between Telefutura Network and Price Broadcasting, Inc. (KUTF), dated May 28, 2002. Expires May 31, 2004.
32. Univision affiliation agreement between Univision Network Limited Partnership and Logan 12, Inc. (KUTH), dated May 28, 2002. Expires May 31, 2004.

33. Univision affiliation agreement between Univision Network Limited Partnership and La Grande Broadcasting, Inc. (KPOU), dated May 28, 2002. Expires May 31, 2004.
34. Pax affiliation agreement between Paxnet, Inc. and Arkansas 49, Inc. (KYPX), dated February 25, 2000. Expires February 25, 2010.
35. WB affiliation agreement between The WB Television Network and EBC Harrison, Inc. (KWBM), dated February 21, 2001. Expires February 21, 2006.
36. Fox affiliation agreement between Fox Broadcasting Corporation and Marquette Broadcasting, In, (WMQF), dated January 8, 2003. Expires June 30, 2005.
37. Pax affiliation agreement between Paxnet, Inc. and Montgomery 22, Inc. (WBMM), dated January 29, 2001. Expires January 28, 2011.
38. UPN affiliation agreement between The United Paramount Network and Roseburg Broadcasting, Inc. (KTVC), dated May 1, 2002. Expires September 1, 2007.
39. Pax affiliation agreement between Paxnet, Inc. and TV 34, Inc. (KWBS), dated June 4, 1999. Expires June 3, 2009.
40. ABC affiliation agreement between American Broadcasting Companies, Inc. and Wyoming Channel 2, Inc. (KTWO), dated February 13, 2003. Expires December 31, 2006.
41. ABC affiliation agreement between American Broadcasting Companies, Inc. and Wyoming Channel 2, Inc. (KKTU), dated February 13, 2003. Expires December 31, 2006.
42. Univision affiliation agreement between Univision Network Limited Partnership and Arkansas Media, Inc., dated December 10, 2002. Expires July 31, 2004. EBC operates KLRA under an LMA agreement with Arkansas Media, Inc.
43. UPN affiliation agreement between The United Paramount Network and Pullman Broadcasting, Inc. (KQUP), dated March 5, 2002. Expires August 31, 2007.
44. UPN affiliation agreement between The United Paramount Network and Fort Smith 46, Inc. (KFDF), dated December 13, 2001. Expires August 25, 2007.
45. Pax affiliation agreement between Paxnet, Inc. and Marianna Broadcasting, Inc. (WBIF), dated January 29, 2001. Expires January 28, 2011.
46. UPN affiliation agreement between The United Paramount Network and Newmont Broadcasting, Inc. (WBVT). A new agreement is being negotiated with UPN proposing an April 4, 2009 expiration.

47. UPN affiliation agreement for KWWF, Cedar Rapids. We have requested a copy of the existing agreement. This will be effective upon acquisition of this station.
48. ImaginAsian TV Primary Television Affiliation Agreement by and between ImaginAsian Entertainment, Inc. and Denver Broadcasting, Inc. (KKTU-DT) dated May 4, 2004 and expiring on July 31, 2009 with one five year renewal period.
49. ImaginAsian TV Primary Television Affiliation Agreement by and between ImaginAsian Entertainment, Inc. and Nevada Channel 3, Inc. (KTVY), Inc. dated May 4, 2004 and expiring on July 31, 2009 with one five year renewal period.

Schedule 4.17
PROJECTIONS
Delivered prior to Closing Date.

Schedule 4.18
BROKERS, ETC.
EBC has dealt with Media Equity Group as a broker relative to the transactions of this Agreement.

Schedule 4.19
CAPITALIZATION

Shares Outstanding
(All 100% owned unless noted)	All Owned by EBC
ARKANSAS 49, INC.	100
BORGER BROADCASTING, INC.	100
DENVER BROADCASTING, INC.	1000
EBC BUFFALO, INC.	1000
EBC DETROIT, INC.	1000
EBC HARRISON, INC.	1000
EBC MINNEAPOLIS, INC.	1000
EBC PANAMA CITY, INC.	1000
EBC POCATELLO, INC.	100
EBC SCOTTSBLUFF, INC.	100
EBC ST. LOUIS, INC.	100
EQUITY BROADCASTING CORPORATION
FORT SMITH 46, INC.	100
HISPANIC NEWS NETWORK, INC.	1000
LA GRANDE BROADCASTING, INC.	100
LITTLE ROCK TV-14, LLC 50%	LLC
LOGAN 12, INC.	100
MARIANNA BROADCASTING, INC.	100
MARQUETTE BROADCASTING, INC.	100
MONTANA BROADCASTING GROUP, INC.	100
MONTANA LICENSE SUB, INC.	100
MONTGOMERY 22, INC.	100
NASHVILLE BROADCASTING, INC.	100
NEVADA CHANNEL 3, INC.	100
PRICE BROADCASTING, INC.	100
PULLMAN BROADCASTING INC.	100
RIVER CITY BROADCASTING, INC.	100
ROSEBURG BROADCASTING, INC.	100
REP PLUS, INC.	100
SHAWNEE BROADCASTING, INC.	100
SPINNER NETWORK SYSTEMS, LLC	33.33%
VERNAL BROADCASTING, INC.	100
WOODWARD BROADCASTING, INC.	100
TV 34, INC.	100
WYOMING CHANNEL 2, INC.	100
Arena Football II Sports Teams	100
ARKANSAS SPORTS ENTERTAINMENT,
INC./ARKANSAS TWISTERS, INC.
Office Building – General and Limited Partner of	98.11% of
H&H Properties I LIMITED PARTNERSHIP	Partnership
General and Limited Partner
Note: Stock ownership in parent previously provided. EBC owns other corporations all of which have no assets, are inactive or are in the process of being dissolved.

Schedule 4.20
ENVIRONMENTAL COMPLIANCE
None

     Schedule 7.01
INDEBTEDNESS

	Loan#
Lender/Lessor	Loan Date	Repayment terms	Mo. Pymt	Balance
Equity Broadcasting
Regions Bank 400 West Capital Avenue Little Rock, AR 72201	52037839003 06/03/02	Monthly payments of interest accruing at 5.75% with all outstanding principal and accrued interest due on 6/05/05. Secured by Keithley tower.	2,700.00	171,198.93

Bank of Little Rock 200 North State Street Little Rock, AR 72201	516138 01/17/03	Monthly installments of $3,556.83 including interest at 7.00% until January, 2006 when the remaining principal and interest is due; secured by satellite truck	3,556.83	66,747.79

Arkansas Media, LLC	W22CL 12/18/2003	Single payment of principal and accrued interest at 6% due July 15,2004		400,000.00

Bankcorp South	126519 11/24/2003	Monthly installments of $486.19 including interest of at 6.25% till a 11/2008 balloon.	486.19	22,836.10

Wells Fargo Foothill, Inc.		Revolving Line, Secured by various assets.		18,281,171.08

GMAC		Monthly installments of $982.73 until June 2008. Secured by automobile.	982.73	47,171.04

Metropolitan National Bank		Monthly payments of $368.10. Secured by Jeep Wrangler.	368.10	1,387.47

Arkansas 49, Inc.
Bank of Little Rock 200 North State Street Little Rock, AR 72201	515106 11/18/03	Monthly interest only payments at 6.00% balance due on 11/18/04 secured by equipment and EBC guarantee. Line of Credit	3,556.83	1,000,000.00

Ms. Lucille Phingsten 1455 Shermer Road Northbrook, IL	N/A 10/1/1999	Sixty monthly installments of $150 with a final payment of $1,000 due at 10/01/2004. Pine Bluff LPTV acquisition.	150.00	1,750.00

TV 34, Inc.
John Powley c/o William Smith 9297 Dutch Hill Road West Valley, NY 14171	N/A 12/15/1999	Due without interest at earlier of 7/15/2004 or assignment of CP Unsecured	—	500,000.00

North American Broadcasting 1100 Guadalupe Austin, TX 78701 Attn: Bob Walker	N/A 12/15/1999	Due without interest at earlier of 7/15/2004 or assignment of CP Unsecured	—	500,000.00

One Bank	LOC 2/11/03	Monthly interest payments at 6.75%,, due 5/15/04, secured by stock pledge and equipment. LOC Guaranteed by EBC		750,000.00

Fort Smith 46, Inc.
Pharis Broadcasting 523 Garrison Avenue, Ste. 201 Fort Smith, AR 72901	Noncompete 1/4/2001	Monthly installment of $3,117.24 including interest at 8.00% until December 31, 2008 when the remaining principal and interest is due. Noncompete Secured by satellite truck.	3,117.24	118,533.36

	Loan#
Lender/Lessor	Loan Date	Repayment terms	Mo. Pymt	Balance
Wyoming Channel 2, Inc.
Hilltop National Bank 300 Country Club Road P. O. Box 2680 Casper, WY 82602-2680	N/A	Monthly installments of $569.00 including interest at 8.30% until August, 2005 when the remaining principal and interest is due. Secured by transportation equipment	569.00	9,425.97

Hilltop National Bank 300 Country Club Road P. O. Box 2680 Casper, WY 82602-2680	N/A 8/29/2002	Monthly installments of $4,370 including interest at New York Prime Rate plus 1.75% until September, 2017 when all remaining principal and interest is due. Secured by mortgage on main studio and equipment.	4,370.00	470,304.41

Price Broadcasting, Inc.
Channel 3, LLC 11849 N. Dragon Springs Tucson, AZ		$100,000 principal payments due March 2, 2005, unsecured		100,000.00

Denver Broadcasting, Inc./Hispanic News Network, Inc.
Valley Bank Davenport, Iowa	133402 12/20/03	Interest only for 18 months at 5.25% and then 60 monthly payments at prime plus 1.25% and a balloon		6,000,000.00

Montana Broadcasting Group, Inc.
Max Media	8/15/2003	Due upon closing of sale of Montana stations to Max Media with offset against purchase price.		1,087,500.00

H&H Properties I, Ltd Partnership
John Alden Life Insurance Co. c/o Fortis Private Capital Inc. BIN #49 Milwaukee, WI 53288	33-0099- 0000412 5/02/91	Monthly installments of $10,637.34 including interest at 9.50% until 5/02/2021 when the remaining principal and interest is due. Secured by a first mortgage on office building.	10,637.34	910,559.13

John Alden Life Insurance Co. c/o Fortis Private Capital Inc. BIN #49 Milwaukee, WI 53288	N/A	Variable monthly installments based on net cash flow including interest at 9.50% until 5/02/2021 when the remaining principal and interest is due. Secured by a second mortgage on office building.		280,396.33

Arkansas Twisters, Inc.
One Bank 300 West Capital Little Rock, AR 72201	172434 10/2/2003	Monthly payments of interest at 7.5% Line of credit	—	93,276.17

One Bank & Trust	168429 06/30/2003	Monthly payments of interest at 6.5% till June 2004 balloon		55,248.02

	Loan#
Lender/Lessor	Loan Date	Repayment terms	Mo. Pymt	Balance
Rough Rider Leasing, LLC
Keystone Leasing 433 New Park Avenue West Hartford, CT 06110-1185	451154772A 10/15/1999	Monthly payments of $3,886.20 including interest at 13.30% until 8/28/04 when all remaining principal and interest is due. Secured by team bus.	3,886.20	11,726.19

One Bank & Trust	168145 12/31/1999	Monthly payments of principal and interest at 6.75% with a balloon on 1/1/08. . Secured by equipment.	609.15	24,368.48

CAPITAL LEASES

Equity Broadcasting Corp.

Kyocera Mita 1961 Hirst Drive Moberly, MO 65270	9012772212 1/1/2003	Monthly payments of $2,132.50 at 7.75% until December 2007, secured by copiers and faxes	2,132.50	74,750.88

Montana Broadcasting Group, Inc.

Dell Financial Services 3500 A Wadley Place Austin, TX 78682	14006481 4/1/2001	Monthly rental of $337.18 including interest at 15% until 3/01/05. Secured by broadcast equipment.	337.18	4,300.77

Radio Dealers Leasing 212 North State Street Waseca, MN 56093	506893 4/11/2001	Monthly rentals of $880.57 including interest at 14% until 3/02/06. Secured by broadcast equipment.	880.57	18,399.16

Great American	4/1/2001	Monthly rentals of $159.48 including interest at 15% until 3/01/05. Secured by broadcast equipment.	159.48	1,901.16

Santa Barbara Bank & Trust P.O. Box 1199 Santa Barbara, CA 93102-1199	002-0007195-001 5/1/2001	Monthly payments of $1,169 including interest at a5% until 4/1/06. Secured by broadcast equipment.	1,169.00	24,003.17

Arkansas Twisters, Inc.
Professional Leasing Services, Inc. 35235 Mound Road Sterling Heights, MI 48310-4719	BXU938 3/1/2000	Monthly rentals of $3,877.77 including interest at 13.5% until 3/01/05. Secured by astroturf.	3,877.77	33,669.32

Schedule 7.02
PERMITTED LIENS
Liens reflected in lien searches obtained by Agent and those items shown on the title commitment for the Marion County, Illinois property or as noted on Schedule 7.01.

Schedule 7.03
PERMITTED DISPOSITIONS
Contracted sale of the assets of Montana Broadcasting Group, Inc. to MMB6, LLC , Wyoming Channel 2, Inc. to K-TWO TV of Wyoming, Inc., Shawnee Broadcasting, Inc. to Oklahoma Land Company, LLC. and EBC St. Louis, Inc. to Daystar Television Network, Inc.
Sale of the assets of Marquette Broadcasting, Inc., Montgomery 22, Inc., Newmont Broadcasting Corporation, and EBC Panama City, Inc.
For Pre-approved Stations Sales, the following Net Cash Proceeds to be not less than:

Shawnee, OK (KQOK)	$10,000,000

Burlington, VT (W	$2,500,000

St. Louis, MO (WPXS)	$10,000,000 (less $5,000,000 already received)

Montana Stations (KMMF, et al)	$3,000,000 (less $1,300,000 already received)

Marquette, WI (WMQF)	$1,000,000

Tuskeegee, AL (WBMM)	$1,500,000

Marianna, FL (WBIF)	$1,000,000

Casper, WY (KTWO)	$1,200,000 (less $250,000 already received)

Schedule 7.09
TRANSACTIONS WITH AFFILIATES
Except for those otherwise disclosed in the Credit Agreement or the schedules thereto, none.

Schedule 7.10
PERMITTED AMENDMENTS TO ORGANIZATIONAL DOCUMENTS
As a result of a 2004 Univision-Sycamore Agreement, dated January 28, 2004, EBC agreed to place before its shareholders certain amendments to its articles of incorporation. These amendments clarified and modified the dividend payment, accrual and redemption terms of the Company’s Series A Preferred Stock. This agreement also modified and extended certain existing and future affiliation agreements between the Company and Univision Communications, Inc. The Company has placed these amendments on the ballot for its July 23, 2004 annual Shareholders Meeting. It is expected that these amendments will be approved.

Schedule 7.14
LOCAL MARKETING AGREEMENTS
Joint Sales Agreement, dated February 11, 2003, among Watch TV, Inc., La Grande Broadcasting, Inc., and King Broadcasting, Inc. (“KPOU”)
Joint Sales Agreement, dated August 19, 2002, by and between Roseburg Broadcasting, Inc. and Fisher Broadcasting – Oregon TV, LLC. (“KTVC”)
Time Brokerage Agreement, dated January 24, 1997, by and between Arkansas Media, LLC and assumed by Equity Broadcasting Corporation and Flinn Broadcasting Corporation. (“KDRE”)
Local Marketing Agreement, dated August 1, 2002 by and between Arkansas Media, LLC and Equity Broadcasting Corporation in the operation of KLRA, Little Rock, AR.
Time Brokerage Agreement, dated March 1, 2004 by and between Wyoming Channel 2, Inc. and K-TWO TV of Wyoming, Inc. in the operation of KTWO, Casper, WY.
Agreement for the Sale of Commercial Time agreement, dated August 15, 2003 by and between Montana Broadcasting Group, Inc. and Montana License Sub, Inc. and MMBG, LLC, in the operation of KMMF, KMMF-LP, KBTZ, KBTZ-LP and KLMN, all Montana stations.

Schedule 12
ASSIGNMENT AND ACCEPTANCE
     THIS ASSIGNMENT AND ACCEPTANCE (this “Agreement”) is made this                      day of                     ,                      by and between (“Assignor”), and                      (“Assignee”).
     1. Recitals. (a) Assignor is a party to the Second Amended and Restated Credit Agreement dated as of June 29, 2004 (which, as the same has been and may from time to time be amended, modified, renewed, extended or restated, is hereinafter called the “Credit Agreement”) among Equity Broadcasting Corporation, an Arkansas corporation, and certain of its affiliates (collectively, “Borrowers”, and each individually, a “Borrower”), certain Persons named therein as “Lenders” (each, a “Lender” and collectively, the “Lenders”) and Silver Point Finance, LLC, as Administrative Agent and Documentation Agent for the Lenders (the “Agent”).
     (b) Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
     (c) Immediately prior to the assignment and assumption provided herein, Assignor’s Commitments and its outstanding Loans are as specified in Schedule A attached hereto. Assignor desires to assign and delegate to Assignee, and Assignee desires to acquire and assume from Assignor, a portion (the “Purchased Percentage”) of Assignor’s Commitments and outstanding Loans and all related claims for interest and fees after the Effective Date (as defined below).
     2. Assignment. For and in consideration of the assumption of obligations by Assignee set forth in Section 3 hereof and the other consideration set forth herein, and effective as of                     , 20                     which date is at least five (5) Business Days following the execution hereof (the “Effective Date”), Assignor does hereby sell, assign, transfer and convey all of its right, title and interest in and to, and does hereby delegate its obligations in respect of, the Purchased Percentage of (a) the Commitments of Assignor (as in effect on the Effective Date), (b) all Loans made by Assignor and outstanding on the Effective Date; and (c) the Credit Agreement and the other Loan Documents. Pursuant to Article XIII of the Credit Agreement, on and after the Effective Date, Assignee shall have the rights, benefits and obligations of a Lender under the Loan Documents with respect to the Purchased Percentage. After giving effect to the assignment and delegation provided herein, the respective Commitments and outstanding Loans of the parties hereto shall be as set forth on Schedule A hereto, which Schedule also contains certain additional information with respect to Assignee.
     3. Assumption. For and in consideration of the assignment of rights by Assignor set forth in Section 2 hereof and the other consideration set forth herein, and effective as of the Effective Date, Assignee does hereby accept the foregoing assignment of rights and delegation of obligations, and does hereby assume and covenant and agree fully, completely and timely to perform, comply with and discharge, each and all of the obligations, duties and liabilities of Assignor under the Credit Agreement, which are assigned and delegated to Assignee hereunder, which assumption includes, without limitation, the obligation to fund the unfunded portion of the Purchased Percentage of the Assignor’s Commitment in accordance with the provisions set forth in the Credit Agreement. Assignee agrees to be bound by all provisions relating to the Lenders under, and as defined in, the Credit Agreement, including, without limitation, provisions relating to the dissemination of information and the payment of indemnification. From and after the Effective Date, Assignor is released from Assignor’s obligations with respect to the Purchased Percentage.
     4. Fees; Etc. Assignor and Assignee have made arrangements with respect to (a) the portion, if any, to be paid, and the date or dates for payment, by Assignor to Assignee of any fees heretofore received by Assignor pursuant to the Credit Agreement prior to the Effective Date and (b) the portion, if any, to be paid, and the date or dates for payment, by Assignee to Assignor of fees or interest received by Assignee pursuant to the Credit Agreement from and after the Effective Date.
     5. Payment Obligations. On and after the Effective Date, Assignee shall be entitled to receive from Agent all payments of principal, interest and fees with respect to the Purchased Percentage (if any) of Assignor’s respective Commitment and Loans. Assignee shall advance funds directly to the Agent with respect to all Loans made on or after the Effective Date. In consideration for the sale and assignment of Loans hereunder, (a) on the date of execution hereof, Assignee shall pay to the Agent the registration and processing fee referred to in paragraph (b)(iv) of Article XIII of the Credit Agreement, and (b) on the Effective Date, Assignee shall pay Assignor an amount equal to the Purchased Percentage (if any) of all Loans made by Assignor outstanding on the Effective Date or such other purchase price for the Purchased Percentage of the applicable Loans agreed to by Assignor and Assignee. On and after the Effective Date, Assignee will also remit to Assignor any amounts of interest on Loans and fees received from Agent which relate to the Purchased Percentage of the applicable Loans made by Assignor accrued for periods prior to the Effective Date. In the event that either party hereto receives any payment to which the other party hereto is entitled under this Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.
     6. Representations and Certain Agreements.
     (a) Assignee’s Representations, Warranties and Agreements. Assignee represents, warrants and agrees to and with Assignor as follows:
     (i) Assignee has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;
     (ii) the making and performance by Assignee of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it;
     (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of the Assignee, enforceable against it in accordance with its terms;

     (iv) all approvals and authorizations of, all filings with and all actions by any governmental or other administrative or judicial authority necessary for the validity or enforceability of Assignee’s obligations under this Agreement have been obtained;
     (v) Assignee has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the most recent financial statements and Compliance Report delivered pursuant to Sections 6.05(a), (b), (c), (d) and (e) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement;
     (vi) Assignee appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and
     (vii) Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender, including, without limitation, obligations to make Loans to the full amount of the portion of the Commitment acquired by Assignee.
     (b) Assignor’s Representations and Warranties. Assignor represents and warrants to Assignee as follows:
     (i) Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;
     (ii) the making and performance by Assignor of this Agreement and all documents required to be executed and delivered by it hereunder do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to it;
     (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligations of Assignor, enforceable against it in accordance with its terms;
     (iv) all approvals and authorizations of, all filings with and all actions by any governmental or other administrative or judicial authority necessary for the validity or enforceability of Assignor’s obligations under this Agreement have been obtained;
     (v) the amount of Assignor’s Commitment and the aggregate outstanding principal amount of the Loans held by the Assignor are, on and as of the date of this Agreement (immediately prior to giving effect to the sale, assignment and transfer contemplated by Section 2), correctly set forth in Schedule A hereto; and
     (vi) immediately prior to giving effect to the sale, assignment and transfer contemplated by Section 2, the Assignor has good title to, and is the sole legal and beneficial owner of, the Purchased Percentage, free and clear of all liens, security interests, participations and other encumbrances.
     7. Credit Determination; Limitations on Assignor’s Liability. It is understood and agreed that Assignee has independently made its own credit determinations and analysis based upon such information as Assignee deems sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor and that it will, independently and without reliance upon Assignor, any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement. It is understood and agreed that the assignment and assumption hereunder are made WITHOUT RECOURSE to Assignor and that Assignor makes no representation or warranty of any kind to Assignee (except as set forth in Section 5(b) above) and shall not be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency, value or collectibility of the Credit Agreement or any other Loan Document, including without limitation, documents granting the Assignor and other Lenders a security interest in assets of the Borrowers or any of their Subsidiaries, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of the Borrowers or any of their Subsidiaries, (d) the performance or compliance with any of the terms or provisions of any of the Loan Documents, (e) inspecting any of the property, books or records of the Borrowers or (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents, except for its or their own gross negligence or willful misconduct.
     8. Indemnity. Assignee agrees to indemnify and to hold harmless Assignor from and against any and all losses, costs, damages, expenses (including, without limitation, reasonable attorneys’ fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee’s performance or nonperformance of obligations assumed under this Agreement.
     9. Subsequent Assignments. After the Effective Date, Assignee shall have the right to assign the rights which are assigned to Assignee hereunder to any entity or person, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (b) Assignee is not thereby released from any of its obligations to Assignor hereunder.
     10. Governing Law. This Agreement shall be governed by the internal law, and not the law of conflicts, of the State of California.
     11. Notices. Notices shall be given under this Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the addresses set forth under the parties’ respective name(s) on the signature pages hereto.

     12. Further Assurances. Assignor and Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request in connection with the transaction contemplated by this Agreement.
     13. Expenses. Each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.
     14. Amendment, Modification or Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by Assignor and Assignee.
     15. Jurisdiction; Venue. Each of the parties hereto hereby submits to the exclusive jurisdiction of the State and Federal Courts located in Los Angeles County, California for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, any objective which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.
     16. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
     17. Counterparts. This Agreement may be executed in counterparts, each of which shall be identical and all of which, taken together, shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

[ ]

By:
Name:
Title:

Address:

Telephone:
Telecopy:

[ ]

By:
Name:
Title:

Address:

Telephone:
Telecopy:
ACCEPTED:
SILVER POINT FINANCE, LLC, as Administrative Agent and Documentation Agent
By:
                         , Vice President

SCHEDULE A
TO ASSIGNMENT AND
ACCEPTANCE AGREEMENT
LIST OF LENDING OFFICES, ADDRESSES
FOR NOTICES AND COMMITMENT AND LOAN AMOUNTS
ASSIGNOR:
[Insert Name of Assignor]

Revolving
	Credit		Revolving		Term Loan
	Commitment		Credit Loans		Commitment		Term Loans
Amount	$		$		$		$

Percentage		%		%		%		%
Following assignment of the Purchased Percentage, Assignor’s portions of the Commitments and outstanding Loans will be as follows:

Revolving
	Credit		Revolving		Term Loan
	Commitment		Credit Loans		Commitment		Term Loans
Revised Amount	$		$		$		$

Revised Percentage		%		%		%		%
ASSIGNEE:
[Insert Name of Assignee]

	Revolving Credit		Revolving		Term Loan
	Commitment		Credit Loans		Commitment		Term Loans
Amount	$		$		$		$

Percentage		%		%		%		%

Following assignment of the Purchased Percentage, Assignee’s respective portions of the respective Commitments and outstanding Loans will be as follows:

Revolving
	Credit		Revolving		Term Loan
	Commitment		Credit Loans		Commitment		Term Loans
Revised Amount	$		$		$		$

Revised Percentage		%		%		%		%
Address for Notices:

Attention:

Telephone:

Telecopy:

Confirmation:

Domestic Lending Office:

Exhibit A
AMENDED AND RESTATED SECURED REVOLVING CREDIT NOTE

Santa Monica, California
$__,000,000.00	Dated as of , 2004
     FOR VALUE RECEIVED, the undersigned (collectively, the “Borrowers” and individually, a “Borrower”), hereby jointly and severally promise to pay to [ ], a                      (the “Payee”), or to its order, at its principal office at                     , the principal sum of [ ] MILLION DOLLARS ($___,000,000.00) or the aggregate unpaid principal amount of all advances made by the Payee to the Borrowers pursuant to Section 2.01(a) of that certain Second Amended and Restated Credit Agreement dated as of June 29, 2004, as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time hereafter (the “Credit Agreement”), by and among the Borrowers, the Payee, the other Lenders referred to therein, Silver Point Finance, LLC, as Administrative Agent and Documentation Agent for the Lenders, and Wells Fargo Foothill, Inc., as Collateral Agent for the Lenders (with its successors and assigns in such capacity, the “Collateral Agent”), whichever amount is less, together with interest in arrears on any and all principal amounts outstanding and remaining unpaid hereunder from time to time from the date hereof until payment in full, payable on the dates and at the interest rate or rates specified in the Credit Agreement. Capitalized terms used in this Note without definition have the meanings assigned to them in the Credit Agreement.
     The aggregate principal amount outstanding hereunder shall be payable as provided in Section 2.04 of the Credit Agreement. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement.
     All principal and interest hereunder are payable in lawful money of the United States of America to the Payee c/o the Collateral Agent at its address specified in the Credit Agreement in immediately available funds as provided in the Credit Agreement on the dates on which such payments shall become due. Payments of principal and interest hereunder which are not made by such dates may be made by debiting the deposit account(s), if any, in the names of the respective Borrower with the Collateral Agent. Each Borrower hereby irrevocably authorizes the Collateral Agent to so debit such deposit account(s).
     Subject to the terms and conditions of the Credit Agreement and all other instruments or agreements evidencing or securing the indebtedness hereunder, the Borrowers, for themselves and their respective legal representatives, to the extent they may lawfully do so, hereby expressly waive presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws, and consent that the Collateral Agent or the Lenders may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby to the extent provided in the Credit Agreement without in any way affecting the liability of the Borrowers.

     This Note is one of the “Revolving Credit Notes” referred to in, and is entitled to the benefits of, the Credit Agreement (including Schedules thereto) and all other instruments and agreements evidencing and/or securing the indebtedness hereunder, which Credit Agreement and other instruments and agreements are hereby made part of this Note and are deemed incorporated herein in full. The occurrence or existence of an Event of Default shall constitute a default under this Note and shall entitle the Payee to accelerate the entire indebtedness hereunder and to take such other action as may be provided for in the Credit Agreement or any other instrument or agreement evidencing and/or securing this Note, all in accordance with the terms of the Credit Agreement.
     All agreements between or among the Borrowers, the Collateral Agent and any Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Payee or any other Lender is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Credit Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if, from any circumstances, the Payee or any other Lender should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between or among the Borrowers, the Collateral Agent, and each Lender.
     This Note and all transactions hereunder and/or evidenced herein shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in said State.
     If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Borrowers hereby jointly and severally agree to pay reasonable attorneys’ fees to the holder hereof together with reasonable costs and expenses of collection, including, without limitation, any such attorneys’ fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of any Borrower or any party (other than the Payee or any other Lender) to any instrument or agreement securing this Note.
     This Note amends, restates, modifies, and replaces, but does not extinguish the indebtedness evidenced by, that certain Amended and Restated Secured Revolving Credit Note dated as of August 15, 2003 executed by A&R Borrowers payable to the order of Payee, and all liens and pledges securing such indebtedness are hereby reaffirmed and continued.

     This Note shall become effective upon acceptance of this Note by the Collateral Agent on behalf of the Payee in Santa Monica, California. Borrowers hereby waive notice of acceptance hereof by Payee and Collateral Agent.
     IN WITNESS WHEREOF, each Borrower has caused this Amended and Restated Secured Revolving Credit Note to be executed under seal by its duly authorized representative as of the date first above written.

EQUITY BROADCASTING CORPORATION
EBC ST. LOUIS, INC.
RIVER CITY BROADCASTING, INC.
FORT SMITH 46, INC.
SHAWNEE BROADCASTING, INC.
LA GRANDE BROADCASTING, INC.
LOGAN 12, INC.
PRICE BROADCASTING, INC.
ARKANSAS 49, INC.
BORGER BROADCASTING, INC.
DENVER BROADCASTING, INC.
EBC BUFFALO, INC.
EBC DETROIT, INC.
EBC HARRISON, INC.
EBC MINNEAPOLIS, INC.
EBC PANAMA CITY, INC.
EBC POCATELLO, INC.
EBC SCOTTSBLUFF, INC.
HISPANIC NEWS NETWORK, INC.
MARQUETTE BROADCASTING, INC.
MONTGOMERY 22, INC.
NEVADA CHANNEL 3, INC.
NEWMONT BROADCASTING CORPORATION
PULLMAN BROADCASTING INC.
REP PLUS, INC.
ROSEBURG BROADCASTING, INC.
TV 34, INC.
VERNAL BROADCASTING, INC.
WOODWARD BROADCASTING, INC.
WYOMING CHANNEL 2, INC.

By:
	Name:	James H. Hearnsberger
	Title:	Vice President of each

[Revolving Credit Note]

STATE OF ARKANSAS
COUNTY OF PULASKI
     On                     , 2004, before me,                     , a Notary Public, personally appeared James H. Hearnsberger, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.
     WITNESS my hand and official seal.

Notary Public

My Commission Expires:

[SEAL]

[Revolving Credit Note]

Exhibit B
SECURED PROMISSORY NOTE

Santa Monica, California
$__,000,000.00	Dated as of , 2004
     FOR VALUE RECEIVED, the undersigned (collectively, the “Borrowers” and individually, a “Borrower”), hereby jointly and severally promise to pay to [ ], a                     , with an address at                      (the “Payee”), or to its order, the principal sum of [ ] MILLION DOLLARS ($___,000,000.00) or the aggregate unpaid principal amount of all advances made by the Payee to the Borrowers pursuant to Section 2.01(c) of that certain Second Amended and Restated Credit Agreement dated as of June 29, 2004, as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time hereafter (the “Credit Agreement”), by and among the Borrowers, the Payee, the other Lenders referred to therein and Silver Point Finance, LLC, as Administrative Agent and Documentation Agent for the Lenders, and Wells Fargo Foothill, Inc., as Collateral Agent for the Lenders (with its successors and assigns in such capacity, the “Collateral Agent”), whichever amount is less, together with interest in arrears on any and all principal amounts outstanding and remaining unpaid hereunder from time to time from the date hereof until payment in full, payable on the dates and at the interest rate or rates specified in the Credit Agreement. Capitalized terms used in this Note without definition have the meanings assigned to them in the Credit Agreement.
     The aggregate principal amount outstanding hereunder shall be payable as provided in Section 2.04 of the Credit Agreement. This Note may be prepaid only in accordance with the terms and provisions of the Credit Agreement.
     All principal and interest hereunder are payable in lawful money of the United States of America to the Payee c/o the Collateral Agent at its address specified in the Credit Agreement in immediately available funds as provided in the Credit Agreement on the dates on which such payments shall become due. Payments of principal and interest hereunder which are not made by such dates may be made by debiting the deposit account(s), if any, in the names of the respective Borrower with the Collateral Agent. Each Borrower hereby irrevocably authorizes the Collateral Agent to so debit such deposit account(s).
     Subject to the terms and conditions of the Credit Agreement and all other instruments or agreements evidencing or securing the indebtedness hereunder, the Borrowers, for themselves and their respective legal representatives, to the extent they may lawfully do so, hereby expressly waive presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws, and consent that the Collateral Agent or the Lenders may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby to the extent provided in the Credit Agreement without in any way affecting the liability of the Borrowers.

     This Note is one of the “Term Notes” referred to in, and is entitled to the benefits of, the Credit Agreement (including Schedules thereto) and all other instruments and agreements evidencing and/or securing the indebtedness hereunder, which Credit Agreement and other instruments and agreements are hereby made part of this Note and are deemed incorporated herein in full. The occurrence or existence of an Event of Default shall constitute a default under this Note and shall entitle the Payee to accelerate the entire indebtedness hereunder and to take such other action as may be provided for in the Credit Agreement or any other instrument or agreement evidencing and/or securing this Note, all in accordance with the terms of the Credit Agreement.
     All agreements between or among the Borrowers, the Collateral Agent and any Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Payee or any other Lender is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Credit Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if, from any circumstances, the Payee or any other Lender should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term “applicable law” shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between or among the Borrowers, the Collateral Agent, and each Lender.
     This Note and all transactions hereunder and/or evidenced herein shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in said State.
     If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Borrowers hereby jointly and severally agree to pay reasonable attorneys’ fees to the holder hereof together with reasonable costs and expenses of collection, including, without limitation, any such attorneys’ fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of any Borrower or any party (other than the Payee or any other Lender) to any instrument or agreement securing this Note.
     This Note shall become effective upon acceptance of this Note by the Collateral Agent on behalf of the Payee in Santa Monica, California. Borrowers hereby waive notice of acceptance hereof by Payee and Collateral Agent.

     IN WITNESS WHEREOF, each Borrower has caused this Secured Promissory Note to be executed under seal by its duly authorized representative as of the date first above written.

EQUITY BROADCASTING CORPORATION
EBC ST. LOUIS, INC.
RIVER CITY BROADCASTING, INC.
FORT SMITH 46, INC.
SHAWNEE BROADCASTING, INC.
LA GRANDE BROADCASTING, INC.
LOGAN 12, INC.
PRICE BROADCASTING, INC.
ARKANSAS 49, INC.
BORGER BROADCASTING, INC.
DENVER BROADCASTING, INC.
EBC BUFFALO, INC.
EBC DETROIT, INC.
EBC HARRISON, INC.
EBC MINNEAPOLIS, INC.
EBC PANAMA CITY, INC.
EBC POCATELLO, INC.
EBC SCOTTSBLUFF, INC.
HISPANIC NEWS NETWORK, INC.
MARQUETTE BROADCASTING, INC.
MONTGOMERY 22, INC.
NEVADA CHANNEL 3, INC.
NEWMONT BROADCASTING CORPORATION
PULLMAN BROADCASTING, INC.
REP PLUS, INC. ROSEBURG BROADCASTING, INC.
TV 34, INC.
VERNAL BROADCASTING, INC.
WOODWARD BROADCASTING, INC.
WYOMING CHANNEL 2, INC.

By:

Name: James H. Hearnsberger
Title: Vice President of each
[Term Note]

STATE OF ARKANSAS
COUNTY OF PULASKI
     On                                         , 2004, before me,                                                              , a Notary Public, personally appeared James H. Hearnsberger, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the persons, or the entities upon behalf of which the person acted, executed the instrument.
     WITNESS my hand and official seal.

Notary Public

My Commission Expires:

[SEAL]
[Term Note]

Exhibit C
JOINDER AGREEMENT
     THIS JOINDER AGREEMENT (this “Agreement”) is dated as of                                         , 20                     among [Name of New Borrower], a [] (the “New Borrower”), and SILVER POINT FINANCE, LLC, as Administrative Agent and Documentation Agent (in such capacity, together with its successors and assigns in such capacity, the “Agent”) on behalf of the financial institutions which are or which become Lenders under, and as defined in, the Credit Agreement referred to below (collectively, the “Secured Parties”).
RECITALS
     A. EQUITY BROADCASTING CORPORATION, an Arkansas corporation, certain of its affiliates (collectively, the “Borrowers”), the Agent and certain of the Secured Parties are parties to a Second Amended and Restated Credit Agreement dated as of June 29, 2004 (as amended, restated, renewed, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein without definition have the meanings assigned to them in Credit Agreement.
     B. Certain of the Borrowers, the Agent and certain of the Secured Parties are parties to several Security and Pledge Agreements dated as November 27, 2002, August 15, 2003 or June 29, 2004 (as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time, the “Security Agreements”) pursuant to which the Borrowers granted to the Secured Parties and the Agent the liens and security interests contemplated thereby.
     C. The Borrowers, the Agent and the Secured Parties are also parties to an Amended and Restated Affiliate Subordination Agreement dated as of June 29, 2004 (as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time, the “Subordination Agreement”) providing that all Subordinated Indebtedness (as defined in the Subordination Agreement) shall at all times be, subordinate and junior to all Senior Indebtedness (as defined in the Subordination Agreement) to the extent and in the manner set forth therein.
     D. It is a condition to the Secured Parties’ willingness to continue to provide to the Borrowers the financing contemplated by the Credit Agreement to the Borrowers that the New Borrower shall agree to (i) become a party to, and a Borrower under, the Credit Agreement for all purposes, (ii) grant to the Secured Parties and the Agent the liens and security interests contemplated thereby by executing a Security Agreement; and (iii) become a party to the Subordination Agreement.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties hereto, the parties agree as follows:
     1. Joinder. The New Borrower hereby, jointly and severally with the other Borrowers, assumes payment and performance of all Obligations and agrees to be bound by all of the liabilities and obligations which bind the Borrowers under the Credit Agreement and other Loan Documents whether now existing or hereafter arising and whether or not currently contemplated, and agrees fully, completely and timely to perform, comply with and discharge each and all of the covenants, promises, obligations, duties and liabilities of the Borrowers under the Credit Agreement. Therefore, the New Borrower hereby joins in the execution of and agrees be bound by, and is hereby deemed a “Borrower” under and party to, (i) the Credit Agreement and all “Notes” as defined in the Credit Agreement, as one of the “Borrowers” thereunder for all purposes thereof, and in furtherance of and not in limitation of the foregoing, hereby jointly and severally with the other “Borrowers” thereunder unconditionally and irrevocably assumes the due and punctual payment and performance by the Borrowers of all of their indebtedness, liabilities and obligations to the Secured Parties and the Agent under the Credit Agreement and such Notes as if it was an original signatory thereof; and (ii) the Subordination Agreement as one of the “Borrowers” and “Subordinated Lenders” thereunder for all purposes thereof and in accordance with the terms and conditions set forth therein.
     2. Grant of Security Interest. In order to secure the performance of the Obligations, the New Borrower hereby agrees to execute and deliver to Agent for the Lender’s benefit a Security Agreement and all other Security Documents required by the Credit Agreement.
     3. Representations and warranties of the New Borrower. The New Borrower hereby represents and warrants to and with the Agent and the Lenders as follows:
     (a) New Borrower has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement.
     (b) The making and performance by the New Borrower of this Agreement and all agreements contemplated hereby do not and will not violate any law or regulation of the jurisdiction of its organization or any other law or regulation applicable to the New Borrower.
     (c) This Agreement and all agreements contemplated hereby have been duly executed and delivered by the New Borrower and constitute the legal, valid and binding obligations of the New Borrower, enforceable against it in accordance with its terms.
     (d) All approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of the obligations of the New Borrower under this Agreement and all agreements contemplated hereby have been obtained.
     4. Notices. Notices shall be given to the New Borrower at Equity Broadcasting Corporation’s address, as set forth in the Credit Agreement.
     5. No Further Amendments. Except for the amendments set forth herein or otherwise set forth in any agreement signed by the Lenders and dated the date hereof, the Credit Agreement and the Loan Documents shall remain unchanged and in full force and effect.
     6. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and performed in said state. It is intended that this Agreement shall take effect as a sealed instrument.

     (b) This Agreement may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, each of which shall be an original and all of which shall together constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as an in hand delivery of an original executed counterpart hereof.
*The Next Page is the Signature Page*

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as a sealed instrument by their duly authorized representatives, all as of the day and year first above written.

NEW BORROWER:

[ ]

By:

Name:
Title:

THE AGENT:

SILVER POINT FINANCE, LLC, as Administrative Agent and Documentation
Agent

By:

Name:
Title:
The undersigned Borrowers hereby consent to and accept the foregoing Joinder Agreement.

EQUITY BROADCASTING CORPORATION
EBC ST. LOUIS, INC.
RIVER CITY BROADCASTING, INC.
FORT SMITH 46, INC.
SHAWNEE BROADCASTING, INC.
LA GRANDE BROADCASTING, INC.
LOGAN 12, INC.
PRICE BROADCASTING, INC.
ARKANSAS 49, INC.
BORGER BROADCASTING, INC.
DENVER BROADCASTING, INC.
EBC BUFFALO, INC.
EBC DETROIT, INC.
EBC HARRISON, INC.
EBC MINNEAPOLIS, INC.
EBC PANAMA CITY, INC.
EBC POCATELLO, INC.
EBC SCOTTSBLUFF, INC.
HISPANIC NEWS NETWORK, INC.
MARQUETTE BROADCASTING, INC.
MONTGOMERY 22, INC.
NEVADA CHANNEL 3, INC.
NEWMONT BROADCASTING CORPORATION
PULLMAN BROADCASTING INC.

REP PLUS, INC.
ROSEBURG BROADCASTING, INC.
TV 34, INC.
VERNAL BROADCASTING, INC.
WOODWARD BROADCASTING, INC.
WYOMING CHANNEL 2, INC.

By:

Name: James H. Hearnsberger
Title: Vice President of each